                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


                               (Amendment No. 1)



      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                           MIKASA, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):


/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/X/        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 2000


                                  MIKASA, INC.
                                ONE MIKASA DRIVE
                           SECAUCUS, NEW JERSEY 07096

                            ------------------------

TO OUR STOCKHOLDERS:

    You are cordially invited to attend a special meeting of stockholders of
Mikasa, Inc. to be held at   -  :00 a.m., local time, on   -  , 2000 at   -
located at   -  .

    At the special meeting, you will be asked to consider and vote upon the approval and adoption of an Agreement and Plan of Merger, dated September 10, 2000, providing for the merger of Mountain Acquisition Corp. into Mikasa. Mountain Acquisition Corp., a newly formed Delaware corporation, is wholly owned by J.G. Durand Industries, S.A., a French SOCIETE ANONYME.

    In the merger, each issued share of Mikasa common stock outstanding immediately prior to the effective time of the merger will be canceled and converted automatically into the right to receive $16.50 in cash, without interest or any other payment thereon, except that shares held in the treasury of Mikasa and shares of Mikasa common stock owned by any of Mikasa's subsidiaries will be canceled and shares held by stockholders who have perfected their dissenters' rights will be subject to appraisal in accordance with Delaware law. If the stockholders of Mikasa approve and adopt the Agreement and Plan of Merger, Mikasa will become a private company and will be approximately 84.7% owned by J.G. Durand Industries and, in the aggregate, 15.3% owned by three members of Mikasa's senior management and Mikasa's founder. These three members of management and Mikasa's founder are referred to in the proxy statement together as the "continuing stockholders."

    The accompanying proxy statement explains the proposed merger and provides specific information concerning the special meeting. Please read these materials, including the appendices, completely and carefully.

    A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF MIKASA HAS UNANIMOUSLY DETERMINED THAT THE PROPOSED MERGER AS CONTEMPLATED BY THE MERGER AGREEMENT IS FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF MIKASA (OTHER THAN THE CONTINUING STOCKHOLDERS) AND HAS RECOMMENDED THAT THE BOARD OF DIRECTORS OF MIKASA APPROVE AND DECLARE ADVISABLE THE MERGER AGREEMENT, SUBMIT THE MERGER AGREEMENT TO MIKASA'S STOCKHOLDERS AND RECOMMEND THAT MIKASA'S STOCKHOLDERS ADOPT THE MERGER AGREEMENT. THE SPECIAL COMMITTEE CONSISTS SOLELY OF DIRECTORS WHO ARE NOT OFFICERS OR EMPLOYEES OF MIKASA, AND WHO WILL NOT RETAIN AN INTEREST IN MIKASA FOLLOWING THE MERGER. THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER ARE ADVISABLE, AND ARE FAIR TO, AND IN THE BEST INTERESTS OF, MIKASA STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AND THE ADOPTION OF THE MERGER AGREEMENT.


    In reaching its decision, the special committee considered, among other things, a written opinion dated September 10, 2000, from CIBC World Markets Corp., the special committee's financial advisor, to the effect that, as of September 10, 2000, based on and subject to the limitations, assumptions and qualifications stated in its opinion, the consideration to be received in the merger by the stockholders of Mikasa (other than the continuing stockholders, as to whom CIBC World Markets Corp. was not asked to express an opinion) was fair from a financial point of view to such stockholders.


    We cannot complete the merger unless holders of a majority of the outstanding shares of our common stock vote to approve and adopt the merger agreement and the transactions contemplated by the merger agreement. It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, we request that you complete, date, sign and return the enclosed proxy card promptly in the enclosed pre-addressed postage-paid envelope. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

    If the merger is consummated, you will receive instructions for surrendering your Mikasa common stock certificates in exchange for $16.50 in cash for each share and a letter of transmittal to be used for this purpose. You should not submit your stock certificates for exchange until you have received the instructions and the letter of transmittal.

                                          Sincerely,
                                          Alfred J. Blake
                                          CHAIRMAN

Secaucus, New Jersey
        -  , 2000


THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    THIS PROXY STATEMENT IS DATED   -  2000,
        AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT   -  2000.

                                  MIKASA, INC.



                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON   -  , 2000

                            ------------------------

TO OUR STOCKHOLDERS:

    A special meeting of the stockholders of Mikasa, Inc. will be held at
  -  :00 a.m., local time, on   -  , 2000, at   -  located at   -  , for the
following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated September 10, 2000, by and between Mikasa, J.G. Durand Industries, S.A., a French SOCIETE ANONYME, Mountain Acquisition Corp., a newly-formed Delaware corporation and wholly owned subsidiary of J.G. Durand Industries, and certain stockholders of Mikasa, and the transactions contemplated by the merger agreement. Under the terms of the merger agreement, Mountain Acquisition Corp. will be merged into Mikasa, and Mikasa will be the surviving corporation following the merger. In the merger, each issued share of Mikasa common stock outstanding immediately prior to the effective time of the merger will be canceled and converted automatically into the right to receive $16.50 in cash, without interest or any other payment thereon, except that treasury shares and shares of Mikasa common stock owned by any of Mikasa's subsidiaries will be canceled and shares held by stockholders who have perfected their dissenters' rights will be subject to appraisal in accordance with Delaware law. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement.

    2. To transact such other business as may properly come before the special meeting or any adjournment(s) or postponement(s) thereof.

    Upon completion of the merger, J.G. Durand Industries will own approximately 84.7% of Mikasa and three members of Mikasa's senior management and Mikasa's founder, referred to in the proxy statement together as the "continuing stockholders," will own approximately 15.3% of Mikasa.

    The Board of Directors has fixed   -  , 2000 as the record date for the
special meeting. Only those stockholders who were holders of record of Mikasa
common stock at the close of business on   -  , 2000 will be entitled to notice
of, and to vote at, the special meeting and any adjournment(s) or postponements(s) thereof. A list of those stockholders will be available for review at Mikasa's principal executive office during normal business hours for a period of ten days before the special meeting.

    The approval and adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Mikasa common stock held by stockholders of record on the record date. The continuing stockholders owned an aggregate of [9,325,897] shares of Mikasa common stock as of the record date, constituting approximately [54.9]% of the outstanding shares of Mikasa common stock entitled to vote at the special meeting. Under a support agreement, dated as of September 10, 2000, among J.G. Durand Industries, Mountain Acquisition Corp. and the continuing stockholders, the continuing stockholders have agreed, among other things, to vote their shares in favor of the merger and for the adoption of the Agreement and Plan of Merger, except under certain conditions. A copy of the support agreement is attached as Appendix B to the accompanying proxy statement.

    ACTING UPON THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS, CONSISTING SOLELY OF DIRECTORS WHO ARE NOT OFFICERS OR EMPLOYEES OF MIKASA AND WHO WILL NOT RETAIN AN INTEREST IN MIKASA FOLLOWING THE MERGER, THE BOARD OF DIRECTORS OF MIKASA HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER ARE ADVISABLE, AND ARE FAIR TO, AND IN THE BEST INTERESTS OF, MIKASA STOCKHOLDERS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

    Stockholders of Mikasa who do not vote in favor of approval and adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for such an appraisal before we take the vote on the merger agreement and they comply with Delaware law as explained in the accompanying proxy statement.

    YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES OF MIKASA COMMON STOCK THAT YOU OWN, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE.

    FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

    Your proxy is revocable and will not affect your right to vote in person if you decide to attend the special meeting. Simply attending the special meeting, however, will not revoke your proxy. For an explanation of the procedures for revoking your proxy, see the section of the proxy statement captioned "THE SPECIAL MEETING--Solicitation; Revocation and Use of Proxies." Returning your proxy card without indicating how you want to vote will have the same effect as a vote FOR the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

    The merger is described in the accompanying proxy statement, which you are urged to read carefully. In addition, you may obtain information about Mikasa from documents that Mikasa has filed with the Securities and Exchange Commission, including the Schedule 13E-3 transaction statement filed in connection with the merger.

                                          By Order Of The Board Of Directors,

                                          Amy Tunis
                                          SECRETARY

Secaucus, New Jersey
  -  , 2000

                               TABLE OF CONTENTS


SUMMARY TERM SHEET..........................................      iii

QUESTIONS AND ANSWERS ABOUT THE MERGER......................        v

SUMMARY.....................................................        1

  The Companies.............................................        1
  The Merger................................................        1
  Our Recommendation to Stockholders; Fairness of the
    Merger..................................................        2
  Opinion of Financial Advisor to Special Committee.........        2
  Interests of Mikasa Directors and Executive Officers in
    the Merger..............................................        2
  Financing for the Merger..................................        3
  The Special Meeting; Support Agreement....................        3
  Appraisal Rights..........................................        4
  Effects of the Merger.....................................        4
  Conditions to the Merger..................................        4
  Termination of the Merger Agreement.......................        5
  What Happens if Mikasa Receives a Better Offer............        6
  Payment of Fees Upon Termination Events...................        6
  Amending or Waiving Terms of the Merger Agreement.........        7
  Federal Regulatory Matters................................        7
  Litigation Related to the Merger..........................        7
  Price Range of Common Stock...............................        8

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...        8

SELECTED CONSOLIDATED FINANCIAL DATA........................        9

SPECIAL FACTORS.............................................       11

  Background of the Merger..................................       11
  Recommendations of the Special Committee and Board of
    Directors;
    Fairness of the Merger..................................       16
  Unaudited Projected Income Statements.....................       21
  Opinion of Financial Advisor to the Special Committee.....       23
  Financial Advisor to Mikasa...............................       27
  Purpose and Structure of the Merger.......................       27
  Effects of the Merger.....................................       29
  Risk that the Merger will not be Completed................       30
  Interests of Mikasa Directors and Executive Officers in
    the Merger..............................................       31
  Financing for the Merger..................................       38
  Litigation................................................       38
  Accounting Treatment of the Merger........................       38
  Federal Regulatory Matters................................       38
  Material Federal Income Tax Consequences to
    Stockholders............................................       39
  Dissenters' Rights of Appraisal...........................       39

THE SPECIAL MEETING.........................................       43

  General...................................................       43
  Purpose...................................................       43
  Voting Rights; Support Agreement..........................       43
  Solicitation..............................................       44
  Revocation and Use of Proxies.............................       44

THE MERGER AGREEMENT........................................       46

  The Merger................................................       46
  Effective Time of the Merger..............................       46
  Structure; Merger Consideration...........................       46
  Treatment of Options......................................       47
  Payment for Shares........................................       47
  Transfer of Shares........................................       48
  Officers, Directors and Governing Documents...............       48
  Representations and Warranties............................       48
  Conduct of Business Pending the Merger....................       50
  No Solicitation...........................................       51
  Access to Information.....................................       52
  Regulatory and Other Consents and Approvals...............       52
  Mikasa Stockholder Approval...............................       52
  Conditions to the Merger..................................       52
  Indemnification and Insurance.............................       54
  Termination of the Merger Agreement.......................       54
  Amendment and Waiver......................................       55
  Termination Fee...........................................       56

FEES AND EXPENSES...........................................       57

PRICE RANGE OF COMMON STOCK.................................       57

DIVIDENDS...................................................       58

COMMON STOCK PURCHASE INFORMATION...........................       58

DIRECTORS AND EXECUTIVE OFFICERS OF MIKASA..................       59

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP.............       60

INFORMATION ABOUT J.G. DURAND INDUSTRIES AND MERGER SUB.....       61

  Members of the Supervisory Board of J.G. Durand
    Industries..............................................       61
  Members of the Directorate of J.G. Durand Industries......       61
  Directors and Executive Officers of Merger Sub............       62

OTHER MATTERS...............................................       62

FUTURE STOCKHOLDER PROPOSALS................................       62

WHERE YOU CAN FIND MORE INFORMATION.........................       63



Appendix A  Agreement and Plan of Merger................................      A-1
Appendix B  Support Agreement...........................................      B-1
Appendix C  Stockholders' Agreement.....................................      C-1
Appendix D  Section 262 of the Delaware General Corporation Law.........      D-1
Appendix E  Opinion of CIBC World Markets Corp..........................      E-1

Annex A     Form of Proxy

                                SUMMARY OF TERMS



    THIS SUMMARY TERM SHEET HIGHLIGHTS THE MATERIAL TERMS OF THE PROPOSED MERGER, BUT DOES NOT CONTAIN ALL OF THE INFORMATION THAT WILL BE IMPORTANT TO YOU. WE URGE YOU TO READ CAREFULLY THIS ENTIRE PROXY STATEMENT, INCLUDING THE APPENDICES AND THE OTHER DOCUMENTS WE REFER TO IN THIS PROXY STATEMENT. IN THIS PROXY STATEMENT, THE TERMS "MIKASA," "WE," "US" AND "OUR" REFER TO MIKASA, INC.



    - THE MERGER--You are being asked to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, by which Mountain Acquisition Corp. will be merged into Mikasa. See "THE MERGER AGREEMENT."



    - STOCKHOLDER VOTE--The merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Mikasa common stock. Together, three current executives of Mikasa and Mikasa's founder own approximately [54.9%] of the outstanding shares of Mikasa common stock and have agreed to vote those shares in favor of the merger agreement. See "SPECIAL FACTORS--Interests of Mikasa Directors and Executive Officers in the Merger."



    - PAYMENT--In the merger, each issued and outstanding share of Mikasa common stock owned by Mikasa's public stockholders will be converted into the right to receive $16.50 in cash, without interest or other payment thereon. See "THE MERGER AGREEMENT."



    - MERGER SUB--Mountain Acquisition Corp., which we refer to as "Merger Sub," is a newly formed Delaware corporation that is wholly owned by J.G. Durand Industries, S.A., a French SOCIETE ANONYME. See "INFORMATION ABOUT J.G. DURAND AND MERGER SUB."



    - RECOMMENDATION OF THE BOARD OF DIRECTORS--The Board of Directors unanimously recommends that you vote FOR the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. See "SPECIAL FACTORS--Recommendations of the Special Committee and Board of Directors; Fairness of the Merger."



    - RECOMMENDATION OF THE SPECIAL COMMITTEE--The Board of Directors made its recommendation after a special committee of directors determined that the merger is fair to, and in the best interests of, the stockholders of Mikasa (other than the continuing stockholders), and recommended that the Board of Directors approve the merger agreement and recommend that Mikasa's stockholders adopt the merger agreement. The special committee consisted of three directors who are not officers or employees of Mikasa and who will not retain an interest in Mikasa following the merger. See "SPECIAL FACTORS--Recommendations of the Special Committee and the Board of Directors; Fairness of the Merger."



    - OPINION OF FINANCIAL ADVISOR--The special committee received an opinion on September 10, 2000, from CIBC World Markets Corp., its financial advisor, that, as of that date, the $16.50 per share to be paid in the merger was fair from a financial point of view to the holders of Mikasa common stock (other than the continuing stockholders). See "SPECIAL FACTORS--Opinion of Financial Advisor to the Special Committee."


    - CONTINUING STOCKHOLDERS--Alfred J. Blake, Chairman of the Board of Directors of Mikasa, Raymond B. Dingman, Chief Executive Officer, President, Chief Operating Officer and a Director of Mikasa, Anthony F. Santarelli, Executive Vice President--Operations and a Director of Mikasa, and George T. Aratani, Mikasa's founder and Chairman Emeritus of the Board of Directors of Mikasa, have agreed to own stock of Mikasa after the merger. We refer to Messrs. Blake, Dingman and Santarelli as the "three executives" and to these four Mikasa stockholders, including the three executives, as the "continuing stockholders."


    - SHARES OWNED BY CONTINUING STOCKHOLDERS--As of the record date for the special meeting, the continuing stockholders owned, in the aggregate, [9,325,897] shares, or [54.9%], of the outstanding Mikasa common stock, as well as options to purchase an additional [985,000] shares of Mikasa common stock. In connection with the merger, a total of 2,672,800 shares of Mikasa common stock held by the continuing stockholders will be converted into shares of the common stock of the surviving corporation. The remaining shares of Mikasa common stock held by the continuing stockholders will be converted into the right to receive $16.50 in cash per share in the merger and all of the options then held by the continuing stockholders will be converted into the right to receive $16.50 per share, less the applicable exercise price and tax withholding for each option.



    - OTHER INTERESTS OF CONTINUING STOCKHOLDERS--The continuing stockholders have entered into employment agreements with Mikasa and a stockholders' agreement with respect to the common stock of Mikasa they will hold after the merger, each of which will take effect at the time of the merger. Under the stockholders' agreement, the continuing stockholders will have rights to require J.G. Durand Industries to purchase the shares of Mikasa common stock they will hold after the merger. As a result of all these factors, the continuing stockholders may have interests that are different from, or in addition to, your interests as a Mikasa stockholder generally. See "SPECIAL FACTORS--Interests of Mikasa Directors and Executive Officers in the Merger."



    - SUPPORT AGREEMENT--The continuing stockholders have entered into a support agreement under which they agreed to vote all their shares in favor of the merger agreement, except under certain circumstances. If the continuing stockholders vote as they agreed in the support agreement, the merger agreement and the transactions contemplated by the merger agreement will be approved and adopted regardless of how any other stockholder votes on these issues. See "SPECIAL FACTORS--Interests of Mikasa Directors and Executive Officers in the Merger."



    - SUPERIOR OFFER--Under certain circumstances, the Board of Directors may terminate the merger agreement (and pay a termination fee) if its fiduciary duties require it to do so in connection with an alternative transaction. See "THE MERGER AGREEMENT--No Solicitation" and
     "--Termination Fee."



    - TAX CONSEQUENCES--Generally, the consideration received in the merger will be taxable for U.S. federal income tax purposes. You will recognize taxable gain or loss in the amount of the difference between $16.50 and your adjusted tax basis for each share of Mikasa common stock that you own. See "SPECIAL FACTORS--Material Federal Income Tax Consequences to Stockholders."


    - CONDITIONS--The merger agreement and the transactions contemplated by the merger agreement are subject to Mikasa stockholder approval as well as certain other conditions. See "THE MERGER AGREEMENT--Conditions to the Merger."


    - ELIGIBILITY TO VOTE--Holders of Mikasa common stock at the close of
      business on   -  2000, the record date for the special meeting, may vote at the special meeting in person or by proxy. See "THE SPECIAL MEETING."



    - VOTING PROCEDURES--In order to cast a vote with respect to the merger, or change a proxy you have already sent to us, you must follow the procedures described in this proxy statement under "THE SPECIAL MEETING."



    - APPRAISAL RIGHTS--You may dissent from the merger and seek appraisal of the fair value of your shares, but only if you comply with all
      requirements of Delaware law summarized on pages   -  through   -  and
      attached as Appendix D to this proxy statement.



    - AFTER THE MERGER--Upon completion of the merger, J.G. Durand Industries and the continuing stockholders are expected to own approximately 84.7% and 15.3%, respectively, of Mikasa. You will not own any Mikasa common stock after completion of the merger. See "SPECIAL FACTORS--Interests of Mikasa Directors and Executive Officers in the Merger."

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

    THE FOLLOWING QUESTIONS AND ANSWERS BRIEFLY ADDRESS SOME COMMONLY ASKED QUESTIONS ABOUT THE MERGER. THEY MAY NOT INCLUDE ALL THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ CAREFULLY THIS ENTIRE PROXY STATEMENT, INCLUDING THE APPENDICES AND THE OTHER DOCUMENTS WE REFER TO IN THIS PROXY STATEMENT.

Q: WHAT AM I BEING ASKED TO VOTE UPON?


A: You are being asked to approve and adopt a merger agreement that provides for Merger Sub to be merged into Mikasa. Merger Sub, a newly formed Delaware corporation, is wholly owned by J.G. Durand Industries, S.A., a French SOCIETE ANONYME. If the merger is completed, Mikasa will no longer be a publicly-held corporation and you will no longer own shares of Mikasa common stock.


Q: WHAT WILL I RECEIVE FOR MY MIKASA COMMON STOCK IF THE MERGER IS COMPLETED?


A: Each of your shares of Mikasa common stock will be canceled and converted automatically into the right to receive $16.50 in cash, without interest or any other payment thereon, except that if you perfect your dissenters' rights your shares will be subject to appraisal in accordance with Delaware law.


Q: WHAT DOES THE BOARD OF DIRECTORS RECOMMEND REGARDING THE MERGER AGREEMENT?

A: After receiving the unanimous recommendation of a special committee of the Board of Directors, consisting solely of directors who are not officers or employees of Mikasa and who will retain no interest in Mikasa following the merger, the Board of Directors unanimously determined that the terms of the merger are advisable, and are fair to, and in the best interests of, Mikasa stockholders. The Board of Directors unanimously recommends that you vote FOR the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Q: WHY DID THE BOARD OF DIRECTORS FORM THE SPECIAL COMMITTEE?

A: The Board of Directors formed the special committee because of the interests of the three executives discussed below in the answer to the next question. The members of the special committee, Joseph S. Muto, Raymond E. Inouye and Norman R. Higo, are directors who are not officers or employees of Mikasa and who will not retain any interest in Mikasa following the merger. Messrs. Inouye and Muto hold options, granted to them in May 2000 pursuant to Mikasa's Non-Employee Director Stock Option Plan, each to purchase 2,500 shares of Mikasa common stock at $9.5625 per share, all of which will vest as a result of the merger.

Q: WHAT WILL HAPPEN TO PRESENT MEMBERS OF MANAGEMENT IN THE MERGER?

A: All current members of management, including the directors of Mikasa, will be entitled to the same consideration for each share of Mikasa common stock that they own at the time of the merger as other Mikasa stockholders. In addition, they will be entitled to receive cash payments in respect of options they hold to purchase Mikasa common stock in an amount equal to $16.50 per share, less the applicable exercise price and tax withholding for each option.


    From and after the effective time of the merger, the directors of Merger Sub will become the directors of Mikasa, and the current officers of Mikasa will remain the officers of Mikasa, in each case until their successors are elected or appointed and qualified.



Q: WHAT WILL HAPPEN TO THE SHARES AND OPTIONS HELD BY THE CONTINUING
    STOCKHOLDERS?



A: Immediately prior to the merger, Messrs. Blake, Dingman and Santarelli (who are currently executive officers and directors of Mikasa and whom we refer to as the "three executives") and Mr. Aratani (the founder of Mikasa and Chairman Emeritus of the Board of Directors and whom we refer to collectively with the three executives as the "continuing stockholders"), will convert an aggregate of 2,672,800 shares of Mikasa common stock held by them into shares of common stock in the surviving corporation after the merger. All of the other shares of Mikasa common stock held by the three executives and Mr. Aratani at the time of the merger (which, as of the record date, would total [6,653,097] shares) will be converted into the right to receive $16.50 per share, and all of the options held by them will be converted into the right to receive $16.50 per share, less the applicable exercise price and tax withholding for each option. Following the merger, the continuing stockholders will together own approximately 15.3% of Mikasa.



Q: ARE THERE ANY ADDITIONAL ARRANGEMENTS FOR THE CONTINUING SATOCKHOLDERS?



A: The three executives will continue to serve as officers of Mikasa and, together with Mr. Aratani, have entered into employment agreements with Mikasa and a stockholders' agreement, all of which will take effect at the time of the merger. Under the stockholders' agreement, the continuing stockholders will have rights to require J.G. Durand Industries to purchase, and J.G. Durand Industries will have rights to require the continuing stockholders to sell to it, the shares of Mikasa common stock owned by the continuing stockholders following the merger. In addition, the three executives will have the right to nominate certain members for election to the Board of Directors of the surviving corporation. The stockholders' agreement is attached as Appendix C to this proxy statement.



Q: ARE THERE CONDITIONS TO THE COMPLETION OF THE MERGER?



A: Yes. Before completion of the transactions contemplated by the merger agreement, Mikasa and Merger Sub must fulfill or waive several closing conditions, including approval of the merger and adoption of the merger agreement by the stockholders of Mikasa, the receipt of applicable governmental and regulatory approvals, the accuracy of representations and warranties made by the parties, the fulfillment by the parties of various contractual obligations, the absence of certain material adverse effects on Mikasa and other customary closing conditions. If these conditions are not satisfied or waived the merger will not be completed even if the stockholders of Mikasa vote to approve and adopt the merger agreement.


Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. We expect to complete the merger by the end of this year.

Q: WILL I OWE ANY U.S. FEDERAL INCOME TAX AS A RESULT OF THE MERGER?

A: The receipt of cash for shares of Mikasa common stock in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Generally, for U.S. federal income tax purposes you will recognize gain or loss for these purposes equal to the difference between $16.50 per share and your adjusted tax basis for the shares of Mikasa common stock that you owned immediately before the merger. For U.S. federal income tax purposes, this gain or loss generally would be a capital gain or loss if you held the shares of Mikasa common stock as a capital asset.

    TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX
    CONSEQUENCES OF THE MERGER TO YOU.

Q: WHEN AND WHERE IS THE SPECIAL MEETING?

A: The special meeting of Mikasa stockholders will be held at   -  :00 a.m.,
    local time, on   -  , 2000, at   -  located at   -  .

Q: WHO CAN VOTE ON THE MERGER AGREEMENT?

A: Holders of Mikasa common stock at the close of business on   -  2000, the
    record date relating to the special meeting, may vote in person or by proxy on the merger agreement at the special meeting.

Q: WHAT VOTE IS REQUIRED TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE
    TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT?

A: The merger agreement and the transactions contemplated by the merger agreement must be approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Mikasa common stock.


Q: HAVE ANY STOCKHOLDERS AGREED TO VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE
    TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT?



A: Yes. The continuing stockholders have entered into a support agreement with J.G. Durand Industries and Merger Sub under which they agreed to vote their shares of Mikasa common stock for the approval of the merger and adoption of the merger agreement and the transactions contemplated by the merger agreement, except under certain circumstances. On the record date for the special meeting, the continuing stockholders owned [9,325,897] shares of Mikasa common stock, representing approximately [54.9]% of the outstanding shares of Mikasa common stock. If the continuing stockholders vote as they have agreed to in the support agreement, the merger agreement and the transactions contemplated by the merger agreement will be approved and adopted regardless of how any other stockholder votes on these issues. A copy of the support agreement is attached as Appendix B to this proxy statement.


Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully reviewed this proxy statement, please mark your vote on the accompanying proxy card and sign and mail it in the enclosed return envelope as soon as possible. This will ensure that your shares will be represented at the special meeting. If you sign and send in the proxy card and do not indicate how you want to vote, your proxy will be voted FOR the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. If you do not vote by either sending in your proxy card or voting in person at the special meeting, it will have the same effect as a vote AGAINST the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
    SHARES FOR ME?

A: Your broker will vote your shares only if you provide written instructions as to how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted by your broker and the failure to vote will have the same effect as a vote AGAINST the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

Q: WHAT RIGHTS DO I HAVE TO DISSENT FROM THE MERGER?


A: If you wish, you may dissent from the merger and seek an appraisal of the fair value of your shares, but only if you comply with the requirements of Delaware law which are attached as Appendix D and which are summarized on
    pages   -  through   -  of this proxy statement. Based on the determination
    of the Delaware Court of Chancery, the appraised fair value of your shares of Mikasa common stock, which will be paid to you if you seek an appraisal, may be more than, less than or equal to the $16.50 per share to be paid in the merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before the vote is taken at the special meeting. If you are the record holder of your shares, you can do this in one of the following three ways:

    - You can send a written notice to Mikasa dated later than your proxy card stating that you would like to revoke your current proxy.

    - You can complete and submit a new proxy card dated later than your original proxy card.

    - You can attend the special meeting and vote in person.

    If you choose to submit a notice of revocation or a new proxy card you must send it to the Secretary of Mikasa at One Mikasa Drive, Secaucus, New Jersey, 07096. Mikasa must receive the notice or new proxy card before the vote is taken at the special meeting.

    If you hold your shares in "street name" and have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, we will promptly send you written instructions for sending in your stock certificates in exchange for the $16.50 per share cash payment for your shares.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: The information provided above in the summary term sheet and in the "question and answer" format is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read this entire proxy statement, including the attached appendices and the documents we refer to in this proxy statement.

    If you have more questions about the merger you should contact our proxy solicitor:

       Georgeson Shareholder Communications Inc.
       17 State Street
       New York, New York 10004
       (800) 223-2064

                                    SUMMARY

    THIS BRIEF SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WE URGE YOU TO READ CAREFULLY THIS ENTIRE PROXY STATEMENT, INCLUDING THE ATTACHED APPENDICES AND THE OTHER DOCUMENTS WE REFER TO IN THIS
PROXY STATEMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE   -  .

THE COMPANIES

Mikasa, Inc.
One Mikasa Drive
Secaucus, New Jersey 07096
(201) 867-9210

    Mikasa is a leading designer, developer and marketer of quality tabletop and decorative home products. Mikasa's products are manufactured in 23 countries, including the United States. Mikasa distributes its products in the United States and Canada through both retail accounts and direct to consumer channels. Internationally, Mikasa's products are sold through subsidiary companies or authorized distributors.

    Mikasa was originally organized as a California corporation in 1936 and was reincorporated in Delaware in March 1994. Mikasa's corporate headquarters are located at One Mikasa Drive, Secaucus, New Jersey 07096 and its phone number is
(201) 867-9210. See "WHERE YOU CAN FIND MORE INFORMATION."

J.G. Durand Industries, S.A. and Mountain Acquisition Corp.
38 rue Adrien Danvers
62510 Arques, France
011-33-3-21-93-00-00


    J.G. Durand Industries, S.A., which we sometimes refer to as J.G. Durand Industries, is a French SOCIETE ANONYME. The principal business of J.G. Durand Industries is the manufacture of crystalware. J.G. Durand Industries' corporate headquarters are located at 38 rue Adrien Danvers, Arques, France, 62510. See "INFORMATION ABOUT J.G. DURAND INDUSTRIES AND MERGER SUB."



    Mountain Acquisition Corp., which we sometimes refer to as Merger Sub, was formed solely for purposes of completing the merger. Merger Sub was incorporated in Delaware on September 7, 2000 and is wholly owned by J.G. Durand Industries. Merger Sub has not carried on any activities to date other than those activities incident to its formation and as contemplated by the merger agreement. See "INFORMATION ABOUT J.G. DURAND INDUSTRIES AND MERGER SUB."


THE MERGER

(See Pages   -  through   -  and Appendix A)

    In the merger, Mikasa will be merged with Merger Sub, and each issued share of Mikasa common stock outstanding immediately prior to the effective time of the merger will be canceled and converted automatically into the right to receive $16.50 in cash, without interest or any other payment thereon, except that treasury shares and shares of Mikasa common stock owned by any of Mikasa's subsidiaries will be canceled and shares held by stockholders who have perfected their dissenters' rights will be subject to appraisal in accordance with Delaware law.

    The merger agreement is described on pages   -  through   -  and is attached
as Appendix A to this proxy statement. We encourage you to read the entire merger agreement carefully, as it is the legal document that governs the merger.

OUR RECOMMENDATION TO STOCKHOLDERS; FAIRNESS OF THE MERGER

(See Pages   -  through   -  )

    A special committee of the Board of Directors has unanimously determined that the terms of the merger as contemplated by the merger agreement are fair to and in the best interests of the stockholders of Mikasa (other than the continuing stockholders) and has recommended that the Board of Directors of Mikasa approve and declare advisable the merger agreement, submit the merger agreement to Mikasa's stockholders and recommend that Mikasa's stockholders adopt the merger agreement. The special committee consists solely of directors who are not officers or employees of Mikasa and who will not retain an interest in Mikasa following the merger.

    The Board of Directors has unanimously determined that the terms of the merger are advisable, and are fair to, and in the best interests of, Mikasa stockholders. The Board of Directors unanimously recommends that you vote FOR the approval of the merger and the adoption of the merger agreement.


    The special committee's decision to recommend that the Board of Directors approve, and the Board of Directors' decision to approve, the merger agreement and the transactions contemplated by the merger agreement, were based upon a number of factors that are described in "SPECIAL FACTORS--Recommendations of the Special Committee and Board of Directors; Fairness of the Merger."


OPINION OF FINANCIAL ADVISOR TO SPECIAL COMMITTEE

(See Pages   -  through   -  and Appendix E)


    The special committee received an opinion on September 10, 2000, from CIBC World Markets Corp., which we refer to as CIBC World Markets, its financial advisor, as to the fairness, from a financial point of view, as of the date of the opinion, of the merger consideration of $16.50 per share to be paid to the holders of Mikasa common stock (other than the continuing stockholders, as to whom CIBC World Markets was not requested to express an opinion). CIBC World Markets' written opinion dated September 10, 2000 is attached to this proxy statement as Appendix E. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by CIBC World Markets in providing its opinion. CIBC World Markets' opinion is addressed to the special committee and does not constitute a recommendation to any stockholder with respect to any matter relating to the proposed merger. See "SPECIAL FACTORS--Opinion of Financial Advisor to the Special Committee."


INTERESTS OF MIKASA DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

(See pages   -  through   -  )

    When considering the recommendation of Mikasa's Board of Directors with respect to the merger, you should be aware that some of Mikasa's directors and executive officers have interests that are different from, or in addition to, your interests as a Mikasa stockholder.


    Immediately following the merger, the continuing stockholders are expected to own approximately 15.3% of Mikasa in the aggregate. In addition, it is expected that all officers of Mikasa will continue to serve in their current capacities following the merger. The three executives, along with Mr. Aratani, have entered into employment agreements with Mikasa and a stockholders' agreement which will take effect at the time of the merger.


    Under the terms of the merger agreement, all outstanding stock options of Mikasa granted to employees, consultants or directors of Mikasa (including Messrs. Muto and Inouye, who are members of the special committee) will vest and the holder will be entitled to receive an amount of cash equal to the excess of $16.50 per share over the option exercise price, subject to applicable tax withholding. Messrs. Inouye and Muto hold options each to purchase 2,500 shares of Mikasa common stock at $9.5625 per share, all of which will vest as a result of the merger.


    For more information on the interests of Mikasa executive officers and directors in the merger, which may be different from, or in addition to, your interests as a Mikasa stockholder, see "SPECIAL FACTORS--Interests of Mikasa Directors and Executive Officers in the Merger."



    The Board of Directors formed the special committee, which was given authority to evaluate, negotiate the terms of, and make recommendations to the Board of Directors with respect to any offer to acquire Mikasa by a third party acting in connection with certain directors and officers of Mikasa, and to retain its own financial advisor and legal counsel in connection therewith. For additional information regarding the special committee, see "SPECIAL FACTORS--Recommendations of the Special Committee and Board of Directors; Fairness of Merger."


FINANCING FOR THE MERGER

(See Page   -  )


    J.G. Durand Industries estimates that approximately $[245,000,000] will be required to complete the merger and pay the related fees and expenses. It expects this amount to be funded through cash on hand at the effective time of the merger.


THE SPECIAL MEETING; SUPPORT AGREEMENT

(See Pages   -  through   -  and Appendix B)

    At the special meeting to be held on   -  , 2000, you will be entitled to
one vote for each share of Mikasa common stock you hold of record as of   -  ,
2000.

    The merger agreement must be approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Mikasa common stock. On the record date, there were [16,998,095] shares of Mikasa common stock entitled to vote at the special meeting.

    Mikasa's directors and executive officers have indicated that they intend to vote all of their Mikasa common stock FOR the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.


    The continuing stockholders have entered into a support agreement with J.G. Durand Industries and Merger Sub, agreeing to vote their shares of Mikasa common stock in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, except under certain circumstances. On the record date for the special meeting, the continuing stockholders owned a total of [9,325,897] shares of Mikasa common stock, representing approximately [54.9]% of the total number of shares entitled to vote at the special meeting. In addition, the continuing stockholders, in the aggregate, own options to purchase [985,000] shares of Mikasa common stock, which options, and any shares received upon exercise thereof, also are subject to the support agreement. If the continuing stockholders vote as they have agreed to vote in the support agreement, the merger agreement and the transactions contemplated by the merger agreement will be approved and adopted regardless of how any other stockholder votes on these issues. The support agreement is attached as Appendix B to this proxy statement.


    We do not expect to ask you to vote on any matters other than the merger and the merger agreement at the special meeting. However, if any other matters are properly presented at the special meeting for consideration, the holder of the proxies will have discretion to vote on these matters in accordance with their best judgment. Proxies voting against a specific proposal may be used by the holder to vote for adjournment of the meeting for the purpose of giving the holder additional time to solicit votes in favor of that proposal.

APPRAISAL RIGHTS

(See Pages   -  through   -  and Appendix D)

    Mikasa is a corporation organized under Delaware law. Under Delaware law, if you do not vote in favor of the merger and you follow all of the procedures for
demanding appraisal rights described on pages   -  through   -  and in
Appendix D, you will receive a cash payment for the "fair value" of your shares of Mikasa common stock, as determined by the Delaware Court of Chancery, instead of the $16.50 cash payment to be received by the public stockholders in connection with the merger. The price determined by the Delaware Court of Chancery may be more than, the same as or less than the $16.50 in cash you would have received for each of your shares in the merger if you had not exercised your appraisal rights. Generally, in order to exercise appraisal rights, among other things:

    - You must NOT vote in favor of the merger agreement and the transactions contemplated by the merger agreement; and

    - You must make a written demand for appraisal in compliance with Delaware law BEFORE the vote on the merger agreement and the transactions contemplated by the merger agreement.

    Merely voting against the merger agreement will not preserve your appraisal rights under Delaware law. Appendix D to this proxy statement contains the Delaware statute relating to your appraisal rights. IF YOU WANT TO EXERCISE YOUR APPRAISAL RIGHTS, YOU ARE URGED TO READ AND CAREFULLY FOLLOW THE PROCEDURES ON
PAGES   -  THROUGH   -  AND IN APPENDIX D. FAILURE TO TAKE ALL OF THE STEPS
REQUIRED UNDER DELAWARE LAW MAY RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS.

EFFECTS OF THE MERGER

(See Pages   -  and   -  )


    Upon completion of the merger, J.G Durand Industries and the continuing stockholders are expected to own approximately 84.7% and 15.3%, respectively, of Mikasa. Upon completion of the merger, you will no longer be a stockholder of Mikasa, and Mikasa's current stockholders, other than the continuing stockholders, will not participate in any future earnings or losses and growth or decline of Mikasa. J.G. Durand Industries and the continuing stockholders will be the sole beneficiaries of any future earnings and growth of Mikasa.


    After the merger, Mikasa will be a closely-held corporation. As a result, there will be no public market for Mikasa common stock, and the common stock will cease to be quoted on the New York Stock Exchange. The registration of Mikasa common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," will be terminated.

CONDITIONS TO THE MERGER

(See Pages   -  and   -  )

    The merger will be completed only if a number of conditions set forth in the merger agreement are satisfied or waived, including, but not limited to, the following:

    - the merger agreement and the transactions contemplated by the merger agreement are approved by the Mikasa stockholders at the special meeting;

    - holders of no more than 7% of the shares of Mikasa common stock outstanding as of the effective time of the merger have exercised appraisal rights under Delaware law;

    - each of the parties to the merger agreement, including the continuing stockholders, has performed its obligations under the merger agreement in all material respects at or before the effective time of the merger;


    - we have obtained all necessary consents, permits and approvals;


    - no law, injunction or order prohibits the completion of the merger or restricts the conduct of Merger Sub or Mikasa, or the operation of the business of Mikasa after the merger;

    - the representations and warranties made by the parties in the merger agreement are true and correct in all material respects at the effective time of the merger; and

    - since the date of the merger agreement, there has not occurred an event which is continuing and constitutes a material adverse effect on Mikasa.

    The merger agreement defines a material adverse effect on Mikasa as any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of Mikasa and its subsidiaries, taken as a whole, or the ability of Mikasa to timely perform its obligations under the merger agreement, in each case other than effects due to general economic, market or political conditions, matters generally affecting the industries in which Mikasa operates, or the announcement or expectation of the merger agreement or the transactions it contemplates. In this proxy statement, references to "a material adverse effect on Mikasa" are intended to refer to this definition.

    If these conditions are not satisfied or waived, the merger will not be completed even if our stockholders vote to approve the merger and adopt the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

(See Pages   -  and   -  )

    Mikasa and Merger Sub may mutually agree to terminate the merger agreement at any time before the effective time of the merger. In addition, either party may terminate the merger agreement if:


    - the effective time of the merger has not occurred on or before March 31, 2001;


    - the other party materially breaches any of its representations, warranties, agreements or obligations under the merger agreement and does not cure its breach as set forth in the merger agreement;

    - any court or other governmental entity has restrained, prohibited or enjoined the merger in a final and nonappealable order, decree or decision; or

    - our stockholders fail to approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special meeting.

    In addition, Merger Sub may terminate the merger agreement if, among other things:

    - Mikasa's special committee or its Board of Directors withdraws, adversely modifies or refrains from giving its approval or recommendation of the merger agreement, the merger or any of the transactions contemplated by the merger agreement;

    - Mikasa's special committee or its Board of Directors recommends or approves an acquisition of Mikasa by a party other than Merger Sub or J.G. Durand Industries, as described in the bullet points under "THE MERGER AGREEMENT--No Solicitation"; or

    - any change, effect, event, occurrence, condition or development which constitutes a material adverse effect on Mikasa occurs and is not cured by Mikasa within 30 days after receiving notice from Merger Sub.

    Mikasa may also terminate the merger agreement before the completion of the merger under certain circumstances if, acting in good faith and after consultation with outside counsel, the special committee or the Board of Directors determines it is required to do so by its fiduciary obligations. See "THE MERGER AGREEMENT--No Solicitation," and "--Termination of the Merger Agreement."

WHAT HAPPENS IF MIKASA RECEIVES A BETTER OFFER

(See Pages   -  through   -  )

    The continuing stockholders and Mikasa have agreed that they will not, and that Mikasa will not authorize its officers, directors, employees or other representatives to, solicit or initiate any inquiries or discussions regarding any other merger or similar alternative transaction involving Mikasa, including the sale of stock or assets of Mikasa or its subsidiaries, or engage in any discussions with any person (other than with J.G. Durand Industries or Merger
Sub) with respect to any such "competing transaction."

    However, if the special committee or our Board of Directors receives an unsolicited proposal for or request to discuss any competing transaction, the special committee or our Board of Directors may supply to and receive non-public information from the person or entity making such proposal or request if, and to the extent that, the special committee or our Board of Directors determines, in its good faith judgment after consultation with outside legal counsel, that such action is required in order to comply with its fiduciary obligations. Supplying non-public information under these circumstances must be subject to a customary confidentiality agreement. After consultation with outside legal counsel, the special committee or the Board of Directors also may conduct discussions and negotiations or take any other action to review or respond to a competing transaction as the special committee or the Board of Directors believes is necessary in light of its fiduciary obligations.

    We have agreed to notify Merger Sub promptly of any such proposals or inquiries and to keep Merger Sub informed as to the status of any such proposals or inquiries.


    In addition, neither the special committee nor our Board of Directors may withdraw or modify, or propose to withdraw or modify, its approval, adoption or recommendation of the merger agreement or the merger or approve or recommend, or propose to approve or recommend, or cause or allow Mikasa to enter into any agreement with respect to, a competing transaction, or submit any competing transaction to our stockholders for purposes of voting upon it, unless the special committee or our Board of Directors determines in good faith by a majority vote after consultation with outside legal counsel that its fiduciary obligations require that action. If the special committee or our Board of Directors takes any such action, Mikasa must terminate the merger agreement and pay a $7,225,000 termination fee to Merger Sub. Also, the terms of the support agreement require the continuing stockholders to pay a fee to J.G. Durand Industries under certain circumstances if the merger agreement is terminated and Mikasa consummates a competing transaction. See "THE MERGER AGREEMENT--No Solicitation," "--Termination Fee" and "SPECIAL FACTORS--Interests of Mikasa Directors and Executive Officers in the Merger."


PAYMENT OF FEES UPON TERMINATION EVENTS

(See Page   -  )

    Mikasa must pay a termination fee of $1,445,000 if the merger agreement is terminated:

    - by Merger Sub or by Mikasa under the provision giving rise to a right of termination as a result of a failure of the stockholders to approve and adopt the merger and the merger agreement; or

    - by Merger Sub under the provision giving rise to a right of termination as a result of a material breach by Mikasa of a representation, warranty or agreement or the occurrence of a material adverse effect on Mikasa, so long as such right to termination resulted from an intentional breach of the merger agreement by Mikasa or any continuing stockholder.

    Mikasa must pay a termination fee of $7,225,000 if the merger agreement is terminated:

    - by Merger Sub, if the Board of Directors or any of its committees withdraws, adversely modifies or refrains from giving its approval or recommendation of the merger agreement or the merger or recommends a competing transaction; or

    - by Mikasa, if the Board of Directors or any of its committees, as required by its fiduciary obligations, terminates the merger agreement in connection with withdrawing or modifying its approval, adoption or recommendation of the merger agreement or merger, recommending or causing Mikasa to enter into an agreement with respect to a competing transaction or submitting a competing transaction to Mikasa's stockholders for a vote.

AMENDING OR WAIVING TERMS OF THE MERGER AGREEMENT

(See Page   -  )

    Mikasa and Merger Sub may amend or waive any provision of the merger agreement by mutual consent before the time of the merger. However, following approval and adoption of the merger agreement by our stockholders, Mikasa and Merger Sub cannot amend the merger agreement without approval of our stockholders if the amendment would change the amount or type of consideration to be received by our stockholders in the merger, make any change to the merger agreement that would materially adversely affect Mikasa or our stockholders or if the amendment would purport to change any term of our certificate of incorporation on which our stockholders are entitled to vote.

FEDERAL REGULATORY MATTERS

(See Page   -  )


    The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, requires Mikasa and the ultimate parent entities of Merger Sub to give information to the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission. Subsequent to such submission, a waiting period must expire or be terminated before the merger can be completed. Mikasa and the ultimate parent entities of Merger Sub made the required filings with the Department of Justice and the Federal Trade Commission on October 3, 2000, and the waiting period was terminated on October 30, 2000.


LITIGATION RELATED TO THE MERGER

(See Page   -  )

    Since the announcement of the proposed merger, Mikasa and its directors have been named as defendants in three substantially similar purported class action lawsuits filed in the Court of Chancery of the State of Delaware. The plaintiffs purport to represent a class of all persons whose stock will be converted into the right to receive $16.50 in cash per share in connection with the merger. While the allegations contained in the complaints are not identical, the complaints generally assert that the $16.50 per share does not reflect the value of the assets and future prospects of Mikasa. The complaints also generally allege that the directors of Mikasa engaged in self-dealing without regard to conflicts of interest and that they breached their fiduciary duties in approving the merger agreement. The complaints seek remedies including unspecified monetary damages, attorneys' fees and injunctive relief that would, if granted, prevent the completion of the merger. Mikasa believes that the allegations contained in these lawsuits are without merit. While Mikasa and its directors intend to defend themselves vigorously, no assurance can be given as to the outcome of these lawsuits.

PRICE RANGE OF COMMON STOCK

(See Page   -  )

    Mikasa common stock is quoted on the New York Stock Exchange. On
September 8, 2000, the last trading day before Mikasa's public announcement of the signing of the merger agreement, Mikasa common stock closed at $9.75 per
share. On   -  , 2000, the last trading day before the date of this proxy statement, Mikasa common stock closed at $  -  per share.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    We have made forward-looking statements in this proxy statement that are not historical facts but rather reflect current expectations concerning future results and events. When used in this proxy statement, the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will," and similar expressions identify the "forward-looking statements." These forward-looking statements are subject to risks, uncertainties, and other factors, some of which are beyond Mikasa's control, that could cause actual results to differ materially from those forecast or anticipated in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the following:

    - Mikasa's reliance on imports and on current levels of tariffs and quotas;


    - fluctuations in foreign exchange rates and risks related to foreign purchasing;


    - the effect of more rigorous governmental regulation of lead and/or cadmium levels in consumer products on Mikasa's manufacture of ceramic dinnerware and leaded crystal products;

    - challenges posed by competitors expanding their retail store networks and Mikasa's ability to compete; and

    - Mikasa's dependence upon the efforts of its senior management.


    You are cautioned not to place undue reliance on forward-looking statements, which reflect management's view only as of the date of this proxy statement. All forward-looking statements included in this proxy statement and all subsequent forward-looking statements attributable to Mikasa or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Mikasa undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

                      SELECTED CONSOLIDATED FINANCIAL DATA


    The following table sets forth selected consolidated financial and operating data for each of the years in the five-year period ended December 31, 1999, and for the nine months ended September 30, 2000 and September 30, 1999. The selected consolidated financial data presented below under the captions "Income Statement Data" and "Balance Sheet Data" for each of the years in the five-year period ended December 31, 1999 are derived from the consolidated financial statements of Mikasa and its subsidiaries, which financial statements have been audited by independent certified public accountants. The unaudited selected consolidated financial data presented below under the captions "Income Statement Data" and "Balance Sheet Data" as of and for the nine months ended
September 30, 2000 and September 30, 1999, are derived from the unaudited consolidated financial statements of Mikasa and its subsidiaries. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Mikasa's Annual Report on Form 10-K for the year ended December 31, 1999 and in Mikasa's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, which are incorporated by reference in this proxy statement. The financial data set forth below also should be read in conjunction with Mikasa's audited consolidated financial statements as of December 31, 1999 and for each of the years in the three-year period ended December 31, 1999, and the report thereon, which are incorporated by reference in this proxy statement from Mikasa's Annual Report on Form 10-K for the year ended December 31, 1999, and with Mikasa's unaudited consolidated financial statements as of September 30, 2000 and September 30, 1999 and for the nine months ended September 30, 2000 and September 30, 1999, which are incorporated by reference in this proxy statement from Mikasa's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000. No pro forma data giving effect to the merger is provided because Mikasa does not believe such information is material to stockholders in evaluating the merger and the merger agreement because the merger consideration will be paid to Mikasa's public stockholders solely in cash and if the merger is completed, Mikasa's public stockholders will no longer have any equity interest in Mikasa.

                      SELECTED CONSOLIDATED FINANCIAL DATA



                                            NINE MONTHS ENDED
                                      -----------------------------                        FISCAL YEAR ENDED
                                       SEP. 30,          SEP. 30,         ----------------------------------------------------
                                         2000              1999           DEC. 31,   DEC. 31,   DEC. 31,   DEC. 31,   DEC. 31,
                                      (UNAUDITED)       (UNAUDITED)         1999       1998       1997       1996       1995
                                      -----------       -----------       --------   --------   --------   --------   --------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)
INCOME STATEMENT DATA:

Net sales...........................   $267,765          $274,748         $424,615   $410,665   $397,217   $372,331   $362,453
Cost of sales.......................    136,225           147,190          222,564    216,157    208,833    205,016    200,399
                                       --------          --------         --------   --------   --------   --------   --------
  Gross profit......................    131,540           127,558          202,051    194,508    188,384    167,315    162,054
Selling, general and administrative
  expenses..........................    115,984           115,710          160,476    161,442    150,497    130,347    112,845
Restructuring charge................         --                --               --      2,400         --         --         --
Store closure charge................         --                --               --         --         --      4,100         --
                                       --------          --------         --------   --------   --------   --------   --------
  Income from operations............     15,556            11,848           41,575     30,666     37,887     32,868     49,209
Interest expense, net...............      4,365             4,859            6,666      6,956      2,205      1,437        510
                                       --------          --------         --------   --------   --------   --------   --------
  Income before income tax
    provision.......................     11,191             6,989           34,909     23,710     35,682     31,431     48,699
Income tax provision................      4,307             2,744           13,316      9,447     14,018     12,381     18,927
                                       --------          --------         --------   --------   --------   --------   --------
Net income..........................   $  6,884          $  4,245         $ 21,593   $ 14,263   $ 21,664   $ 19,050   $ 29,772
                                       ========          ========         ========   ========   ========   ========   ========
Basic and diluted net income per
  share of common stock.............   $   0.40          $   0.24         $   1.23   $   0.78   $   1.18   $   0.91   $   1.34
Weighted average number of shares of
  Mikasa common stock outstanding
  and dilutive securities...........     17,062            17,713           17,632     18,324     18,445     20,934     22,298
Cash dividend per share of common
  stock.............................   $   0.15          $   0.15         $   0.20   $   0.20   $   0.20   $     --   $     --

NET SALES BY CHANNEL OF
  DISTRIBUTION:

Direct to consumers.................   $148,527          $151,365         $245,151   $238,774   $223,459   $197,463   $177,222
Retail accounts.....................     91,909            98,250          140,423    137,794    145,669    149,901    165,527
International.......................     27,329            25,133           39,041     34,097     28,089     24,967     19,704
                                       --------          --------         --------   --------   --------   --------   --------
Total...............................   $267,765          $274,748         $424,615   $410,665   $397,217   $372,331   $362,453
                                       ========          ========         ========   ========   ========   ========   ========

OPERATING DATA:

Stores at end of period.............        164               160              165        158        152        134        119
Percentage increase (decrease) in
  total comparable store net
  sales(1)..........................       (4.6%)(2)          0.2%(3)         (0.4%)      0.4%       0.2%      (0.7%)     (1.4%)

BALANCE SHEET DATA:
Working capital.....................   $171,170          $161,499         $175,101   $171,195   $183,430   $162,385   $219,267
Total assets........................    351,376           353,682          371,403    364,742    370,433    283,981    299,012
Long-term debt......................     80,000            90,000           90,000    100,000    110,000     60,000     60,000
Total stockholders' equity..........    214,037           198,490          212,485    201,373    196,092    178,572    200,068


--------------------------

(1) A store is considered to be comparable only if it is open for all of both periods being compared.

(2) Decrease is as compared to same period in 1999.


(3) Increase is as compared to same period in 1998.

                                SPECIAL FACTORS


BACKGROUND OF THE MERGER


    J.G. Durand Industries has been a manufacturing source for certain Mikasa products, and initial contacts between J.G. Durand Industries and Mikasa regarding a business combination were made on August 24, 1999, when Alfred J. Blake, Chairman of the Board of Directors of Mikasa, and Raymond B. Dingman, Chief Executive Officer, President and Chief Operating Officer of Mikasa, met with Philippe Durand, a member of the Directorate of J.G. Durand Industries to discuss general business matters. The idea of a business combination of the two companies was first raised at that meeting. However, Mikasa was not prepared to pursue such a transaction at that time because it had not yet fully considered the available strategic alternatives and also wanted to wait for additional operating results before deciding whether to pursue a strategic transaction. J.G. Durand Industries then prepared to pursue such a transaction because its management was focusing on certain internal operating issues.



    In November 1999, Mikasa began to explore strategic alternatives, including a potential sale of the company. Mikasa determined to pursue this course of action for the following reasons. The limited trading volume in Mikasa common stock and the large percentage of outstanding shares of Mikasa common stock held by a small number of stockholders, including current and former managers of Mikasa, limited the ability of Mikasa stockholders to sell their shares. Mikasa also considered the fact that Mikasa common stock appeared undervalued relative to stock market indices. For instance, while the S&P 500 index had grown approximately 35% between October 1997 and October 1999, the value of Mikasa common stock declined approximately 14% during that period. Management also took into account the fact that consolidation in the retail sector and consumer resistance to increased prices for tabletop products had resulted in downward pricing pressure on tabletop products in general, including Mikasa products. As a result, management concluded that increases in scale and efficiency were the most likely avenues for achieving an increase in earnings. Mikasa considered other strategic alternatives in addition to a sale of the company, including additional stock repurchases, a leveraged buy-out and an acquisition of another company. However, management along with its financial advisor, UBS Warburg LLC, concluded that additional stock repurchases would further limit the trading market to the detriment of the remaining holders of Mikasa common stock, and management and UBS Warburg could not identify a suitable candidate for Mikasa to acquire.



    In November and December 1999, Mikasa and UBS Warburg contacted over 30 potential strategic and financial acquirors (in addition to J.G. Durand Industries), of which only one, an investment fund (the "Financial Sponsor"), ultimately conducted due diligence with respect to Mikasa.



    In November 1999, after Mikasa began contacting potential acquirors, representatives of J.G. Durand Industries communicated to representatives of Mikasa that J.G. Durand Industries wanted to explore the possibility of a strategic transaction with Mikasa. In response, representatives of J.G. Durand Industries were invited to tour Mikasa facilities in the U.S. and begin preliminary discussions with respect to a strategic transaction.



    On November 30, 1999, Mr. Durand and Mr. Paul Fontaine, a representative of J.G. Durand Industries, met with Mr. Dingman and toured Mikasa stores and other retail venues in the Atlanta, Georgia area.


    On December 1, 1999, Messrs. Durand and Fontaine met with Anthony F. Santarelli, Executive Vice President--Operations of the Company, and toured Mikasa's distribution facility in Charleston, South Carolina.


    On December 2, 1999, Messrs. Blake, Dingman and Santarelli met with
Messrs. Durand and Fontaine. During that meeting, the results of the Atlanta and Charleston tours were reviewed and preliminary conversations were held regarding potential synergies that might result from a strategic transaction involving Mikasa and J.G. Durand Industries. It was decided that a more detailed due diligence review of Mikasa would be conducted by representatives of J.G. Durand Industries.

    On December 10, 1999, a confidentiality agreement was executed by J.G. Durand Industries and Mikasa. Following execution of the confidentiality agreement, more detailed due diligence information regarding Mikasa was provided to representatives of J.G. Durand Industries.

    On January 26, 2000, Messrs. Blake and Dingman met with Messrs. Durand and Fontaine to discuss Mikasa's financial and operating results. The same parties met again on February 19, 2000, to further discuss these topics with representatives of Clinvest/Credit Lyonnais Investment Banking Group, advisor to J.G. Durand Industries, and UBS Warburg. Following the February meeting, additional due diligence information was provided to Clinvest and J.G. Durand Industries and telephone discussions were held between representatives of Clinvest and representatives of UBS Warburg regarding the due diligence information provided to J.G. Durand Industries by Mikasa.

    On March 23, 2000, J.G. Durand Industries sent Mikasa a letter that indicated that J.G. Durand Industries would be willing to consider a transaction pursuant to which J.G. Durand Industries would acquire all the publicly held shares of Mikasa common stock for cash at a price in the range of $15.30 to $15.80 per share of Mikasa common stock. The letter stated that any such transaction would be conditioned on, among other things, the satisfactory completion of due diligence and the negotiation of definitive agreements, but would not be conditioned on J.G. Durand Industries obtaining financing for the transaction. The J.G. Durand Industries proposal also was conditioned upon Messrs. Blake, Dingman and Santarelli continuing to be involved in the management of, and retaining a substantial equity stake in, Mikasa following any such transaction.

    On April 10, 2000, Mr. Dingman sent a letter to Messrs. Durand and Fontaine in which he stated that, although he and Messrs. Blake and Santarelli remained interested in a potential transaction with J.G. Durand Industries, they likely would not support a transaction in the price range proposed in the March 23 letter.


    On April 17, 2000, Messrs. Blake and Dingman met with Messrs. Durand and Fontaine, along with representatives of Clinvest, UBS Warburg, S.G. Archibald, French counsel to J.G. Durand Industries, and Kirkland & Ellis, U.S. counsel to J.G. Durand Industries. At that meeting, the parties discussed Mikasa's financial and operating results, the progress of J.G. Durand Industries' due diligence to date, possible structures for a transaction and J.G. Durand Industries' ability to complete a cash acquisition transaction.


    On April 28, 2000, J.G. Durand Industries sent Mikasa a letter that indicated that J.G. Durand Industries would be willing to consider a transaction in which J.G. Durand Industries would acquire all the publicly held shares of Mikasa common stock for cash at a price of $16.30 per share of Mikasa common stock. The April 28 letter reiterated that any such transaction would be conditioned on, among other things, the satisfactory completion of due diligence and also would be conditioned upon Messrs. Blake, Dingman and Santarelli continuing to be involved in the management of, and retaining a substantial equity stake in, Mikasa following any such transaction. The J.G. Durand Industries proposal was not conditioned on J.G. Durand Industries obtaining financing for the transaction.

    During April 2000, Messrs. Dingman and Blake also engaged in preliminary discussions regarding a potential transaction with the Financial Sponsor. During these discussions, the representatives of the Financial Sponsor indicated that the Financial Sponsor might be prepared to pursue a transaction at a price of up to $16.00 per share of Mikasa common stock but that any such transaction, including the ultimate pricing, would be conditioned on, among other things, the satisfactory completion of due diligence, senior management retaining a significant equity stake in Mikasa and the ability of the Financial Sponsor to obtain financing for the transaction on satisfactory terms.


    On May 10, 2000, after concluding preliminary discussions with Mikasa and potential sources of financing regarding the viability of an acquisition of Mikasa, the Financial Sponsor and its advisors began a detailed due diligence review of Mikasa.

    On May 11, 2000, Messrs. Blake and Dingman reviewed with the Board of Directors the course of their discussions with J.G. Durand Industries and the Financial Sponsor. The Board of Directors determined that further discussions with J.G. Durand Industries and the Financial Sponsor should be pursued, and formed a special committee of independent members of the Board of Directors consisting of directors Norman R. Higo, Raymond E. Inouye and Joseph S. Muto. The special committee was given authority to evaluate, negotiate the terms of, and make recommendations to the Board of Directors with respect to, any offer to acquire Mikasa by a third party acting in connection with certain directors and officers of Mikasa. The special committee also was authorized to retain its own financial advisor and legal counsel in connection with such tasks.

    In May 2000, the special committee interviewed a number of law firms and financial advisors and determined to retain CIBC World Markets as its financial advisor and Dewey Ballantine LLP as its legal counsel.

    In May and June 2000, representatives of Mikasa continued discussions with the Financial Sponsor and its potential sources of financing, which included UBS Warburg.

    On May 31, 2000, representatives of J.G. Durand Industries and Mikasa participated in a conference call with respect to the diligence process. From June 12, 2000 though June 23, 2000, representatives of J.G. Durand Industries continued their due diligence review of Mikasa.


    From June 26, 2000 through June 29, 2000, Mr. Dingman and Ms. Brenda Flores, Chief Financial Officer of Mikasa, met with Mr. Durand along with representatives of Clinvest and UBS Warburg to complete J.G. Durand Industries' due diligence review of Mikasa. Mr. Santarelli was also present at one of those meetings.


    Between June 29, 2000 and July 15, 2000, Messrs. Dingman, Durand and Fontaine, as well as representatives of Clinvest and UBS Warburg, exchanged correspondence and conducted telephone discussions regarding the structure and terms of a potential transaction.

    In July 2000, following further discussions with the Financial Sponsor and its potential sources of financing, Messrs. Dingman, Blake and Santarelli, Ms. Flores and other members of the management of Mikasa and representatives of UBS Warburg concluded that because of, among other things, prevailing conditions in the financial markets that would make it difficult for the Financial Sponsor to obtain the necessary financing on terms acceptable to all parties, a transaction with the Financial Sponsor likely could not be concluded on terms (including with respect to certainty of closing) that would be acceptable to Mikasa and the continuing stockholders.

    On July 15, and July 16, 2000, Mr. Dingman and Ms. Amy Tunis, Secretary and Senior Counsel of Mikasa, met with Mr. Durand along with representatives of Clinvest, UBS Warburg, Kirkland & Ellis, and Cleary, Gottlieb, Steen & Hamilton, counsel to Mikasa. During those meetings, Mr. Durand indicated that J.G. Durand Industries would be prepared to make a proposal to the special committee to acquire all publicly held shares of Mikasa common stock for a purchase price in the range of $15.00 to $16.30 per share in cash. Mr. Durand stated that any such proposal assumed that Messrs. Blake, Dingman, Santarelli and George T. Aratani, founder and Chairman Emeritus of Mikasa, as well as another holder of Mikasa common stock, would be willing to retain approximately 3,000,000 shares of Mikasa common stock following the merger, would enter into a support agreement pursuant to which they would agree to vote their shares of Mikasa common stock in favor of the merger, and would enter into a stockholders' agreement pursuant to which J.G. Durand Industries or its designee (including Mikasa) would have rights to require the continuing stockholders to sell to it, and the continuing stockholders would have rights to require J.G. Durand Industries or its designee (including Mikasa) to purchase, their retained shares of Mikasa common stock at prices based on Mikasa's performance following the merger. In addition, Mr. Durand stated that Messrs. Blake, Dingman and Santarelli would be required to enter into employment agreements with Mikasa to take effect after the merger. Mr. Dingman indicated that, subject to agreement among all parties with respect to the terms of the merger (including the price to be paid per share of Mikasa common stock), the support agreement, the employment agreements, the stockholders' agreement, and a long-term incentive compensation plan for Mikasa's management, he, along with Messrs. Blake and Santarelli, each in their capacity as a stockholder of Mikasa, would be supportive of a transaction on the general terms outlined by Mr. Durand.

    On July 18, 2000, J.G. Durand Industries submitted a proposal to the special committee to acquire all outstanding shares of Mikasa common stock (other than those shares to be retained by the continuing stockholders) for a purchase price in the range of $15.00 to $16.30 per share. The proposal included a proposed merger agreement, support agreement and stockholders' agreement term sheet.

    On July 19, 2000, the special committee met to commence its consideration of the proposal from J.G. Durand Industries. The special committee instructed CIBC World Markets to undertake a due diligence investigation of Mikasa, which CIBC World Markets began on that date.


    On August 2, 2000, the special committee met with its legal and financial advisors to consider the proposal from J.G. Durand Industries. Dewey Ballantine reviewed the fiduciary duties of the special committee applicable to the proposed transaction and reviewed the terms of the proposed transaction. CIBC World Markets discussed its preliminary views regarding the proposed transaction, which included a review of due diligence performed by CIBC World Markets, industry considerations, financial information regarding Mikasa and J.G. Durand Industries and CIBC World Markets' initial analyses based on a purchase price in the range of $15.00 to $16.30. CIBC World Markets' discussion did not include recommendation of an alternative purchase price range for the consideration of the special committee. Following these presentations, the special committee determined to seek a higher purchase price from J.G. Durand Industries than the highest price in the range proposed by J.G. Durand Industries and to seek to improve certain other terms of the proposed transaction, including reducing impediments to any competing transaction that might be more beneficial to Mikasa's public stockholders, increasing the certainty of closing and providing that J.G. Durand Industries itself, rather than just a shell subsidiary, would be bound by the merger agreement. The special committee instructed Dewey Ballantine to convey to Kirkland & Ellis that the consideration offered was inadequate and to convey the major issues relating to the draft agreements. Thereafter, at the direction of the special committee, CIBC World Markets had a number of conversations with Clinvest to negotiate the purchase price.


    On August 21, 2000, Kirkland & Ellis informed Dewey Ballantine that as a result of a number of factors, including the additional information supplied to J.G. Durand Industries' financial advisors and the completion of J.G. Durand Industries' due diligence investigation of Mikasa, J.G. Durand Industries would be prepared to offer a purchase price at the high end of its initial offer range ($16.30 per share), but was not willing to increase the proposed purchase price beyond that point.

    Later that day, the special committee met with its legal and financial advisors to review the status of the proposed transaction. Dewey Ballantine reported on its conversation with Kirkland & Ellis. The special committee instructed CIBC World Markets to hold further discussions with Clinvest to attempt to induce J.G. Durand Industries to increase the proposed purchase price.

    On August 23 and 24, the special committee held meetings to review the status of the proposed transaction. Dewey Ballantine and CIBC World Markets reported that, in numerous conversations, J.G. Durand Industries had refused to increase the proposed price. In an effort to cause J.G. Durand Industries to increase the proposed price, the special committee determined to propose a purchase price of $17.25 per share. CIBC World Markets communicated this proposal to Clinvest. Thereafter, at the direction of the special committee, CIBC World Markets held a number of discussions with Clinvest to attempt to induce J.G. Durand Industries to increase the proposed purchase price.

    On August 28, 2000, following a meeting of the special committee, Dewey Ballantine transmitted the comments of the special committee on the merger agreement and other aspects of the proposed transaction documents to Kirkland & Ellis. Counsel to Mikasa and the continuing stockholders also transmitted comments to Kirkland & Ellis.

    On August 29, 2000, Mr. Dingman and Ms. Tunis met with Messrs. Durand and Fontaine, along with representatives of Clinvest, UBS Warburg, Kirkland & Ellis and Cleary, Gottlieb, Steen & Hamilton. Following that meeting, Mr. Durand indicated that, as a result of its negotiations with the special committee, J.G. Durand Industries would increase its proposed offer price to $16.50 per share of Mikasa common stock.

    On August 30, 2000, a representative of Dewey Ballantine met with representatives of J.G. Durand Industries, including Mr. Durand and Kirkland & Ellis. At the meeting, Mr. Fontaine of J.G. Durand Industries stated that J.G. Durand Industries was not willing to increase its proposed price above $16.50 per share and stated unequivocally that $16.50 was J.G. Durand Industries' best and final offer. The parties discussed a number of issues regarding the proposed merger agreement, including provisions which would have an impact on a third-party bid and provisions relating to certainty of closing.

    Later that day, the special committee held a meeting. Dewey Ballantine reported on the meeting with representatives of J.G. Durand Industries and Kirkland & Ellis. CIBC World Markets advised the special committee that, subject to its review of the final transaction documents and internal approvals, it was prepared to deliver its opinion that the proposed price of $16.50 per share was fair from a financial point of view to the holders of Mikasa common stock (other than the continuing stockholders, as to whom CIBC World Markets was not asked to express an opinion). The special committee noted that the proposed merger agreement would allow Mikasa to terminate the merger agreement and accept a third-party bid at a higher price under specified circumstances and determined that the provisions of the proposed merger agreement and support agreement should not present a substantial impediment to a bona fide bidder paying a higher price for Mikasa. The special committee concluded that subject to negotiation of a final merger agreement and other transaction documents, the delivery of an opinion by CIBC World Markets and a meeting of the special committee to consider the transaction, it would be prepared to recommend that the Board of Directors approve a price of $16.50 per share. Representatives of Dewey Ballantine communicated this conclusion to representatives of Mikasa and J.G. Durand Industries.

    From September 1, 2000 through September 10, 2000, representatives of Mikasa, J.G. Durand Industries, the special committee, the continuing stockholders, Kirkland & Ellis, Cleary, Gottlieb, Steen & Hamilton and Dewey Ballantine negotiated the terms of the merger agreement and the support agreement. Concurrently with those negotiations, representatives of Mikasa, J.G. Durand Industries, the continuing stockholders, Kirkland & Ellis and Cleary, Gottlieb, Steen & Hamilton negotiated the terms of the stockholders' agreement, the employment agreements and the long-term incentive compensation plan.

    On September 10, 2000, the special committee met to consider the proposed transaction. A representative of Dewey Ballantine reviewed the fiduciary duties of the special committee under the circumstances and summarized the terms of the proposed transaction, including the merger agreement, support agreement and arrangements with management and the continuing stockholders. CIBC World Markets delivered its oral opinion to the special committee, confirmed by delivery of a written opinion dated September 10, 2000, to the effect that, as of that date and based on, and subject to, the matters described in its opinion, the $16.50 in cash per share of Mikasa common stock to be received by the holders of Mikasa common stock in the merger was fair from a financial point of view to such holders (other than the continuing stockholders). CIBC World Markets also reviewed with the special committee the financial analyses it performed in connection with its opinion. After considering these matters, the special committee unanimously determined that the terms of the proposed merger were fair to and in the best interests of the stockholders of Mikasa (other than the continuing stockholders) and resolved to recommend that the Board of Directors approve and declare advisable the merger agreement, submit the merger agreement to Mikasa's stockholders and recommend that Mikasa's stockholders adopt the merger agreement.

    Following the meeting of the special committee on September 10, 2000, the Board of Directors met to consider the proposed transaction. A representative of Dewey Ballantine summarized the terms of the merger agreement and the support agreement. A representative of Cleary, Gottlieb, Steen & Hamilton summarized the terms of the stockholders' agreement, the employment agreements and the long-term incentive compensation plan and advised the directors regarding their fiduciary duties with respect to the transaction proposed by J.G. Durand Industries. Representatives of CIBC World Markets reviewed the opinion delivered by CIBC World Markets to the special committee and the financial analyses performed by CIBC World Markets in connection with that opinion. The special committee then delivered its recommendation to the Board of Directors. After considering these matters, the Board of Directors unanimously resolved that the terms of the merger agreement and merger are advisable, and are fair to and in the best interests of, Mikasa's stockholders, and recommended to Mikasa's stockholders that the merger be approved and the merger agreement and the transactions contemplated thereby be approved and adopted. The Board of Directors also approved the long-term incentive compensation plan to take effect at the effective time of the merger.

    Subsequent to the Board of Directors meeting, the merger agreement, the support agreement, the stockholders' agreement and the employment agreements were executed by the parties thereto.

    On September 11, 2000, prior to the commencement of trading on the New York Stock Exchange, the parties issued a press release announcing the transaction.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS; FAIRNESS OF THE
  MERGER

    On September 10, 2000, the special committee of the Board of Directors unanimously determined that the terms of the merger as contemplated by the merger agreement are fair to and in the best interests of the stockholders of Mikasa (other than the continuing stockholders) and recommended that the Board of Directors of Mikasa approve and declare advisable the merger agreement, submit the merger agreement to Mikasa's stockholders and recommend that Mikasa's stockholders adopt the merger agreement.


    The special committee considered a number of factors, as more fully described above under "--Background of the Merger" and below under "--Reasons for the Special Committee's Determination," in determining to recommend that the Board of Directors and Mikasa stockholders adopt the merger agreement.


    On September 10, 2000, the Board of Directors, acting upon the recommendation of the special committee, unanimously determined that the terms of the merger are advisable, and are fair to, and in the best interests of, Mikasa's public stockholders. The Board of Directors unanimously recommends that you vote FOR the approval of the merger and adoption of the merger agreement.


    REASONS FOR THE SPECIAL COMMITTEE'S DETERMINATION. In reaching its conclusion on September 10, 2000, the special committee considered the following material factors each of which the special committee believed supported its conclusion:



    - The fact that the $16.50 per share price represents a premium of approximately 69% over the closing price of a share of Mikasa common stock on September 8, 2000, the last trading day prior to the execution of the merger agreement, a premium of 36% over the highest trading price of a share of Mikasa common stock during the 52-week period prior to the execution of the merger agreement and a premium of 121% over the lowest trading price of a share of Mikasa common stock during the 52-week period prior to the execution of the merger agreement. The special committee also considered the trading prices and trading volume of Mikasa common stock over the prior three-year period. The special committee noted that the

      $16.50 per share price is in excess of the highest trading price for Mikasa common stock over that three-year period.



    - The arm's-length negotiations between the special committee and J.G. Durand Industries with respect to the terms of the merger agreement, including with respect to the consideration to be paid in the merger. As a result of its negotiations, the special committee believed that $16.50 per share was the best price reasonably available from J.G. Durand Industries. These negotiations also supported the special committee's conclusion, further discussed below, that the terms of the merger were determined pursuant to a process that was procedurally fair to the unaffiliated holders of Mikasa common stock.



    - The limited trading volume, institutional sponsorship and public float of Mikasa common stock, the small market capitalization of Mikasa and the lack of research attention from market analysts, all of which continued to adversely affect the trading market for, and the value of, Mikasa common stock. These factors supported the conclusion that it was preferable from the perspective of holders of Mikasa common stock (other than the continuing stockholders) to sell their shares of Mikasa common stock in the merger, rather than continue to own those shares subject to the risks presented by the limited trading market.


    - The special committee's knowledge of the business, assets, financial condition, and results of operations and prospects of Mikasa and the industry in which it operates. Based on this knowledge and the other factors considered by the special committee, the special committee concluded that, from the perspective of the holders of Mikasa common stock (other than the continuing stockholders), it was preferable that Mikasa enter into the merger agreement providing for a price of $16.50 per share, rather than continue to own the stock of Mikasa, the value of which would be subject to the risks of future performance and the market's reaction to that performance.


    - The opinion of CIBC World Markets, dated September 10, 2000, as to the fairness, from a financial point of view, of the $16.50 price per share of Mikasa common stock to the holders of shares of Mikasa common stock (other than the continuing stockholders, as to whom CIBC World Markets was not asked to express an opinion) and the related financial analyses. See "--Opinion of Financial Advisor to the Special Committee" for a discussion of the factors that CIBC World Markets considered in rendering its opinion. The opinion is included as Appendix E to this proxy statement. We urge you to read the CIBC World Markets opinion carefully in its entirety.



    - The terms of the merger agreement and related agreements, including:



       - Mikasa's ability, if the special committee or the Board of Directors determines that such actions are required by its fiduciary duties in response to an unsolicited proposal, to provide information to and negotiate with third parties regarding an alternative transaction and to terminate the merger agreement upon the payment of a termination fee, and the special committee's belief that these provisions would not significantly deter a more attractive offer for Mikasa;



       - The requirement that the press release announcing the merger include language inviting third parties interested in acquiring Mikasa to contact Mikasa through CIBC World Markets; and



       - That the continuing stockholders' obligation to vote for the merger agreement and to vote against any competing transaction would terminate upon the termination of the merger agreement.

    - Information regarding contacts by Mikasa and UBS Warburg with over 30 companies that might have been interested in acquiring Mikasa, J.G. Durand Industries' statement that it would withdraw its offer if Mikasa engaged in discussions with any other person regarding a competing transaction and the likelihood that further contacts would not generate a bid from a third party willing to pay a price higher than $16.50 per share of Mikasa common stock and that, if a third party were to be interested in acquiring Mikasa at a higher price, the terms of the merger agreement and related agreements would not significantly deter such third party. Based on these factors and the terms of the merger and other agreements discussed in the previous bullet point, the Special Committee concluded that it was unlikely a higher offer would be made by a third party, and in any event, the merger agreement would not act as a significant deterrent to such a bid.



    - J.G. Durand Industries' financial ability to complete the merger, including J.G. Durand Industries' representation that it has sufficient cash on hand to pay the merger consideration, and the absence of any financing condition to the merger.


    - The availability of appraisal rights for Mikasa's stockholders under Delaware law in connection with the merger.

    The special committee believed that each of the above factors generally supported its conclusion. The special committee also considered the following potentially negative factors in its deliberations concerning the merger:


    - The fact that following the merger, Mikasa's stockholders (other than the continuing stockholders) will cease to participate in any future earnings growth or increase in value of Mikasa.



    - The actual or potential conflicts of interest that some of Mikasa's executive officers and directors have in connection with the merger, including the continuing stockholders' equity stake in Mikasa following the merger and the employment and other arrangements agreed to by J.G. Durand Industries and the continuing stockholders described under "--Interests of Mikasa Directors and Executive Officers in the Merger." The special committee noted that such equity stake and other arrangements may have created a conflict between the economic interests of the continuing stockholders, three of whom are senior executives of Mikasa, and the interests of other Mikasa stockholders in connection with the continuing stockholders' consideration of the merger. However, the special committee believed that these conflicts of interest were mitigated by the establishment of the special committee to negotiate the terms of the merger agreement and to evaluate the fairness of the merger.


    In considering the fairness of the merger consideration, the special committee did not consider Mikasa's liquidation value or net book value, because it believed those values were not material indicators of Mikasa's value as a going concern. Mikasa's book value per share as of June 30, 2000 was $12.31, significantly below the $16.50 per share merger consideration. The special committee also noted that CIBC World Markets did not consider the "liquidation value" or "book value" of Mikasa shares in performing its analysis in rendering its opinion. In addition, the special committee did not consider the purchase prices paid in Mikasa's open market purchase program, except to the extent that it considered historical market prices generally. These purchases were at then current market prices which were below $16.50 per share. Accordingly, the other factors listed above were more useful to the special committee in assessing the merger consideration.


    The special committee also considered the fact that although the merger is conditioned upon the approval of the affirmative vote of the holders of at least a majority of the shares of Mikasa common stock, it was not structured to require the approval of a majority of the votes entitled to be cast by stockholders unaffiliated with Mikasa or the continuing stockholders. The special committee was aware that the continuing stockholders held a sufficient number of shares to approve the merger without the vote of any other stockholder and that, pursuant to the support agreement, the continuing stockholders would be obligated to vote for the merger so long as the merger agreement is in effect. The special committee did not structure the transaction to require the approval of a majority of the shares held by stockholders unaffiliated with Mikasa or the continuing stockholders because such approval is not required under Delaware law and because the special committee believed that the substantive and procedural fairness of the merger was established by the factors set forth above.



    Because the special committee (i) consisted solely of directors who are not officers or employees of Mikasa and will not retain an interest in Mikasa following the merger, (ii) was assisted in its negotiations by independent legal and financial advisors, and (iii) received an opinion from its independent financial advisor regarding the fairness of the consideration to be paid in the merger to the holders of Mikasa common stock (other than the continuing stockholders) from a financial point of view, the special committee concluded that it was not necessary to retain any other unaffiliated representatives to act on behalf of the unaffiliated holders of Mikasa common stock.


    The foregoing discussion of the information and factors considered by the special committee is not intended to be exhaustive, but includes the material factors considered by the special committee. In view of the variety of factors considered in connection with the evaluation of the proposed merger and the terms of the merger agreement, the special committee did not deem it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its conclusion. Individual directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others.

    REASONS FOR THE BOARD OF DIRECTORS' DETERMINATION. In reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, the Board of Directors relied on the special committee's recommendation and the factors examined by the special committee as described above. In view of the wide variety of factors considered in connection with its evaluation of the proposed merger, the Board of Directors did not find it practicable to, and did not quantify or otherwise attempt to, assign relative weights to those factors or determine that any factor was of particular importance. Rather, the Board of Directors viewed its position as being based on the totality of the information presented and considered by it. As part of its determination with respect to the merger, the Board of Directors adopted the conclusion of the special committee and the analysis underlying such conclusion, based upon its view as to the reasonableness of that conclusion and analysis.

    FAIRNESS OF THE MERGER TO UNAFFILIATED STOCKHOLDERS. For all the reasons set forth above under "--Reasons for the Special Committee's Determination" and "--Reasons for the Board of Directors' Determination," the Board of Directors believes that the merger is fair to and in the best interests of those of Mikasa's stockholders who are not affiliates of J.G. Durand Industries, Mikasa or any of the continuing stockholders.


    In this regard, the Board of Directors noted in particular that it formed the special committee consisting of three directors of Mikasa, none of whom are officers or employees of Mikasa or will retain an interest in Mikasa following the merger. The Board of Directors granted the special committee the authority to evaluate, negotiate the terms of, and make a recommendation to the Board of Directors with respect to, any offer to acquire Mikasa by a third party acting in connection with certain directors and officers of Mikasa. It also granted the special committee the authority to retain legal and financial advisors at Mikasa's expense. The consideration of $16.50 in cash per share was the highest price obtained following arm's length negotiations between the special committee and representatives of J.G. Durand Industries.

    In reaching its conclusion that the merger is fair to, and in the best interests of, Mikasa's unaffiliated stockholders, the Board of Directors considered it significant that:



    - no member of the special committee is an officer or employee of Mikasa, and the special committee unanimously recommended the merger;


    - other than with respect to the vesting of certain options to purchase Mikasa common stock as described below under "--Interests of Mikasa Directors and Executive Officers in the Merger," no member of the special committee has an interest in the proposed merger different from that of Mikasa's unaffiliated stockholders generally;


    - the special committee retained its own financial and legal advisors, which advisors have extensive experience with transactions similar to the merger and which assisted the special committee in its negotiations with J.G. Durand Industries;



    - the special committee conducted extensive arms'-length negotiations with J.G. Durand Industries and had the authority to reject the transaction proposed by J.G. Durand Industries; and



    - the special committee received the opinion of CIBC World Markets as to the fairness, from a financial point of view, of the merger consideration to the holders of shares of Mikasa common stock (other than the continuing stockholders, as to whom CIBC World Markets was not asked to express an opinion). See "--Opinion of Financial Advisor to the Special Committee."


    Because of these factors, the Board of Directors concluded that the merger agreement is fair to, and in the best interests of, Mikasa's unaffiliated stockholders, notwithstanding the fact that the merger agreement does not require as a condition to completion of the merger that a majority of Mikasa's unaffiliated stockholders vote in favor of approval of the merger and adoption of the merger agreement.


    POSITION OF THE CONTINUING STOCKHOLDERS AS TO THE FAIRNESS OF THE
MERGER. Although the continuing stockholders may have interests in the merger that are different from, or in addition to, the interests of Mikasa's unaffiliated stockholders, each of the continuing stockholders believes the merger is substantively fair, and the method by which it was approved by the Board of Directors was procedurally fair, to Mikasa's unaffiliated stockholders.



    The continuing stockholders were not members of, and did not participate in the deliberations of, the special committee; however, as directors of Mikasa, the continuing stockholders participated in the deliberations of the Board of Directors described above. Based on their beliefs regarding the reasonableness of the conclusions and analyses of the special committee and Board of Directors, the continuing stockholders, in their individual capacities, adopted the conclusions and analyses of the special committee and Board of Directors described above and believe that the merger is substantively and procedurally fair to Mikasa's unaffiliated stockholders.



    POSITION OF J.G. DURAND INDUSTRIES AND MERGER SUB AS TO THE FAIRNESS OF THE MERGER. J.G. Durand Industries and Merger Sub believe that the merger is substantively and procedurally fair to Mikasa's unaffiliated stockholders. However, neither J.G. Durand Industries nor Merger Sub has undertaken any formal evaluation of the fairness of the merger to Mikasa's unaffiliated stockholders. Moreover, neither J.G. Durand Industries nor Merger Sub participated in the deliberations of the special committee or received advice from the special committee's financial advisor.



    In arriving at their determination that the merger is substantively fair to Mikasa's unaffiliated stockholders, J.G. Durand Industries and Merger Sub considered the following material factors, each of which they believe support their determination:



    - The fact that the $16.50 per share price represents a premium of approximately 69% over the closing price of a share of Mikasa common stock on September 8, 2000, the last trading day prior to the execution of the merger agreement, a premium of 36% over the highest trading price of a share of Mikasa common stock during the 52-week period prior to the execution of the merger agreement and a premium of 121% over the lowest trading price of a share of Mikasa common stock during the 52-week period prior to the execution of the merger agreement.



    - The opinion of CIBC World Markets, dated September 10, 2000, as to the fairness, from a financial point of view, of the $16.50 price per share of Mikasa common stock to the holders of shares of Mikasa common stock (other than the continuing stockholders, as to whom CIBC World Markets was not asked to express an opinion).



    - The fact that Mikasa and UBS Warburg contacted 30 parties that might have been interested in acquiring Mikasa, and none of those parties indicated a willingness to acquire Mikasa on terms superior to those proposed by J.G. Durand Industries and Merger Sub.



J.G. Durand Industries and Merger Sub did not consider Mikasa's liquidation value or net book value because they believed those values were not material indicators of Mikasa's value as a going concern.



    J.G. Durand Industries and Merger Sub believe that the merger is procedurally fair to the unaffiliated holders of Mikasa common stock because the special committee, consisting solely of directors who are not officers or employees of Mikasa and who will not retain an interest in Mikasa following the merger, was given exclusive authority by the Board of Directors of Mikasa to, among other things, consider, negotiate and evaluate the terms of the merger. In this regard, J.G. Durand Industries and Merger Sub noted that the special committee, assisted by independent financial and legal advisors, conducted arm's-length negotiations with J.G. Durand Industries with respect to the terms of the merger agreement, including the consideration to be paid in the merger. In light of these facts, J.G. Durand Industries and Merger Sub did not believe it was necessary to require approval of the merger by a majority of unaffiliated holders of Mikasa common stock or have Mikasa retain any other unaffiliated representatives to ensure that the merger would be procedurally fair to the unaffiliated holders of Mikasa common stock.



    With regard to these determinations, J.G. Durand Industries and Merger Sub did not find it practicable to, and did not quantify or otherwise attempt to, assign relative weights to the factors considered or determine that any factor was of particular importance. Rather, J.G. Durand Industries and Merger Sub based their decision on the totality of the information presented and considered.



    The position of J.G. Durand Industries and Merger Sub as to the fairness of the merger is not a recommendation to any stockholder as to how such stockholder should vote on the merger.


UNAUDITED PROJECTED INCOME STATEMENTS


    FORWARD-LOOKING INFORMATION. Mikasa does not, as a matter of course, make public forecasts or projections as to future financial results. However, in connection with the possible sale of Mikasa, in early 2000, our management prepared and provided to J.G. Durand Industries projections for the fiscal years ending December 2000 through December 2002, and provided additional information to the special committee and CIBC World Markets, enabling the derivation of two sets of projections, a "Base Case" and a "Management Case" for the fiscal years ending December 2000 through December 2004. The information provided to J.G. Durand Industries is included below under "--Unaudited Projected Income Statements--'Management Case."'



    Such projections were not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections or generally accepted accounting principles, nor do they comply in certain respects with those guidelines, and, pursuant to applicable legal requirements, are included in this proxy statement only because such projections were provided to J.G. Durand Industries, the special committee and CIBC World Markets in the course of negotiating the terms of the merger. The projections included in this proxy statement have been prepared solely by Mikasa and Mikasa bears sole responsibility for the contents thereof. PricewaterhouseCoopers LLP, Mikasa's accountants, has neither examined nor compiled these projections and accordingly, PricewaterhouseCoopers does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers report incorporated by reference in this proxy relates to Mikasa's historical financial information. It does not extend to the projections and should not be read to do so.



    Each of Mikasa, Mikasa's Board of Directors, the special committee and Mikasa's, the Board of Directors' and the special committee's advisors, agents and representatives believes that, because projections of this type are based on a number of significant uncertainties and contingencies, all of which are difficult to predict and most of which are beyond our control, it cannot assure you that any of these projections will be realized.



    The projections are based upon a variety of assumptions made at the time the projections were prepared, including our ability to achieve strategic goals, objectives and targets over the applicable period. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. You should understand that many important factors, in addition to those discussed elsewhere in this proxy statement, could cause our results to differ materially from those expressed in forward-looking information. These factors include our competitive environment, economic and other market conditions in which we operate, cyclical and seasonal fluctuations in our operating results and matters affecting business generally. See "CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS."


    In addition to the specific assumptions described below with respect to each of the Base Case and the Management Case, all of the projections incorporate the assumptions described above, assume continuation of Mikasa's quarterly dividend policy, and are based on certain assumptions with respect to (i) currency exchange rates, (ii) expected stock repurchases, (iii) planned national advertising, (iv) inventory value change, (v) expansion of distribution centers,
(vi) capital expenditures, and (vii) store openings and closings.

    UNAUDITED PROJECTED INCOME STATEMENTS--"BASE CASE." The first set of projections represents current operating performance forecast into the future and assumes, in addition to the assumptions mentioned above under "--Forward-Looking Information," (i) gross margins remain constant by distribution segment, (ii) selling, general and administrative expenses remain a constant percentage of sales by distribution segment and (iii) sales grow at an annual rate of 4.3% from 1999 to 2004.

                                                 PROJECTED FOR FISCAL YEAR ENDING DECEMBER
                                            ----------------------------------------------------
                                              2000       2001       2002       2003       2004
                                            --------   --------   --------   --------   --------
                                                           (DOLLARS IN THOUSANDS)
Total sales...............................  $436,979   $460,176   $481,267   $501,805   $523,040
Cost of goods sold........................   229,448    241,814    253,116    264,147    275,582
                                            --------   --------   --------   --------   --------
  Gross profit............................   207,531    218,362    228,151    237,658    247,458
Selling, general and administrative
  expense.................................   162,239    172,026    180,385    188,460    196,602
                                            --------   --------   --------   --------   --------
  Income from operations..................    45,292     46,336     47,766     49,198     50,856
Interest expense, net.....................     5,457      3,659      2,160      2,742      1,251
                                            --------   --------   --------   --------   --------
  Income before income taxes..............    39,835     42,677     45,606     46,455     49,605
Income tax provision......................    15,566     18,690     21,741     18,235     19,463
                                            --------   --------   --------   --------   --------
  Net income..............................  $ 24,269   $ 23,987   $ 23,865   $ 28,221   $ 30,142
                                            ========   ========   ========   ========   ========

    UNAUDITED PROJECTED INCOME STATEMENTS--"MANAGEMENT CASE." The second set of projections assumes, in addition to the assumptions mentioned above under "--Forward-Looking Information," (i) gross margins increase from 47.6% in 1999 to 49.8% in 2004, (ii) selling, general and administrative expenses as a percentage of sales drop from 37.8% in 1999 to 36.9% in 2004 and (iii) sales grow at an annual rate of 6.1% from 1999 to 2004.

                                                 PROJECTED FOR FISCAL YEAR ENDING DECEMBER
                                            ----------------------------------------------------
                                              2000       2001       2002       2003       2004
                                            --------   --------   --------   --------   --------
                                                           (DOLLARS IN THOUSANDS)
Total sales...............................  $444,763   $476,332   $506,536   $537,106   $569,563
Cost of goods sold........................   230,589    245,231    259,364    272,138    285,782
                                            --------   --------   --------   --------   --------
  Gross profit............................   214,174    231,101    247,172    264,968    283,781
Selling, general and administrative
  expense.................................   168,395    179,171    188,851    199,564    210,479
                                            --------   --------   --------   --------   --------
  Income from operations..................    45,779     51,930     58,321     65,404     73,307
Interest expense, net.....................     5,457      3,659      2,160      1,040       (309)
                                            --------   --------   --------   --------   --------
  Income before income taxes..............    40,322     48,271     56,161     64,364     73,616
Income tax provision......................    15,566     18,690     21,741     25,219     28,827
                                            --------   --------   --------   --------   --------
  Net income..............................  $ 24,756   $ 29,581   $ 34,420   $ 39,145   $ 44,789
                                            ========   ========   ========   ========   ========


    In connection with this set of projections, Mikasa provided projections for its earnings per share for 2000, 2001 and 2002 of $1.45, $1.77 and $2.11, respectively.


OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE


    The special committee retained CIBC World Markets to render an opinion as to the fairness, from a financial point of view, of the merger consideration of $16.50 per share to be paid to the holders of Mikasa common stock (other than the continuing stockholders, as to whom CIBC World Markets was not requested to express an opinion). At a meeting of the special committee on September 10, 2000 held to evaluate the proposed merger, CIBC World Markets delivered an oral opinion, confirmed by delivery of a written opinion dated September 10, 2000, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Mikasa common stock (other than the continuing stockholders).


    The full text of CIBC World Markets' opinion, dated September 10, 2000, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix E and is incorporated into this proxy statement by reference. CIBC World Markets' opinion is addressed to the special committee and relates only to the fairness of the merger consideration, from a financial point of view, to the holders of Mikasa common stock (other than the continuing stockholders). The opinion does not address any other aspect of the proposed merger or any related transaction and does not constitute a recommendation to any stockholder with respect to any matter relating to the merger. The description of CIBC World Markets' opinion included in this proxy statement is qualified in its entirety by reference to Appendix E. Holders of Mikasa common stock are urged to read the opinion carefully in its entirety.

    In arriving at its opinion, CIBC World Markets, among other things:

    - reviewed the merger agreement;

    - reviewed audited financial statements for Mikasa for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999;

    - reviewed unaudited financial statements for Mikasa for the six-month period ended June 30, 2000;

    - reviewed financial projections for Mikasa prepared by the management of Mikasa, as set forth above under "--Unaudited Projected Income Statements";

    - reviewed the historical market prices and trading volume for Mikasa common stock;

    - held discussions with the senior management of Mikasa with respect to the business and prospects for future growth of Mikasa;

    - reviewed and analyzed publicly available financial data for companies CIBC World Markets deemed comparable to Mikasa;

    - reviewed and analyzed publicly available information for transactions that CIBC World Markets deemed comparable to the merger;

    - performed discounted cash flow analyses of Mikasa using assumptions of future performance provided to CIBC World Markets by the management of Mikasa;

    - reviewed public information concerning Mikasa; and

    - performed such other analyses, reviewed such other information and considered such other factors as CIBC World Markets deemed appropriate.

    In rendering its opinion, CIBC World Markets relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with CIBC World Markets by Mikasa and its employees, representatives and affiliates. With respect to forecasts of the future financial condition and operating results of Mikasa, CIBC World Markets assumed, at the direction of the management of Mikasa, without independent verification or investigation, that the forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of Mikasa.

    CIBC World Markets did not make or obtain any independent evaluations or appraisals of the assets or liabilities (contingent or otherwise) of Mikasa or its affiliated entities. CIBC World Markets did not express any opinion as to the underlying valuation, future performance or long-term viability of Mikasa, or the price at which the Mikasa common stock would trade or otherwise be transferable subsequent to announcement of the proposed merger. In connection with its engagement, CIBC World Markets was not requested to, and did not, solicit third-party indications of interest in the acquisition of all or a part of Mikasa. CIBC World Markets expressed no view as to, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Mikasa or the effect of any other transaction in which Mikasa may engage.

    CIBC World Markets' opinion was necessarily based on the information available to CIBC World Markets and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets as of the date of the opinion. No other instructions or limitations were imposed by Mikasa on CIBC World Markets with respect to the investigations made or procedures followed by CIBC World Markets in rendering its opinion. It should be understood that, although subsequent developments may affect its opinion, CIBC World Markets does not have any obligation to update, revise or reaffirm its opinion.

    A copy of CIBC World Markets' written presentation to the special committee has been filed as an exhibit to the Rule 13e-3 Transaction Statement on
Schedule 13E-3 filed by Mikasa with the Securities and Exchange Commission in connection with the merger and is available as set forth below under "WHERE YOU CAN FIND MORE INFORMATION."

    In its analyses, CIBC World Markets considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Mikasa.

No company, transaction or business used in CIBC World Markets' analyses as a comparison is identical to Mikasa or the proposed merger, and an evaluation of the results of the analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgements concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analysed.

    The estimates contained in CIBC World Markets' analyses and the ranges of valuations resulting from any particular analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, CIBC World Markets' analyses and estimates are inherently subject to substantial uncertainty.


    In arriving at its opinion, CIBC World Markets made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. In view of the variety of analyses and factors considered by it in connection with its opinion, CIBC World Markets did not find it practicable to and did not quantify or otherwise assign relative weights to the specific analyses or factors considered in reaching its opinion. Accordingly, CIBC World Markets believes that its analyses and factors must be considered as a whole and that selecting portions of its analyses and factors without considering all analyses and factors could create a misleading or incomplete view of the processes underlying such opinion.


    Although CIBC World Markets evaluated the merger consideration from a financial point of view, it was not asked to and did not recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger were determined through negotiations between Mikasa, the special committee and J.G. Durand Industries. The decision to enter into the merger agreement was solely that of Mikasa's Board of Directors. CIBC World Markets' opinion and financial analyses were only one of many factors considered by the special committee in its evaluation of the proposed merger and should not be viewed as determinative of the views of Mikasa's special committee, Board of Directors or management with respect to the merger or the merger consideration.

    The following is a summary of the material analyses underlying CIBC World Markets' opinion presented to the special committee on September 10, 2000:


    SELECTED COMPANIES ANALYSIS. CIBC World Markets compared financial and operating data for Mikasa with corresponding information for the following four selected companies in the tableware industry which CIBC World Markets in its judgment deemed most comparable to Mikasa:


    - Libbey Inc.

    - Lifetime Hoan Corporation

    - Oneida Ltd.

    - Waterford Wedgwood Plc

    CIBC World Markets reviewed enterprise values (calculated as equity market value, plus net debt) for the selected companies as multiples of, among other things, latest 12 months revenues, earnings before interest, taxes, depreciation and amortization, commonly known as "EBITDA," and earnings before interest and taxes, commonly known as "EBIT." CIBC World Markets also reviewed equity values for the selected companies as a multiple of estimated calendar years 2000 and 2001 earnings per share, commonly referred to as "EPS." All multiples were based on closing stock prices on September 6, 2000. Estimated financial and operating data for the selected companies were based on publicly available research analysts' estimates and estimated financial and operating data for Mikasa were based on internal estimates of the management of Mikasa.

    CIBC World Markets then applied a range of multiples derived for the selected companies of latest 12 months revenues, EBITDA and EBIT, and estimated calendar years 2000 and 2001 EPS, to corresponding financial data of Mikasa. This analysis indicated an implied equity reference range for Mikasa of approximately $14.45 to $25.57 per share, as compared to the merger consideration of $16.50 per share.


    PRECEDENT TRANSACTIONS ANALYSIS. CIBC World Markets analyzed the implied transaction and purchase price multiples paid in the following selected merger and acquisition transactions in the tableware industry which CIBC World Markets in its judgment deemed most comparable to the merger:


TARGET                                     ACQUIROR
------                                     --------
Delco International                        Oneida Ltd.
Viners of Sheffield Ltd.                   Oneida Ltd.
Sakura, Inc.                               Oneida Ltd.
Vidriera Leonesa S.A.                      Barbosa & Almeida
Oneida Ltd.                                Libbey Inc.
Denby Group Plc                            Table Design Plc
Corning Consumer Products Company          Borden Inc. (KKR)
Rosenthal AG                               Waterford Wedgwood Plc
WorldCrisa Corporation                     Libbey Inc.

    All of the selected merger and acquisition transactions were consummated except the Oneida Ltd./ Libbey Inc. transaction.

    CIBC World Markets compared transaction values in the selected transactions as multiples of latest 12 months revenues, EBITDA and EBIT, and equity purchase prices as a multiple of, among other things, latest 12 months EPS. All multiples were based on financial information available at the time the relevant transaction was announced.

    CIBC World Markets then applied a range of multiples derived for the selected transactions of latest 12 months revenues, EBITDA, EBIT and EPS to corresponding financial data of Mikasa. This analysis indicated an implied equity reference range for Mikasa of approximately $12.53 to $22.31 per share, as compared to the merger consideration of $16.50 per share.

    DISCOUNTED CASH FLOW ANALYSES. CIBC World Markets performed discounted cash flow analyses to estimate the present value of the stand-alone, unlevered, after-tax free cash flows that Mikasa could generate over calendar years 2000 through 2004, based on two sets of internal estimates of the management of
Mikasa: (A) the "Base Case" which assumes current operating performance forecast into the future and (B) the "Management Case" which assumes increases in gross margins and sales growth and a decrease in selling, general and administrative expenses as a percentage of sales. The range of estimated terminal values for Mikasa was calculated by applying terminal value multiples of 5.5x to 7.5x to Mikasa's estimated calendar year 2004 EBITDA. The cash flows and terminal values were discounted to present values using discount rates ranging from 10.0% to 12.0%. These analyses indicated implied equity reference ranges for Mikasa of approximately $15.62 to $20.70 per share based upon the Base Case and approximately $22.05 to $29.00 per share based upon the Management Case, as compared to the merger consideration of $16.50 per share.

    LEVERAGED BUYOUT ANALYSES. CIBC World Markets derived implied equity reference ranges for Mikasa by performing leveraged buyout analyses based on internal estimates of the management of Mikasa and estimated rates of return for a financial buyer. CIBC World Markets utilized management projections for the years 2000 through 2004 based on the Base Case and the Management Case. The analyses were performed assuming, among other things, a range of required rates of return to a financial buyer of 30% to 40% and a range of EBITDA terminal multiples of 5.5x to 7.5x. These analyses indicated implied equity reference ranges for Mikasa of approximately $11.66 to $12.54 per share based on the Base Case and approximately $15.44 to $16.12 per share based on the Management Case, as compared to the merger consideration of $16.50 per share.

    PREMIUMS PAID ANALYSIS. CIBC World Markets reviewed the premiums paid in 59 cash transactions in which more than 50% of the shares were acquired. These transactions were effected between January 1, 1999 and September 6, 2000 and had transaction values of between $250 million and $500 million. CIBC World Markets then applied selected premiums based on the average of the per share market prices of the target company during the four weeks prior to public announcement of the transaction to $9.69, the average of the closing stock prices of Mikasa common stock one day, one week and four weeks prior to September 7, 2000. This analysis indicated an implied equity reference range for Mikasa of approximately $12.07 to $15.39 per share, as compared to the merger consideration of $16.50 per share.

    OTHER FACTORS. In rendering its opinion, CIBC World Markets also reviewed and considered, among other things:

    - historical and projected financial data for Mikasa; and

    - historical market prices and trading volumes for Mikasa common stock and the relationship between movements in Mikasa common stock, movements in the common stock of the selected companies and movements in the S&P 500 Index.

    MISCELLANEOUS. Pursuant to an engagement letter dated July 20, 2000, Mikasa agreed to pay CIBC World Markets an aggregate fee of $800,000, of which $100,000 became payable upon execution of the engagement letter and $700,000 became payable upon the delivery of CIBC World Markets' opinion. Mikasa also agreed to reimburse CIBC World Markets for its reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel, and to indemnify CIBC World Markets and related parties, to the full extent lawful, from and against liabilities, including liabilities under the federal securities law, incurred in connection with CIBC World Markets' engagement.

    The special committee selected CIBC World Markets because of CIBC World Markets' reputation, experience and expertise. As part of CIBC World Markets' investment banking business, CIBC World Markets is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers (including "going-private transactions"), underwritings, secondary distributions of securities, private placements and valuations for other purposes. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of Mikasa for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

FINANCIAL ADVISOR TO MIKASA

    Mikasa retained UBS Warburg LLC as its financial advisor in connection with Mikasa's investigation of strategic alternatives. UBS Warburg assisted Mikasa in the negotiation of the terms of the merger. Mikasa agreed to pay UBS Warburg a fee of approximately $2,500,000, plus reasonable out-of-pocket expenses, payable upon the consummation of the merger. Robert Hotz, a director of Mikasa, is a Managing Director of UBS Warburg.

PURPOSE AND STRUCTURE OF THE MERGER

    The purpose of the merger is to provide Mikasa's public stockholders cash for their shares, to permit J.G. Durand Industries to acquire majority ownership of Mikasa, and to terminate the status of Mikasa as a company with publicly traded equity. The transaction has been structured as a cash merger in order to provide the public stockholders of Mikasa with cash for all of their shares and to provide an orderly transfer of majority ownership of Mikasa with reduced transaction costs. In the merger, each share of Mikasa common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive $16.50 in cash.


    On the record date, the continuing stockholders owned [9,325,897] shares of Mikasa common stock, representing [54.9]% of the outstanding shares of Mikasa common stock. In connection with the merger agreement, the Board of Directors has provided for the creation of a new series of Mikasa's preferred stock, designated the "Series A Preferred Stock," which ranks on a parity with Mikasa's common stock with respect to dividends and distributions upon liquidation, dissolution or winding up of Mikasa. Immediately prior to the effective time of the merger, 2,672,800 shares of Mikasa common stock held by the continuing stockholders will be converted into 44,101.2 shares of Series A Preferred Stock. At the effective time of the merger, all of the continuing stockholders' remaining shares (as of the record date, this would equal [6,653,097] shares) will be converted into cash at $16.50 per share. Immediately following the effective time of the merger, the Series A Preferred Stock of Mikasa held by the continuing stockholders will be converted into new shares of Mikasa common stock, following which, the continuing stockholders will own approximately 15.3% of Mikasa.



    The continuing stockholders decided to engage in the merger for the following reasons:



    - The continuing stockholders believe that the merger is fair to, and in the best interests of, all other holders of Mikasa common stock for the reasons described above under "--Recommendations of the Special Committee and Board of Directors; Fairness of the Merger."



    - In the merger the continuing stockholders, in the aggregate, will receive $16.50 per share in cash in respect of [6,653,097] shares of Mikasa common stock they own, which price represented a substantial premium to the market price for Mikasa common stock prior to the signing of the merger agreement.



    - Following the merger, the continuing stockholders, in the aggregate, will be entitled to receive cash payments in respect of options they hold to purchase [985,000] shares of Mikasa common stock in an amount equal to $16.50 per share, less the applicable exercise price and tax withholding for each option. See "--Interests of Mikasa Directors and Executive Officers in the Merger."



    - Following the merger, the continuing stockholders, in the aggregate, will own approximately 15.3% of Mikasa, and as a result will share in any future earnings growth or increase in value of Mikasa.



    - The terms of the employment agreements, long-term cash incentive compensation plan and stockholders' agreement described below under "--Interests of Mikasa Directors and Executive Officers in the Merger."



    J.G. Durand Industries decided to engage in the merger for the following reasons:



    - J.G. Durand Industries believes the merger will strengthen its position in the tableware and dinnerware markets in the United States. In particular, although it already has a strong presence in the mass market segment in the United States, J.G. Durand Industries believes the merger will allow it to more effectively reach the more selective markets in which Mikasa participates.



    - Following the merger, J.G. Durand Industries will supply a greater quantity of crystalware to Mikasa.



    - The merger will enable J.G. Durand Industries to distribute its own goods through Mikasa's distribution network.



    - The merger will facilitate the efficient distribution of Mikasa's products in Europe through J.G. Durand Industries' distribution network.

    - J.G. Durand Industries believes that synergies between the two companies in marketing, logistics and administration will result in cost savings.


EFFECTS OF THE MERGER

    After the effective time of the merger, Mikasa stockholders, other than the continuing stockholders, will cease to have ownership interests in Mikasa or rights as Mikasa stockholders. Upon completion of the merger, J.G. Durand Industries and the continuing stockholders are expected to own approximately 84.7% and 15.3%, respectively, of Mikasa. Although their equity investment in Mikasa involves risk resulting from, among other things, the limited liquidity of the investment, the stockholders of J.G. Durand Industries and the continuing stockholders will be the sole beneficiaries of the future earnings and growth of Mikasa, if any.


    In addition to maintaining an equity interest in the surviving corporation, in the merger the continuing stockholders, in the aggregate, will receive $16.50 per share in respect of [6,653,097] shares of Mikasa common stock they own and an amount in cash in respect of each option they own to purchase Mikasa common stock equal to $16.50 per share, less the applicable exercise price and tax withholding for each option. Moreover, the terms of the employment agreements, stockholders' agreement and long-term cash incentive compensation plan described below under "--Interests of Mikasa Directors and Executive Officers in the Merger" will take effect following the merger. Following the merger the continuing stockholders will no longer beneficially own, in the aggregate, a majority of the outstanding Mikasa common stock. In addition, under the stockholders' agreement, J.G. Durand Industries will have certain rights to purchase, and the continuing stockholders will have certain rights to cause J.G. Durand Industries to purchase, the Mikasa common stock owned by the continuing stockholders following the merger. See "--Purpose and Structure of the Merger" and "--Interests of Mikasa Directors and Executive Officers in the Merger."



    In addition to acquiring a controlling equity interest in the surviving corporation as a result of the merger, J.G. Durand Industries believes that the merger will result in J.G. Durand Industries having a stronger presence in the United States market, increased production, efficiencies in distribution and cost savings as described above under "--Purpose and Structure of the Merger." However, following the merger, J.G. Durand Industries will be faced with the difficulties inherent in integrating the management teams, corporate cultures, operations and financial structures of the two different organizations and the ongoing challenge of operating a larger and more complex organization.


    As a result of the merger, Mikasa will be a privately-held corporation and there will be no public market for its common stock. After the merger, the common stock will cease to be quoted on the New York Stock Exchange and price quotations with respect to sales of shares of Mikasa common stock in the public market will no longer be available. In addition, registration of the Mikasa common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with stockholders meetings, no longer applicable to Mikasa. After the effective time of the merger, Mikasa will no longer be required to file periodic reports with the Securities and Exchange Commission.

    From and after the effective time of the merger, the directors of Merger Sub will become the directors of Mikasa, and the current officers of Mikasa will remain the officers of Mikasa, in each case until their successors are duly elected or appointed and qualified. From and after the effective time of the merger, the certificate of incorporation of Merger Sub in effect immediately prior to the effective time will become the certificate of incorporation of Mikasa (except that, as of the effective time, the name of the corporation given in the certificate will be "Mikasa, Inc."), and the by-laws of Mikasa in effect immediately prior to the effective time will remain the by-laws of Mikasa, each until amended afterwards.

    It is expected that following completion of the merger, the operations of Mikasa will be conducted substantially as they are currently being conducted. Other than the merger and the other transactions described in the merger agreement, neither Mikasa, J.G. Durand Industries nor any of the continuing stockholders has any present plans or proposals that relate to or would result in an extraordinary corporate transaction involving Mikasa's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets. However, J.G. Durand Industries, Mikasa and the continuing stockholders will continue to evaluate Mikasa's business and operations after the merger, and may develop new plans and proposals in the future.

    At the effective time of the merger, each option to purchase shares of Mikasa common stock outstanding and unexercised as of such date granted pursuant to Mikasa's Long-Term Incentive Plan, Non-Employee Directors Stock Option Plan or 1998 Long-Term Incentive Plan will become 100% vested and immediately exercisable. Each holder of an option outstanding as of the effective time of the merger will be entitled to receive, and will be paid in full satisfaction of the option, or each option will after the effective time of the merger be exercisable solely for, a cash payment equal to the product of (x) the excess, if any, of $16.50 over the exercise price per share of Mikasa common stock subject to the option multiplied by (y) the number of shares of Mikasa common stock subject to the option immediately prior to the effective time of the merger, less applicable tax withholding. Any amounts withheld from these payments and paid to the proper authority will be treated for all purposes as having been paid to the option holders. Upon the receipt by the option holder of this payment, the option held by such holder will be cancelled and the option holder's acceptance of the payment will be deemed a release of all of his rights with respect to the option. At and after the effective time of the merger, no holder of Mikasa stock options granted under the Mikasa option plans mentioned above will have any rights to acquire any equity securities of Mikasa, the surviving corporation or any of its subsidiaries.


    As of the date hereof, the continuing stockholders, in the aggregate, own [54.9]% of the outstanding shares of Mikasa common stock. Immediately following the merger, J.G. Durand Industries will own approximately 84.7% of the outstanding shares of Mikasa common stock and the continuing stockholders, in the aggregate, will own approximately 15.3% of the outstanding shares of Mikasa common stock. As stockholders, the continuing stockholders do not and will not have any direct interest in or ability to access Mikasa's net book value or net income. Following completion of the merger, J.G. Durand Industries will be able to consolidate Mikasa's net book value and net income in its financial statements. Mikasa's net book value was $214,037,000 as of September 30, 2000. Mikasa's net income for the nine months ended September 30, 2000 was $6,884,000, and its net income for the fiscal year ended December 31, 1999 was $21,593,000.


RISK THAT THE MERGER WILL NOT BE COMPLETED

    Completion of the merger is subject to various conditions set forth in the merger agreement, including, but not limited to, the following:

    - the merger agreement and the transactions contemplated by the merger agreement are approved by the Mikasa stockholders at the special meeting;

    - holders of no more than 7% of the shares of Mikasa common stock outstanding as of the effective time of the merger have exercised appraisal rights under Delaware law;

    - each of the parties to the merger agreement must have performed its obligations under the merger agreement in all material respects at or before the effective time of the merger;


    - we have obtained all necessary consents, permits and approvals;

    - no law, injunction or order prohibits the completion of the merger or restricts the conduct of Merger Sub or Mikasa, or the operation of the business of Mikasa after the Merger;

    - the representations and warranties made by the parties in the merger agreement are true and correct in all material respects at the effective time of the merger; and

    - since the date of the merger agreement, there has not occurred an event which is continuing and which constitutes a material adverse effect on Mikasa.

    As a result of the various conditions to the completion of the merger, we cannot assure you that the merger will be completed even if the requisite stockholder approval is obtained.

    It is expected that if Mikasa stockholders do not approve and adopt the merger agreement and the transactions contemplated by the merger agreement, or if the merger is not completed for any other reason, the current management of Mikasa, under the direction of the Board of Directors, will continue to manage Mikasa as an on-going business.

INTERESTS OF MIKASA DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

    In considering the recommendation of the Board of Directors, you should be aware that certain members of Mikasa's management and the Board of Directors have interests in the transaction that are or may be different from, or in addition to, your interests as a Mikasa stockholder. The Board of Directors appointed the special committee, consisting solely of directors who are not officers or employees of Mikasa and who will retain no interest in Mikasa following the merger, to evaluate, negotiate the terms of, and make a recommendation to the Board of Directors with respect to, any offer to acquire Mikasa by a third party acting in connection with certain directors and officers of Mikasa. The special committee was aware of these differing interests and considered them, among other matters, in recommending the approval of the merger agreement and in recommending that the Board of Directors approve the merger agreement and recommend to Mikasa stockholders that the merger agreement be adopted.

    MESSRS. INOUYE AND MUTO. Messrs. Inouye and Muto, members of the special committee, hold options granted to them in May 2000 pursuant to Mikasa's Non-Employee Director Stock Option Plan, each to purchase 2,500 shares of Mikasa common stock at $9.5625 per share, all of which will vest as a result of the merger. In the merger, the options held by Messrs. Inouye and Muto will be converted into the right to receive a total of $17,343.75 each. See "--Treatment of Stock Options" below.


    CONTINUING STOCKHOLDERS. As of the record date, the continuing stockholders owned (directly or, in the case of Messrs. Dingman and Aratani, through one or more family trusts with respect to which they are trustees and beneficial owners) [9,325,897] shares of Mikasa common stock, as well as options to purchase an additional 985,000 shares of Mikasa common stock. Immediately prior to the effective time of the merger, 2,672,800 shares of Mikasa common stock held by the continuing stockholders will be converted into 44,101.2 shares of a new series of Mikasa preferred stock, as described in "SPECIAL FACTORS--Purpose and Structure of the Merger" and "THE MERGER AGREEMENT--Structure; Merger Consideration." At the effective time of the merger, like the shares of Mikasa common stock held by the public stockholders, all of the remaining shares of the continuing stockholders' common stock (as of the record date for the special meeting, this would equal [6,653,097] shares) will be converted into cash at $16.50 per share. Immediately following the effective time of the merger, the Series A Preferred Stock of Mikasa held by the continuing stockholders will be converted into new shares of Mikasa common stock, following which, the continuing stockholders will own approximately 15.3% of Mikasa. Like all other Mikasa option holders, the continuing stockholders will receive an amount equal to the excess, if any, of $16.50 per share over the per share exercise price for their outstanding options less applicable tax withholding. Because the continuing stockholders will retain

Mikasa common stock after completion of the merger, they may have interests in connection with the merger that are different from, or in addition to, your interests as a Mikasa stockholder.


    We expect the continuing stockholders to own the indicated number and percent of shares of Mikasa common stock outstanding immediately after completion of the merger:

NAME OF INDIVIDUAL                                            SHARES OF COMMON STOCK
------------------                                            -----------------------
Alfred J. Blake.............................................  19,577.25       (6.8%)
Raymond B. Dingman..........................................   6,405.30       (2.2%)
Anthony F. Santarelli.......................................   7,855.65       (2.7%)
George T. Aratani...........................................  10,263.00       (3.6%)
                                                              -----------------------
  Total.....................................................  44,101.20      (15.3%)
                                                              =======================

    As a result of the structure of the merger, the continuing stockholders will not recognize gain or loss for U.S. federal income tax purposes on the conversion of their Mikasa common stock into new shares of Mikasa Series A Preferred Stock or the conversion of the preferred stock into new shares of Mikasa common stock.

    TREATMENT OF STOCK OPTIONS. At the effective time of the merger, each option to purchase shares of Mikasa common stock outstanding and unexercised as of such date granted pursuant to Mikasa's Long-Term Incentive Plan, Non-Employee Directors Stock Option Plan or 1998 Long-Term Incentive Plan will become 100% vested and immediately exercisable. Each holder of an option outstanding as of the effective time of the merger will be entitled to receive, and will be paid in full satisfaction of the option, or each option will after the effective time of the merger be exercisable solely for, a cash payment equal to the product of
(x) the excess, if any, of $16.50 over the exercise price per share of Mikasa common stock subject to the option multiplied by (y) the number of shares of Mikasa common stock subject to the option immediately prior to the effective time of the merger, less applicable tax withholding. Any amounts withheld from these payments and paid to the proper authority will be treated for all purposes as having been paid to the option holders. Upon the receipt by the option holder of this payment, the option held by such holder will be cancelled and the option holder's acceptance of the payment will be deemed a release of all of his rights with respect to the option. At and after the effective time of the merger, no holder of Mikasa stock options granted under the Mikasa option plans mentioned above will have any rights to acquire any equity securities of Mikasa, the surviving corporation or any of its subsidiaries.

    The following chart shows the number of shares of Mikasa common stock receivable upon exercise of outstanding options held by the directors and executive officers of Mikasa and the number of such options for which vesting would be accelerated by the merger (assuming consummation of the merger prior to December 10, 2000).

                                   TOTAL SHARES OF
                                       MIKASA                                                  EXERCISE PRICE OF
                                    COMMON STOCK       WEIGHTED AVERAGE    OPTIONS VESTING      OPTIONS VESTING
                                   RECEIVABLE UPON      EXERCISE PRICE    SOLELY AS A RESULT   SOLELY AS A RESULT
NAME                             EXERCISE OF OPTIONS    OF ALL OPTIONS      OF THE MERGER        OF THE MERGER
----                             -------------------   ----------------   ------------------   ------------------
Alfred J. Blake................         247,500            $11.8460             25,000               $10.3750
                                                                                50,000                 9.9375

George T. Aratani..............               0                  --                  0                     --

Anthony F. Santarelli..........         240,000             11.7162             25,000                10.3750
                                                                                50,000                 9.9375

Raymond B. Dingman.............         497,500             11.1068             25,000                10.3750
                                                                                50,000                 9.9375

Brenda W. Flores...............          82,500             11.6326              5,000                10.3750
                                                                                25,000                 9.9375

Robert H. Hotz.................          15,000             11.7504              1,250                10.9400
                                                                                 2,500                 9.5625

Norman R. Higo.................               0                  --                  0                     --

Joseph S. Muto.................           2,500              9.5625              2,500                 9.5625

Raymond E. Inouye..............           2,500              9.5625              2,500                 9.5625
                                      ---------                                -------
Total for all Directors and
  Executive Officers...........       1,087,500                                263,750
                                      =========                                =======

    EXECUTIVE OFFICERS. Under the terms of the merger agreement, upon completion of the merger, the current Mikasa officers will continue to be officers of Mikasa, and to serve in their current offices, until their successors are duly elected or appointed. The current executive officers of Mikasa are Raymond B. Dingman (Chief Executive Officer, President and Chief Operating Officer), Alfred J. Blake (Chairman of the Board of Directors), Anthony F. Santarelli (Executive Vice President--Operations) and Brenda W. Flores (Vice President and Chief Financial Officer).

    EMPLOYMENT AGREEMENTS--GENERAL. Mikasa currently has an employment and consulting agreement with Mr. Blake, which will be terminated at the effective time of the merger. Mikasa and Mr. Blake have entered into a new employment agreement which will become effective upon completion of the merger.
Mr. Dingman, Mr. Santarelli and Mr. Aratani have also entered into employment agreements with Mikasa which will become effective upon completion of the merger.


    Each of the employment agreements has been filed as an exhibit to the Rule 13e-3 transaction statement on Schedule 13E-3 filed by Mikasa with the Securities and Exchange Commission in connection with the merger. See "WHERE YOU CAN FIND MORE INFORMATION."


    EMPLOYMENT AGREEMENTS--MESSRS. BLAKE, DINGMAN AND SANTARELLI. The employment agreements with Mikasa will provide for Mr. Blake to serve in a position to be mutually agreed upon by Mr. Blake and Mikasa and for Messrs. Dingman and Santarelli to serve as Mikasa's Chief Executive Officer, President and Chief Operating Officer and as its Executive Vice President--Operations, respectively, in each case until December 31, 2002. The employment agreements also will provide for each executive to receive the following:

    - an annual base salary of $350,000 (Mr. Blake), $350,000 (Mr. Dingman) and $275,000 (Mr. Santarelli), subject to annual review but not to decrease;

    - a discretionary annual cash bonus which will be no less than his 1999 cash bonus so long as Mikasa meets certain "net income" (as defined in the employment agreements) targets;

    - participation in Mikasa's Incentive Compensation Plan (as described below); and

    - employee benefits and perquisites no less favorable, in the aggregate, than those provided to the executive before the merger.

    Under the employment agreements, upon termination of the executive's employment prior to December 31, 2002 by Mikasa without "cause" (as defined in the employment agreements), by the executive for "good reason" (as defined in the employment agreements) or as a result of the executive's death or "disability" (as defined in the employment agreements), the executive will be entitled to:

    - an amount equal to the base salary he would have received until December 31, 2002, had his employment not been terminated; and

    - employee benefits and perquisites for him and his eligible dependents until December 31, 2002, as if his employment had not been terminated.

    The employment agreements also will provide that a termination of employment prior to December 31, 2002 by the executive "for good reason" will be treated for purposes of the Incentive Compensation Plan as a termination by Mikasa without "cause."

    Under the employment agreements, upon any termination of his employment with Mikasa at any time, the executive and his spouse will each continue to receive medical and dental benefits paid for by Mikasa until such time as he and she reach age 65, respectively.

    The employment agreements will include provisions that restrict the executive from engaging in the following conduct in the United States for a period of 18 months following any termination of his employment with Mikasa at any time:

    - directly or indirectly, participating in the management, operation or control of any competitor of Mikasa with respect to the business of manufacturing and selling ceramic dinnerware, crystal and glassware products; and

    - soliciting employees of Mikasa to be employed by a competitor of Mikasa with respect to Mikasa's business described above.

    The employment agreements also will provide that if the executive prevails in any dispute with respect to the employment agreement, Mikasa will reimburse him for attorneys' fees and costs.

    EMPLOYMENT AGREEMENT--MR. ARATANI. Mr. Aratani's employment agreement will provide for Mr. Aratani to serve as Mikasa's Chairman Emeritus until December 31, 2002. The employment agreement also will provide for Mr. Aratani to receive the following:

    - an annual base salary of $15,000, subject to annual review but not to decrease;

    - office and administrative support substantially similar to those he received prior to the merger; and

    - employee benefits and perquisites no less favorable, in the aggregate, than those provided to the executive before the merger.

    The employment agreement also will provide that if Mr. Aratani prevails in any dispute with respect to the employment agreement, Mikasa will reimburse him for attorneys' fees and costs.

    INCENTIVE COMPENSATION PLAN. As of the completion of the merger, Mikasa will implement a long-term cash incentive compensation plan for certain members of management, including the three executives. We refer to this plan as the "Incentive Compensation Plan." The Incentive Compensation Plan will be in addition to the annual cash bonus program in place for such employees.

    The Incentive Compensation Plan will be administered by a committee comprised of four individuals designated by J.G. Durand Industries (referred to as "Durand designees") and three executive officers of Mikasa designated by Mikasa prior to the completion of the merger (referred to as "Mikasa designees").

    Under the Incentive Compensation Plan, a pool of cash (referred to as the "plan pool") will be distributed to participants after the end of fiscal year 2003 based on awards granted to them by the Durand designees (in the case of awards to the Mikasa designees) or by the Mikasa designees (in the case of awards to other participants) each year of the plan's operation. The awards will entitle the participants to a fixed percentage of the plan pool at the time of its distribution. The plan pool will be irrevocably credited, with respect to each fiscal year starting with fiscal year 2000 and ending with fiscal year 2003, with an amount of cash based upon the formula set forth in the Incentive Compensation Plan, including certain minimum targets, and the "net income" (as defined in the Incentive Compensation Plan) recorded by Mikasa for the relevant fiscal year. The maximum amount to be distributed to participants under the Incentive Compensation Plan is $15 million.

    The aggregate awards granted to a participant in the Incentive Compensation Plan will vest with respect to 0% at the end of the first year, 30% at the end of the second year, 60% at the end of the third year and 100% at the end of the fourth year of the period of the plan's operation. If a participant's employment is terminated by Mikasa for "cause" (as defined in the Incentive Compensation
Plan), the participant will forfeit all of his awards. If a participant terminates his own employment for any reason, the participant will forfeit his unvested awards but Mikasa will pay him a cash amount for his vested awards at the time payments are made generally to other participants. If the employment of a participant is terminated as a result of his death or "disability" (as defined in the Incentive Compensation Plan) or is terminated by Mikasa without cause, the participant's awards will vest in full at the time of such termination and Mikasa will pay him a cash amount for all of his awards at the time payments are made generally to other participants. Any awards forfeited by participants may be reallocated by the Durand designees or the Mikasa designees, as applicable, as new awards to certain other participants.

    The plan pool will be distributed prior to the end of fiscal year 2003 in the event of a "control transaction" (as defined in the Incentive Compensation
Plan) or in the event of the termination of the Incentive Compensation Plan by the committee (with the agreement of at least two Mikasa designees). In each case, the plan pool will be determined based upon Mikasa's net income prior to the triggering event and payments will be made to participants based upon their outstanding awards, whether vested or not, with any unallocated amounts of the plan pool distributed to participants by the committee in its discretion.

    The Incentive Compensation Plan has been filed as an exhibit to the
Schedule 13E-3 filed by Mikasa with the Securities and Exchange Commission in connection with the merger. See "WHERE YOU CAN FIND MORE INFORMATION."


    SUPPORT AGREEMENT. In connection with the merger agreement, the continuing stockholders, Messrs. Blake, Dingman, Santarelli and Aratani, have entered into a support agreement dated September 10, 2000, with Merger Sub and J.G. Durand Industries. As of the record date, the continuing stockholders owned, in the aggregate, [9,325,897] shares of Mikasa common stock, or approximately [54.9]% of the outstanding shares, as well as options to purchase [985,000] shares. Under the terms of the support agreement, which is attached as Appendix B to this proxy statement, Messrs. Blake, Dingman, Santarelli and Aratani have each agreed, among other things:


    - to vote their shares to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, and to vote their shares in favor of any other matter necessary to complete the transactions contemplated by the merger agreement;

    - to vote against any competing transaction or certain other transactions which may frustrate the merger;

    - not to sell, transfer, pledge, assign or otherwise dispose of any shares of Mikasa common stock; and

    - to refrain from directly or indirectly soliciting, initiating, or otherwise facilitating any third-party acquisition inquiries.


    These obligations terminate upon completion of the merger, or if the merger agreement is terminated for any reason. In addition, each of the continuing stockholders has granted to and appointed a designee of Merger Sub as such continuing stockholder's proxy and attorney-in-fact, with full power of substitution, to vote or otherwise grant consent or approval with respect to all of such continuing stockholder's shares of Mikasa common stock in accordance with the agreements described above. Each proxy is coupled with an interest and is irrevocable until either the merger is consummated or the merger agreement is terminated.


    If the merger agreement is not terminated and the continuing stockholders comply with the terms of the support agreement, the merger agreement and the transactions contemplated by the merger agreement will be approved and adopted regardless of how any other stockholder votes on these issues.

    In addition, in the support agreement, each of the continuing stockholders has agreed that if Mikasa consummates a competing transaction within one year of the termination of the merger agreement, or if Mikasa enters into an agreement with respect to a competing transaction within one year of the termination of the merger agreement and such competing transaction is consummated, the continuing stockholder will pay a fee to J.G. Durand Industries equal to the product of:

    - 0.50;

    - the total number of shares of Mikasa common stock owned by the continuing stockholder at the time of the termination of the merger agreement (less, subject to certain limitations, the number of shares to be rolled over in the alternative transaction); and

    - the excess of the highest price per share of Mikasa common stock paid in the competing transaction over $16.50.

    This fee will only be payable if:

    - the merger agreement is terminated by Merger Sub because the Board of Directors recommended the competing transaction;

    - the merger agreement is terminated by the Board of Directors of Mikasa in the exercise of their fiduciary duties in connection with a competing transaction; or

    - the merger agreement is terminated by any party because the stockholders of Mikasa did not approve the merger agreement, or by Merger Sub because the Board of Directors withdrew or modified its recommendation of the merger agreement or because of a breach of the merger agreement by Mikasa, and in each case a proposal for a competing transaction had been made prior to the termination of the merger agreement.

    STOCKHOLDERS' AGREEMENT. Messrs. Blake, Dingman, Santarelli and Aratani, together with Mikasa, J.G. Durand Industries and Merger Sub, have entered into a stockholders' agreement which will become effective upon completion of the merger. A stock purchase agreement between Mikasa and Mr. Blake, dated
August 6, 1996, will be superseded by the terms of the stockholders' agreement, and upon completion of the merger will be of no further force and effect. The stockholders' agreement is attached as Appendix C to this proxy statement.

    The stockholders' agreement restricts the ability of the continuing stockholders to freely transfer the shares of Mikasa common stock held by them following the merger (other than to family or charities).

    The stockholders' agreement establishes, among other things, certain rights of the continuing stockholders to require J.G. Durand Industries or its designee (including Mikasa) to purchase, and certain rights of J.G. Durand Industries or its designee (including Mikasa) to require the continuing stockholders to sell to it, their shares of Mikasa common stock for a price that is based upon Mikasa's exceeding certain "cumulative net income per share" (as defined in the stockholders' agreement) targets following the merger but which in any event will be no less than $16.50 per share (as equitably adjusted for changes in Mikasa's stock and minus certain amounts with respect to dividends). Certain of these rights are triggered, in the case of all of the continuing stockholders, upon the close of Mikasa's fiscal year 2003 and in connection with a "control transaction" (as defined in the stockholders' agreement) involving J.G. Durand Industries or Mikasa prior to the end of Mikasa's fiscal year 2003; in the case of each of the three executives, upon the termination of his employment with Mikasa prior to the end of Mikasa's fiscal year 2003 or upon his failure to enter into an employment agreement with Mikasa with respect to his employment after December 31, 2002; and, in the case of Mr. Aratani, upon changes in the senior management of Mikasa prior to the end of Mikasa's fiscal year 2003. In addition, unless otherwise agreed by the continuing stockholder, there will be a purchase by J.G. Durand Industries of all of the shares of Mikasa common stock held by a continuing stockholder following the end of Mikasa's fiscal year 2003. In certain circumstances following a public offering by Mikasa of shares of Mikasa common stock, these rights and restrictions will cease to be effective.

    With respect to a sale by J.G. Durand Industries of any of its shares of Mikasa common stock to a third party, the stockholders' agreement grants the continuing stockholders the right to sell to such third party, on the same terms and conditions as J.G. Durand Industries' sale, an amount of their shares of Mikasa common stock proportionate to the amount of shares to be sold by J.G. Durand Industries. The continuing stockholders may require the third party to purchase all of their shares of Mikasa common stock if J.G. Durand Industries' sale would result in J.G. Durand Industries owning less than 50% of the amount of Mikasa common stock it will own immediately following the effective time of the merger.

    With respect to a sale by J.G. Durand Industries to a third party of more than 85% of its shares of Mikasa common stock, the stockholders' agreement grants J.G. Durand Industries the right to require the continuing stockholders to sell to such third party, on the same terms and conditions as J.G. Durand Industries' sale, an amount of their shares of Mikasa common stock which is proportionate to the amount of shares to be sold by J.G. Durand Industries.

    The stockholders' agreement also grants the continuing stockholders the opportunity to have their shares included in any registration statement that Mikasa files in connection with any public offering of shares of Mikasa common stock, other than a registration statement on Form S-4 or Form S-8.

    The stockholders' agreement provides that so long as any of the three executives owns shares of Mikasa common stock, the three executives who own shares shall have the right to nominate for election as members of the Board of Directors a number of persons equal to the number of such three executives who then beneficially own shares and J.G. Durand Industries shall nominate the remaining candidates. The stockholders' agreement also provides that the continuing stockholders and J.G.

Durand Industries will vote for all of the nominees to the Board of Directors. Moreover, only the party who nominated a director may remove him or her from the Board of Directors prior to the expiration of his or her term and only the party who nominated a terminating director may nominate a replacement for such director.

    Under the stockholders' agreement, if a continuing stockholder prevails in any dispute with respect to the stockholders' agreement, J.G. Durand Industries will reimburse him for attorneys' fees and costs. J.G. Durand Industries has also agreed to guarantee certain of the obligations of Mikasa to the continuing stockholders under the stockholders' agreement.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS; DIRECTORS' AND OFFICERS' INSURANCE. The merger agreement provides that Mikasa will indemnify and hold harmless each present and former director and officer of Mikasa for a period of six years for acts and omissions occurring before the effective time of the merger. The merger agreement further provides that for a period of six years after the effective time of the merger, Mikasa will maintain officers' and directors' liability insurance covering the persons who, on the date of the merger agreement, were covered by Mikasa's officers' and directors' liability insurance policies with respect to acts and omissions occurring before the effective time of the merger, subject to limitations on the maximum premium that Mikasa must pay for this insurance. The persons benefiting from the insurance provisions include all of Mikasa's current directors and executive officers. J.G. Durand Industries has agreed to cause Mikasa and Merger Sub to perform their obligations described in this paragraph. See "THE MERGER AGREEMENT--Indemnification and Insurance."

FINANCING FOR THE MERGER


    J.G. Durand Industries estimates that approximately $[245,000,000] will be required to complete the merger and pay its related fees and expenses. It expects this amount to be funded through cash on hand at the effective time of the merger.


LITIGATION

    Since the announcement of the proposed merger, Mikasa and its directors have been named as defendants in three substantially similar purported class action lawsuits filed in the Court of Chancery of the State of Delaware. The plaintiffs purport to represent a class of all persons whose stock will be converted into the right to receive $16.50 in cash per share in connection with the merger. While the allegations contained in the complaints are not identical, the complaints generally assert that the $16.50 per share does not reflect the value of the assets and future prospects of Mikasa. The complaints also generally allege that the directors of Mikasa engaged in self-dealing without regard to conflicts of interest and that they breached their fiduciary duties in approving the merger agreement. The complaints seek remedies including unspecified monetary damages, attorneys' fees and injunctive relief that would, if granted, prevent the completion of the merger. Mikasa believes that the allegations contained in these lawsuits are without merit. While Mikasa and its directors intend to defend themselves vigorously, no assurance can be given as to the outcome of these lawsuits.

ACCOUNTING TREATMENT OF THE MERGER

    For U.S. accounting purposes, the merger will be accounted for under the purchase method of accounting under which the total consideration paid in the merger will be allocated among Mikasa's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.


FEDERAL REGULATORY MATTERS



    The HSR Act requires Mikasa and the ultimate parent entities of Merger Sub to give information to the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission. Subsequent to such submission, a waiting period must expire or be terminated before the merger can be completed. Mikasa and the ultimate parent entities of Merger Sub made the required filings with the Department of Justice and the Federal Trade Commission on October 3, 2000, and the waiting period was terminated on October 30, 2000.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO STOCKHOLDERS

    The following is a summary of the material U.S. federal income tax consequences of the merger to holders of Mikasa common stock (including holders exercising appraisal rights). This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of Mikasa common stock or to holders who are subject to special treatment under U.S. federal income tax law (including, for example, banks, insurance companies, tax-exempt investors, S corporations, dealers in securities, non-U.S. persons, holders who hold their common stock as part of a hedge, straddle or conversion transaction, and holders who acquired common stock through the exercise of employee stock options or other compensation arrangements). Moreover, this summary does not deal with the taxation consequences to employees of Mikasa who receive new shares of Mikasa common stock at the effective time of the merger. In addition, this summary does not address the tax consequences of the merger under applicable state, local or foreign laws. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

    The receipt of cash by holders of Mikasa common stock in the merger or upon exercise of dissenters' appraisal rights will be a taxable transaction for U.S. federal income tax purposes. A holder of Mikasa common stock generally will recognize gain or loss in an amount equal to the difference between the merger consideration received by such holder and such holder's adjusted tax basis in the common stock. That gain or loss generally will be capital gain or loss if the common stock is held as a capital asset at the effective time of the merger. Any capital gain or loss generally will be long-term capital gain or loss if the common stock has been held by the holder for more than one year. If the common stock has been held by the holder for less than one year, any gain or loss will generally be taxed as a short-term capital gain or loss.

DISSENTERS' RIGHTS OF APPRAISAL

    Under Section 262 of the Delaware General Corporation Law, which we refer to as the "DGCL," any holder of Mikasa common stock who does not wish to accept $16.50 per share in cash for his or her shares of Mikasa common stock may dissent from the merger and elect to have the fair value of his or her shares of Mikasa common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to such holder in cash, together with a fair rate of interest, if any, provided that the holder complies with the provisions of Section 262.

    The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Appendix D to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of Mikasa common stock as to which appraisal rights are asserted. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF MIKASA COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY THE STEPS SUMMARIZED BELOW AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

    Under Section 262, where a proposed merger is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in that notice a copy of Section 262. This proxy statement constitutes that notice to the holders of Mikasa common stock and the applicable statutory provisions of the DGCL are attached to this proxy statement as Appendix D. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Appendix D to this proxy statement. FAILURE TO COMPLY WITH THE PROCEDURES SPECIFIED IN SECTION 262 TIMELY AND PROPERLY WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, Mikasa believes that stockholders who consider exercising such appraisal rights should seek the advice of counsel.

    Any holder of Mikasa common stock wishing to exercise the right to demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

    - as more fully described below, the holder must deliver to Mikasa a written demand for appraisal of the holder's shares before the vote on the merger agreement at the special meeting, which demand will be sufficient if it reasonably informs Mikasa of the identity of the holder and that the holder intends to demand an appraisal of the holder's shares;

    - the holder must not vote the holder's shares of Mikasa common stock in favor of the merger agreement; a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement; and

    - the holder must continuously hold the shares from the date of making the demand through the effective time of the merger; a stockholder who is the record holder of shares of Mikasa common stock on the date the written demand for appraisal is made but who thereafter transfers those shares before the effective time of the merger will lose any right to appraisal in respect of those shares.

    Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

    Only a holder of record of shares of Mikasa common stock issued and outstanding immediately before the effective time of the merger is entitled to assert appraisal rights for the shares of Mikasa common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stock certificates, should specify the stockholder's name and mailing address, the number of shares of Mikasa common stock owned and that the stockholder intends to demand appraisal of the stockholder's Mikasa common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising appraisal rights with respect to the shares held for one or more beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS ARE URGED TO

CONSULT WITH THEIR BROKERS TO DETERMINE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY THE NOMINEE.

    A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to: Mikasa, Inc., One Mikasa Drive, Secaucus, New Jersey, 07096, Attention: Amy Tunis, Secretary.

    Within ten days after the effective time of the merger, Mikasa must send a notice as to the effectiveness of the merger to each former stockholder of Mikasa who has made a written demand for appraisal in accordance with
Section 262 and who has not voted to approve and adopt the merger agreement and the transactions contemplated by the merger agreement. Within 120 days after the effective time of the merger, but not thereafter, either Mikasa or any dissenting stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Mikasa common stock held by all stockholders who have perfected their dissenters' rights. Mikasa is under no obligation to and has no present intent to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that Mikasa will file such a petition or that Mikasa will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in
Section 262. Inasmuch as Mikasa has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify the stockholder's previous written demand for appraisal.

    Under the merger agreement, Mikasa has agreed to give Merger Sub prompt written notice of any demands for appraisal received by Mikasa. Merger Sub has the right to participate in and approve all negotiations and proceedings with respect to demands for appraisal under the DGCL. Mikasa will not, except with the prior written consent of Merger Sub, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

    Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from Mikasa, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Mikasa must mail that statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under
Section 262, whichever is later.

    A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy to Mikasa, which will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares. After notice to those stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

    After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE $16.50 PER SHARE THEY WOULD RECEIVE UNDER THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. STOCKHOLDERS SHOULD ALSO BE AWARE THAT INVESTMENT BANKING OPINIONS ARE NOT OPINIONS AS TO FAIR VALUE UNDER
SECTION 262.

    In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In WEINBERGER V. UOP, INC., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In WEINBERGER, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

    Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date before the effective time of the merger).

    Any stockholder may withdraw its demand for appraisal and accept $16.50 per share by delivering to Mikasa a written withdrawal of the stockholder's demand for appraisal, except that (1) any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of Mikasa and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If Mikasa does not approve a stockholder's request to withdraw a demand for appraisal when that approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same or less than $16.50 per share.

    FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN
SECTION 262 OF THE DGCL MAY RESULT IN THE LOSS OF A STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE APPRAISAL RIGHTS.

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
                              THE SPECIAL MEETING

GENERAL

    The special meeting of stockholders of Mikasa will be held on   -  , 2000,
  -  :00 a.m., local time, at   -  located at   -  . The accompanying proxy is
being solicited by our Board of Directors and is to be voted at the special meeting or any adjournment(s) or postponement(s) thereof. The Board of Directors
has fixed   -  , 2000 as the record date for determination of stockholders entitled to receive notice of and to vote at the special meeting and any adjournment(s) or postponement(s) thereof. On the record date, there were
[16,998,095] shares of Mikasa common stock outstanding held by   -  record
holders. No other voting securities of Mikasa are outstanding. This proxy
statement will first be mailed to stockholders on or about   -  , 2000. The
costs of solicitation of proxies will be paid by Mikasa.

PURPOSE

    At the special meeting, you are being asked to consider and vote upon the approval of the merger and adoption of the merger agreement. In the merger, each issued share of Mikasa common stock outstanding immediately prior to the effective time of the merger will be canceled and converted automatically into the right to receive $16.50 in cash, without interest or any other payment thereon, except that treasury shares and shares of Mikasa common stock owned by any of Mikasa's subsidiaries will be canceled and shares held by stockholders who have perfected their dissenters' rights will be subject to appraisal in accordance with Delaware law.

    We do not expect to ask you to vote on any other matters at the special meeting. However, if any other matters are properly presented at the special meeting for consideration, the holder of the proxies will have discretion to vote on these matters in accordance with their best judgment. Proxies voting against a specific proposal may be used by the holder to vote for adjournment of the meeting for the purpose of giving the holder additional time to solicit votes in favor of that proposal.

VOTING RIGHTS; SUPPORT AGREEMENT

    Each outstanding share of Mikasa common stock is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions are counted for purposes of determining whether a quorum exists at the special meeting. The affirmative vote of the holders of a majority of the outstanding shares of Mikasa common stock is required to approve and adopt the merger agreement and the transactions contemplated by the merger agreement. Accordingly, proxies that reflect abstentions and proxies that are not returned will have the same effect as a vote AGAINST approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

    All Mikasa directors and executive officers have indicated that they intend to vote all of their Mikasa common stock FOR the approval of the merger and the adoption of the merger agreement and the transactions contemplated by the merger agreement. On the record date for the special meeting, the directors and executive officers of Mikasa owned an aggregate of [10,945,982] shares of Mikasa common stock, representing approximately [64.4]% of the total number of shares entitled to vote at the special meeting.


    The continuing stockholders have entered into a support agreement with J.G. Durand Industries and Merger Sub, agreeing to vote their shares of Mikasa common stock in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, except under certain circumstances. On the record date for the special meeting, the continuing stockholders owned a total of [9,325,897] shares of Mikasa common stock, representing approximately [54.9]% of the total number of shares entitled to vote at the special meeting. In addition, on the record date the continuing stockholders, in the aggregate, owned options to purchase [985,000] shares of Mikasa common stock, which options, and any shares received upon exercise thereof, are subject to the support agreement. If the continuing stockholders vote as they have agreed to vote in the support agreement, the merger will be approved and the merger agreement will be adopted regardless of how any other stockholder votes on these issues.


SOLICITATION




    Proxies are being solicited by and on behalf of Mikasa's Board of Directors. We will pay the costs of soliciting proxies from our stockholders as well as all mailing and Securities and Exchange Commission filing fees incurred in connection with this proxy statement.



    Mikasa has engaged the services of Georgeson Shareholder
Communications Inc. to solicit proxies and assist in the distribution of proxy materials. In connection with its retention by Mikasa, Georgeson Shareholder Communications has agreed to provide consulting and analytic services and provide solicitation services with respect to banks, brokers, institutional investors and individual stockholders. Mikasa has agreed to pay Georgeson Shareholder Communications a fee of $2,500 plus reasonable out-of-pocket expenses and to indemnify Georgeson Shareholder Communications against certain liabilities and expenses, including liabilities under the federal securities laws.


    In addition to the solicitation of proxies by mail, some of our directors, officers and employees may solicit proxies by telephone, facsimile and personal contact, without separate compensation for those activities. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of Mikasa common stock, and these persons will be reimbursed for their reasonable out-of-pocket expenses.


REVOCATION AND USE OF PROXIES


    The grant of a proxy on the enclosed form does not preclude you from attending the special meeting and voting in person. You may revoke your proxy at any time before it is voted at the special meeting. If you are a record holder of shares of Mikasa common stock, you may revoke your proxy by:

    - delivering to the Secretary of Mikasa, before the vote is taken at the special meeting, a written notice of revocation bearing a later date than the proxy;

    - duly executing a later dated proxy relating to the same shares of Mikasa common stock and delivering it to the Secretary of Mikasa before the vote is taken at the special meeting; or

    - attending the special meeting and voting in person.

    Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent to the Secretary of Mikasa at One Mikasa Drive, Secaucus, New Jersey, 07096, or hand delivered to the Secretary of Mikasa before the vote is taken at the special meeting. All valid proxies will be voted at the meeting in accordance with the instructions given. If no instructions are given, the shares represented by the proxy will be voted at the special meeting for approval and adoption of the merger agreement and the transactions contemplated by the merger agreement. If you hold your shares in "street name" and have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

    Brokers who hold shares in "street name" for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, absent specific instructions from the beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to the approval and adoption of non-routine matters such as the merger proposal. Abstentions and properly executed broker non-votes will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, but will have the same effect as votes AGAINST the approval of the merger and the adoption of the merger agreement.


    Stockholders who do not vote in favor of approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, and who otherwise comply with the applicable statutory procedures of the Delaware General Corporation Law summarized elsewhere in this proxy statement, will be entitled to seek appraisal of the value of their Mikasa common stock under
Section 262 of the Delaware General Corporation Law. See "SPECIAL FACTORS--Dissenters' Rights of Appraisal."


    PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME. IN THE EVENT THE MERGER IS COMPLETED, WE WILL SEND YOU INSTRUCTIONS REGARDING THE PROCEDURES FOR EXCHANGING YOUR EXISTING STOCK CERTIFICATES FOR THE $16.50 PER SHARE CASH PAYMENT.

                              THE MERGER AGREEMENT

    THE DESCRIPTION OF THE MERGER AGREEMENT CONTAINED IN THIS PROXY STATEMENT DESCRIBES THE MATERIAL TERMS OF THE MERGER AGREEMENT. THE ACTUAL LEGAL TERMS OF THE MERGER AGREEMENT MAY BE FOUND IN APPENDIX A TO THIS PROXY STATEMENT AND ARE INCORPORATED HEREIN BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE MERGER AGREEMENT AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

THE MERGER

    The merger agreement provides that, subject to conditions summarized below, Merger Sub, a Delaware corporation, will merge into Mikasa. Following the completion of the merger, Merger Sub will cease to exist as a separate entity, and Mikasa will continue as the surviving corporation.

EFFECTIVE TIME OF THE MERGER

    The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as is specified in the certificate of merger. We refer to this time as the "effective time." The filing is expected to occur as soon as practicable after approval and adoption of the merger agreement and the transactions contemplated by the merger agreement by our stockholders at the special meeting and satisfaction or waiver of the other conditions to the merger contained in the merger agreement. We cannot assure you that all conditions to the merger contained in the merger agreement will be satisfied or waived. See "--Conditions to the Merger."

STRUCTURE; MERGER CONSIDERATION

    At the effective time of the merger, each share of Mikasa common stock outstanding immediately before the effective time of the merger, including all shares of Mikasa common stock held by the continuing stockholders and not converted into preferred stock as described below, will be canceled and automatically converted into the right to receive $16.50 in cash, without interest or any other payment thereon, with the following exceptions:

    - treasury shares and shares of Mikasa common stock owned by any of Mikasa's subsidiaries will be canceled without any payment thereon; and

    - shares held by stockholders who have perfected their dissenters' rights will be subject to appraisal in accordance with Delaware law.


    In connection with the merger agreement, the Board of Directors has provided for the creation of a new series of Mikasa's preferred stock, designated the Series A Preferred Stock, which ranks on a parity with Mikasa's common stock with respect to dividends and distributions upon the liquidation, dissolution or winding up of Mikasa. Immediately prior to the effective time of the merger, 2,672,800 of the continuing stockholders' shares of Mikasa common stock will be converted into 44,101.2 shares of Series A Preferred Stock.


    At the effective time of the merger, each share of Merger Sub common stock issued and outstanding immediately before the effective time will be converted into the right to receive one share of Series A Preferred Stock.

    Immediately following the effective time of the merger, each share of Series A Preferred Stock held by the continuing stockholders and by Merger Sub will be converted into one share of common stock of the surviving corporation, following which, the continuing stockholders will own approximately 15.3% of Mikasa and J.G. Durand Industries will own approximately 84.7% of Mikasa.

TREATMENT OF OPTIONS

    At the effective time of the merger, each option to purchase shares of Mikasa common stock granted pursuant to Mikasa's Long-Term Incentive Plan, Non-Employee Directors Stock Option Plan or 1998 Long-Term Incentive Plan and outstanding and unexercised as of such date will become 100% vested and immediately exercisable. Each holder of an option outstanding as of the effective time of the merger will be entitled to receive, and will be paid in full satisfaction of the option, or each option will after the effective time of the merger be exercisable solely for, a cash payment equal to the product of
(x) the excess, if any, of $16.50 over the exercise price per share of Mikasa common stock subject to the option multiplied by (y) the number of shares of Mikasa common stock subject to the option immediately prior to the effective time of the merger, less applicable tax withholding. Any amounts withheld from these payments and paid to the applicable authority will be treated for all purposes as having been paid to the option holders. Upon the receipt by the option holder of this payment, the option held by such holder will be cancelled and the option holder's acceptance of the payment will be deemed a release of all of his rights with respect to the option. At and after the effective time of the merger, no holder of Mikasa stock options granted under the Mikasa option plans mentioned above will have any rights to acquire any equity securities of Mikasa, the surviving corporation or any of its subsidiaries.


    As of   -  , 2000, there were options outstanding to purchase an aggregate of [1,837,800] shares of Mikasa common stock at a weighted average exercise price of $11.744 per share.


PAYMENT FOR SHARES

    Immediately prior to the effective time, Merger Sub shall deliver the cash consideration owing to each person who has surrendered to Mikasa prior to such time one or more certificates representing shares of Mikasa common stock. Merger Sub will also deposit, or cause to be deposited with the paying agent designated by Merger Sub, all amounts necessary for the paying agent to pay the merger consideration to all other holders of shares of Mikasa common stock. Promptly after the effective time, Mikasa will cause the paying agent to mail to each such person who did not surrender certificates representing shares of Mikasa common stock a letter of transmittal and instructions to effect the surrender of the share certificates which, immediately before the effective time, represented the record holder's shares, in exchange for payment of $16.50 per share. YOU SHOULD NOT FORWARD SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD. YOU SHOULD SURRENDER CERTIFICATES REPRESENTING SHARES OF MIKASA COMMON STOCK ONLY AFTER RECEIVING INSTRUCTIONS FROM THE PAYING AGENT OR MIKASA.

    The holder will be entitled to receive $16.50 per share, after giving effect to any required tax withholdings, only upon surrender to Mikasa or the paying agent of the relevant share certificates. The paying agent will pay the $16.50 per share attributable to any certificates representing shares outstanding before the effective time which have been lost or destroyed, but only after the person claiming the certificate to be lost or stolen provides an affidavit of that fact and, if required by Mikasa, posts an appropriate indemnification bond. No interest will accrue or will be paid on the cash payable upon the surrender of any certificate. Neither Merger Sub nor the paying agent will make payments to any person who is not the registered holder of the certificate surrendered unless the certificate is properly endorsed and otherwise in proper form for transfer. Further, the person requesting such payment will be required to pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of Mikasa or the paying agent that such tax has been paid or is not payable.

TRANSFER OF SHARES

    At and after the effective time, our transfer agent will not record on the stock transfer books transfers of any shares of Mikasa common stock that were outstanding immediately prior to the effective time of the merger.

OFFICERS, DIRECTORS AND GOVERNING DOCUMENTS

    From and after the effective time of the merger, the directors of Merger Sub will become the directors of Mikasa, and the current officers of Mikasa will remain the officers of Mikasa, in each case until their successors are duly elected or appointed and qualified. From and after the effective time of the merger, the certificate of incorporation of Merger Sub in effect immediately prior to the effective time will become the certificate of incorporation of Mikasa (except that, as of the effective time, the name of the corporation given in the certificate will be "Mikasa, Inc."), and the by-laws of Mikasa in effect immediately prior to the effective time will remain the by-laws of Mikasa, each until amended afterwards.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains various representations and warranties made by Mikasa to Merger Sub, subject to identified exceptions, including representations and warranties relating to:

    - the due incorporation, valid existence, good standing, and necessary corporate powers of Mikasa and its subsidiaries;

    - the absence of any equity interest of Mikasa in any corporation or other entity other than its subsidiaries;

    - the authorization, execution, delivery and enforceability of the merger agreement;

    - the absence of any conflicts between the merger agreement and Mikasa's certificate of incorporation or by-laws, and any applicable laws or other material contracts or documents;

    - intellectual property rights held by Mikasa and its subsidiaries;

    - material permits held by Mikasa and its subsidiaries;

    - the absence of consents, approvals, orders or authorizations of governmental authorities, except those specified in the merger agreement, in order for Mikasa to complete the merger;

    - the absence of material liabilities or obligations, except for those disclosed in the merger agreement;

    - the capitalization of Mikasa;

    - the adequacy and accuracy of filings made by Mikasa with the Securities and Exchange Commission;

    - the accuracy of information concerning Mikasa in this proxy statement;

    - the absence of material changes to Mikasa's business and operations since January 1, 2000, except for those disclosed in the merger agreement;

    - the absence of any material action, claim, investigation or proceeding actually pending or threatened against Mikasa or its subsidiaries, except those disclosed in the merger agreement;

    - the approval of the merger by Mikasa's Board of Directors;

    - material benefit plans, programs and agreements and matters relating to the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended;

    - the compliance of Mikasa and its subsidiaries with material laws relating to their business or operations;

    - the compliance of Mikasa and its subsidiaries with laws relating to the environment;

    - the compliance of Mikasa and its subsidiaries with all material tax laws and obligations;

    - material insurance policies of Mikasa and its subsidiaries;

    - material contracts of Mikasa and its subsidiaries;

    - property owned or leased by Mikasa or its subsidiaries; and

    - the receipt by the special committee of the Board of Directors of an opinion from a financial advisor that the $16.50 per share to be received by Mikasa stockholders in the merger is fair from a financial point of view.

    The merger agreement contains various representations and warranties made by Merger Sub and J.G. Durand Industries, jointly and severally, to Mikasa, subject to identified exceptions, including representations and warranties relating to:

    - the due incorporation, valid existence, good standing and necessary corporate powers of Merger Sub and J.G. Durand Industries;

    - the authorization, execution, delivery and enforceability of the merger agreement;

    - the capitalization of Merger Sub;

    - the absence of any material action, claim, suit or proceeding actually pending or threatened against Merger Sub or J.G. Durand Industries;

    - the absence of consents, approvals, orders or authorizations of governmental authorities, except those specified in the merger agreement, required to complete the merger;

    - the absence of any conflict between the merger agreement and Merger Sub's or J.G. Durand Industries' certificate of incorporation or by-laws, any applicable law or other contracts or documents;

    - the accuracy of information supplied for inclusion in this proxy statement;

    - the availability of sufficient funds to complete the merger and related transactions; and

    - the absence of arrangements with the continuing stockholders other than those expressly referred to in the merger agreement.

    The merger agreement also contains representations and warranties made by the continuing stockholders to Mikasa as to their ownership of shares of Mikasa common stock and as to the absence of any conflict which would be caused by their execution of the merger agreement or the completion of the merger.

    None of the representations and warranties in the merger agreement will survive after the completion of the merger.

CONDUCT OF BUSINESS PENDING THE MERGER


    In the merger agreement, we agreed, before completion of the merger, to conduct business only in the ordinary course of business and in a manner consistent in all material respects with past practice and to use commercially reasonable efforts to maintain our business organization assets, insurance, intellectual property rights and our relationships with key employees, customers, suppliers and others with whom we have significant business relationships. In addition, we agreed, subject to certain exceptions, not to take, and to prevent our subsidiaries from taking, any of the following actions without the prior consent of Merger Sub (which prior consent may not be unreasonably withheld or delayed):


    - amend our certificate of incorporation or by-laws;

    - issue or authorize shares of capital stock of Mikasa or our subsidiaries, or any instrument that gives rights to acquire such capital stock except through our established stock option plans;

    - sell or otherwise dispose of our assets except in the ordinary course of business consistent with past practice and except for asset sales of less than $500,000;

    - split, reclassify, combine, redeem or otherwise purchase our shares or make dividends, distributions or repurchases of shares, except we may pay dividends in an amount and manner consistent with past practice;

    - acquire or agree to acquire any corporation or other business organization;

    - incur or agree to incur any debt, or become responsible for the obligations of any person, or make any loans, advances or capital contributions to any person, in excess of $500,000;

    - authorize capital expenditures which are, in the aggregate, in excess of $5,000,000;

    - acquire, agree to acquire, sell or dispose of any real property or other material asset outside the ordinary course of business consistent with past practice;

    - enter into, amend or renew any material employment or similar agreement with any director or executive officer or grant any salary increase to any executive officer, except in the ordinary course of business;

    - establish, adopt, amend or increase benefits materially under any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation or consulting plan or arrangement, except as required by law, or terminate Mikasa's defined benefit pension plan or take any action in respect thereof;

    - enter into any labor or collective bargaining agreement, except as required by law;

    - discharge or satisfy any material lien, or pay or satisfy any material liability or obligation except in the ordinary course of business consistent with past practice, or initiate any proceeding under bankruptcy or similar law;

    - take any action, or omit to take an action, that would result in a violation of any applicable law or that would cause a breach of any agreement, contract or commitment, in each case, to the extent such violation or breach would have a material adverse effect on Mikasa;

    - make changes in accounting methods except as required by GAAP or tax elections except as required by tax regulations;

    - enter into any material agreement with any director, executive officer, employee or stockholder of Mikasa or its subsidiaries, except in the ordinary course of business;

    - enter into any agreement that is reasonably likely to be material to the business of Mikasa or its subsidiaries, except in the ordinary course of business consistent with past practice;

    - license, assign or otherwise transfer to any person, or fail to maintain, enforce or protect, any material intellectual property rights owned or used by Mikasa and its subsidiaries except in the ordinary course of business; and

    - settle or enter into any agreement related to the settlement of any action, claim, investigation or litigation arising from or related to the merger.

NO SOLICITATION

    The continuing stockholders and Mikasa have agreed that they will not, and Mikasa has agreed that it will cause its subsidiaries not to, and that it will not authorize its officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit or initiate any inquiries or discussions or the making of any proposal with respect to any merger, consolidation or other business combination with respect to Mikasa, or the sale of a material portion of the assets or stock of Mikasa or its subsidiaries, taken as a whole, or engage in any discussions with any person (other than with J.G. Durand Industries and Merger Sub) with respect to any such "competing transaction."

    However, if the special committee or our Board of Directors receives an unsolicited proposal for or request to discuss any competing transaction from a person that was not solicited by Mikasa after the date of the merger agreement and that did not result from a breach of the provisions described above, Mikasa and the persons mentioned above may supply to and receive non-public information from that person as, and to the extent that, the special committee or our Board of Directors determines in its good faith judgment after consultation with outside legal counsel that such action is required in order to comply with its fiduciary obligations. Supplying non-public information under these circumstances must be subject to a customary confidentiality agreement. After consultation with outside legal counsel, the special committee or the Board of Directors also may conduct discussions and negotiations or take any other action to review or respond to a competing transaction as the special committee or the Board of Directors believes is necessary in light of their fiduciary obligations.

    We have agreed to notify Merger Sub promptly of any such proposals or inquiries, including the identities of the parties making such proposals or inquiries, and the material terms and conditions thereof, and thereafter to keep Merger Sub informed as to the status of any such proposals or inquiries.

    In addition, neither the special committee nor our Board of Directors may withdraw or modify, or propose to withdraw or modify, its approval, adoption or recommendation of the merger agreement or the merger, or approve or recommend, or propose to approve or recommend, or cause or allow Mikasa to enter into any agreement with respect to, a competing transaction, or submit any competing transaction to the stockholders of Mikasa for purposes of voting upon it, unless the special committee or our Board of Directors determines in good faith by a majority vote after consultation with outside legal counsel that its fiduciary obligations require that action. Before taking any such action, Mikasa must terminate the merger agreement and pay a termination fee as described below under "--Termination Fee."

    In addition, the special committee or our Board of Directors may disclose the fact that it has received a proposal for a competing transaction and the terms of such proposal if the special committee or our Board of Directors, as applicable, determines, after consultation with outside legal counsel, that it is required to make that disclosure in order to comply with its fiduciary duties under applicable law or with federal securities laws.

ACCESS TO INFORMATION

    We have agreed to allow Merger Sub, its officers, directors, employees, counsel, accountants, consultants, legal counsel and other representatives, at reasonable times upon prior notice, reasonable access to our officers, employees, agents, properties, offices and other facilities and to all our books and records. We further agreed to furnish reasonably promptly to Merger Sub all documents and information regarding our businesses, assets, liabilities and personnel as Merger Sub may from time to time reasonably request.

REGULATORY AND OTHER CONSENTS AND APPROVALS

    Subject to the terms and conditions of the merger agreement, Mikasa and Merger Sub have agreed to use commercially reasonable efforts to obtain promptly from any government authorities all regulatory and other consents, licenses, permits, approvals, waivers, authorizations or orders necessary for the consummation of this merger and to make promptly all necessary filings and any other required submissions under the Exchange Act, any other applicable federal or state securities laws, the HSR Act, any related government request under the HSR Act and any other applicable law. Mikasa and Merger Sub have agreed to cooperate with each other in connection with obtaining government approvals and making those filings.


    The HSR Act requires Mikasa and the ultimate parent entities of Merger Sub to give information to the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission. Subsequent to such submission, a waiting period must expire or be terminated before the merger can be completed. Mikasa and the ultimate parent entities of Merger Sub made the required filings with the Department of Justice and the Federal Trade Commission on October 3, 2000, and the waiting period was terminated on October 30, 2000.


MIKASA STOCKHOLDER APPROVAL

    We have agreed to use our reasonable best efforts to solicit proxies in favor of the approval and adoption of the merger and the merger agreement and to take all other actions reasonably necessary to obtain the approval and adoption of the merger agreement by the stockholders of Mikasa, except to the extent any such action would conflict with the fiduciary duties of the Board of Directors or the special committee.

CONDITIONS TO THE MERGER

    The obligations of Mikasa, Merger Sub, and the continuing stockholders to complete the merger are subject to the satisfaction or, if legal, waiver of each of the following conditions:

    - stockholders who hold a majority of our outstanding common stock must approve and adopt the merger agreement and the transactions contemplated by the merger agreement;

    - all necessary and material governmental and regulatory clearances, consents or approvals must be received;

    - the applicable waiting period under HSR Act must have expired or been terminated; and

    - no provision of applicable law and no judgment, order, decree or injunction prohibiting or making illegal the completion of the merger or limiting or restricting the operation or business of Merger Sub or Mikasa after the merger shall have been enacted, entered, issued, promulgated or enforced.

    The obligations of Mikasa and the continuing stockholders to complete the merger are subject to the satisfaction or waiver of each of the following conditions:

    - the representations and warranties made by J.G. Durand Industries and Merger Sub in the merger agreement must be true and correct in all material respects at the closing date of the merger (provided that if a representation or warranty was made regarding a specific date, it need only be true as of that date);

    - J.G. Durand Industries and Merger Sub must have performed in all material respects all of their obligations under the merger agreement required to be performed at or before the effective time of the merger;

    - Mikasa must have received a certificate signed by an executive officer of Merger Sub and an executive officer of J.G. Durand Industries as to compliance with the conditions specified in the two immediately preceding paragraphs; and

    - J.G. Durand Industries must have made a $244,936,705 cash capital contribution to Merger Sub for the purpose of funding the payment of the merger consideration.

    The obligations of J.G. Durand Industries and Merger Sub to complete the merger are subject to the satisfaction or waiver of each of the following conditions:

    - the representations and warranties made by Mikasa in the merger agreement must, in the aggregate, be true and correct in all respects material to Mikasa and its subsidiaries taken as a whole at the closing date of the merger (provided that if a representation or warranty was made regarding a specific date, it need only be true as of that date);

    - Mikasa must have performed in all material respects its obligations contained in the merger agreement required to be performed at or before the effective time of the merger;

    - Merger Sub must have received a certificate signed by an executive officer of Mikasa as to its compliance with the conditions specified in the two immediately preceding paragraphs;

    - Mikasa must, except where failure to do so would not result in a material adverse effect on Mikasa, have received from third parties all consents, authorizations, approvals and waivers that are necessary for the consummation of the merger and are necessary to enable Mikasa to conduct its business after the merger on the same basis as before the merger and Merger Sub must be reasonably satisfied with their form;

    - holders of no more than 7% of the shares of Mikasa common stock have exercised appraisal rights under Delaware law;

    - the exchange of 2,672,800 shares of Mikasa common stock for Series A Preferred Stock by the continuing stockholders must have been completed; and

    - since the date of the merger agreement, there must not have occurred an event which constituted, and continues to constitute, a material adverse effect on Mikasa.

    The merger agreement defines a material adverse effect on Mikasa as any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of Mikasa and its subsidiaries, taken as a whole, or the ability of Mikasa to timely perform its obligations under the merger agreement, in each case other than effects due to general economic, market or political conditions, matters generally affecting the industries in which Mikasa operates, or the announcement or expectation of the merger agreement or the transactions it contemplates. In this proxy statement, references to "a material adverse effect on Mikasa" are intended to refer to this definition.

    The obligations of the continuing stockholders to exchange their shares of Mikasa common stock for Series A Preferred Stock as contemplated by the merger agreement are subject to the waiver or satisfaction of the following additional conditions:


    - Mikasa must have validly created the Series A Preferred Stock;

    - J.G. Durand Industries must have made the cash contribution to Merger Sub specified above;

    - J.G. Durand Industries and Merger Sub must have performed in all material respects all of their obligations under the merger agreement required to be performed at or before the effective time of the merger; and

    - the representations and warranties of J.G. Durand Industries and Merger Sub must be true and correct in all material respects at the closing date of the merger (provided that if a representation or warranty was made regarding a specific date, it need only be true as of that date).

INDEMNIFICATION AND INSURANCE

    The merger agreement provides that Mikasa will, for six years after the effective time of the merger, continue to honor all indemnification obligations in force as of the date of the merger agreement and will not amend, repeal or otherwise modify those obligations in a way that would adversely affect the rights of the individuals who are covered by the indemnification obligations. In addition, following the consummation of the merger, Mikasa is required to indemnify, defend, and hold harmless all current and former officers and directors of Mikasa and its subsidiaries from all liabilities, costs, expenses and claims arising out of actions taken before the effective time in performance of their duties as directors or officers of Mikasa or any subsidiaries in connection with the merger. In addition, Mikasa is required to maintain its directors' and officers' liability insurance policies in effect for six years after the effective time of the merger or until the applicable statute of limitation expires, except that Mikasa will not be required to pay insurance premiums in excess of 200% of the premiums it currently pays. J.G. Durand Industries has agreed to cause Merger Sub and the surviving corporation to comply with the obligations described in this paragraph.

TERMINATION OF THE MERGER AGREEMENT

    TERMINATION BY MIKASA OR MERGER SUB. At any time before the effective time of the merger, Mikasa and Merger Sub may terminate the merger agreement and abandon the merger by mutual written consent, regardless of whether the stockholders of Mikasa have adopted and approved the merger and the merger agreement. Either party may also terminate the merger agreement (provided that the terminating party's failure to fulfill any material obligation under the merger agreement did not cause the event or circumstance giving rise to the right of termination) if:

    - the effective time has not occurred on or before March 31, 2001;

    - the waiting period applicable to the consummation of the merger under the HSR Act has not expired or been terminated before March 31, 2001;

    - any court or other governmental entity has restrained, prohibited or enjoined the merger in a final and nonappealable order, decree or decision or the non-terminating party is not using its reasonable best efforts to remove a non-final or appealable order, decree or decision; or

    - Mikasa's stockholders fail to approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the stockholders' meeting. However, if such failure results from a breach by Mikasa and the breach is curable by Mikasa, Merger Sub may not terminate the merger agreement under this provision unless the stockholders do not approve and adopt the merger agreement within 30 days after Merger Sub gives notice of the breach to

      Mikasa. Merger Sub also may not terminate the merger agreement under this provision if it fails to use commercially reasonable efforts to enforce its rights to vote, or cause the continuing stockholders to vote, in favor of the merger.

    TERMINATION BY MERGER SUB. Merger Sub may terminate the merger agreement before the effective time of the merger if:

    - The Board of Directors or any committee of the Board of Directors withdraws or adversely modifies or refrains from giving its approval or recommendation of the merger agreement or the merger or recommends a competing transaction, as described in "--No Solicitation";

    - there exists a material breach of one or more of the representations, warranties or agreements set forth in the merger agreement, such that either of the conditions to the obligations of Merger Sub and Parent set forth above relating to the representations, warranties and agreements of Mikasa or to the existence of a material adverse effect on Mikasa, are not met, except that, if the breach is curable by either Mikasa or the continuing stockholders and it or they are using their best efforts to cure it, Merger Sub cannot terminate the agreement unless the breach continues for 30 days after Merger Sub has given written notice of the breach to Mikasa; or

    - any change, effect, event, occurrence, condition or development which constitutes a material adverse effect on Mikasa occurs, except that, if the material adverse effect is curable by either Mikasa or the continuing stockholders and it or they are using their best efforts to cure it, Merger Sub cannot terminate the agreement unless the material adverse effect continues for 30 days after Merger Sub has given written notice of the material adverse effect to Mikasa.

    TERMINATION BY MIKASA. Mikasa may terminate the merger agreement before the effective time of the merger if:

    - in connection with the actions involving withdrawal or adverse modification of its recommendations or the advancement of competing transactions as described above under "--No Solicitation," the Board of Directors or any committee of the Board of Directors determines, following a majority vote and consultation with outside legal counsel, that its fiduciary obligations require the taking of such actions; or

    - there exists a material breach of one or more of the representations, warranties or agreements set forth in the merger agreement, such that the condition to the obligations of Mikasa set forth above, relating to the representations, warranties and agreements of Merger Sub and J.G. Durand Industries, is not met, except that, if the breach is curable by Merger Sub and it is using its best efforts to cure it, Mikasa cannot terminate the agreement unless the breach continues for 30 days after Mikasa has given written notice of the breach to Merger Sub.

AMENDMENT AND WAIVER

    Any provision of the merger agreement may be amended before the effective time of the merger. After the adoption of the merger agreement by our stockholders, however, no amendment may be made which would change the amount or the type of the merger consideration to be received by the stockholders, change any term or condition of the merger agreement if that change would materially and adversely affect Mikasa or its stockholders, or change any term of the certificate of incorporation of Mikasa without a subsequent stockholder vote. Further, at any time before the effective time, any party to this agreement may extend the time for the performance of any obligation of any other party, waive any inaccuracy in the representations and warranties of any other party in the merger agreement or in any other document and waive compliance with any agreement or condition to its obligations, except for the conditions that the agreement be approved and adopted by the holders of the majority of outstanding shares of Mikasa and that the applicable waiting period under the HSR Act be expired or have been terminated.

TERMINATION FEE

    Under certain circumstances, Mikasa must pay a termination fee to Merger Sub upon termination of the merger agreement.

    Mikasa must pay Merger Sub a fee of $1,445,000 if the merger agreement is terminated:

    - by Merger Sub or by Mikasa under the provision giving rise to a right of termination as a result of a failure of the stockholders to approve and adopt the merger and the merger agreement; or

    - by Merger Sub under the provision giving rise to a right of termination as a result of a material breach by Mikasa of a representation, warranty or agreement or the occurrence of a material adverse effect on Mikasa, so long as such right to termination resulted from an intentional breach of the merger agreement by Mikasa or any continuing stockholder.

    Mikasa must pay Merger Sub a fee of $7,225,000 if the merger agreement is terminated:

    - by Merger Sub under the provision giving rise to a right of termination as a result of the Board of Directors of Mikasa or any committee of the Board of Directors withdrawing, adversely modifying or refraining from giving its approval or recommendation of the merger agreement or the merger, or recommending a competing transaction; or

    - by Mikasa, if the Board of Directors or any of its committees, as required by its fiduciary obligations, terminates the merger agreement in connection with withdrawing or modifying its approval, adoption or recommendation of the merger agreement or merger, recommending or causing Mikasa to enter into an agreement with respect to a competing transaction or submitting a competing transaction to Mikasa's stockholders for a vote.

    No such fees need be paid, however, in the event the termination of the merger agreement resulted from the material failure of either Merger Sub or J.G. Durand Industries to fulfill any its obligations under the merger agreement, or following the breach by either Merger Sub or J.G. Durand Industries of any representation, warranty or covenant in the merger agreement.

    In the event that it is judicially determined that termination of the merger agreement was caused by an intentional breach of the merger agreement by one party, in addition to any remedies granted, the party found to have intentionally breached the merger agreement must indemnify and hold harmless the other parties for their respective reasonable costs, fees and expenses.

                               FEES AND EXPENSES

    Whether or not the merger is completed and except as otherwise provided in the merger agreement, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses, except that Mikasa will bear all printing, filing and regulatory expenses and fees (other than with respect to HSR Filings) related to the proxy statement, and Mikasa and Merger Sub will share equally the expenses of all the parties related to filings made under the HSR Act.

    In addition to any termination fee that may become payable by Mikasa under the merger agreement, Mikasa's estimated fees and expenses (rounded to the nearest thousand) to be incurred in connection with the merger and related transactions are as follows:


Filing fees (Securities and Exchange Commission and HSR
  Act)......................................................  $           [72,000]
Legal, accounting and financial advisor's fees and special
  committee's legal and financial advisors' fees and
  expenses..................................................  $        [4,685,000]
Printing and solicitation fees and expenses.................  $           [50,000]
Miscellaneous...............................................  $           [25,000]
                                                              -------------------
Total.......................................................  $        [4,832,000]
                                                              ===================


                          PRICE RANGE OF COMMON STOCK

    Mikasa common stock is currently traded on the New York Stock Exchange under the symbol "MKS." Public trading of Mikasa common stock commenced on May 26, 1994. The following table sets forth the high and low closing sale prices for shares of Mikasa common stock, as reported on the New York Stock Exchange for the periods listed.

                                                                  HIGH           LOW
                                                              ------------   ------------
FISCAL YEAR 1998
  First quarter.............................................  $14 7/8        $13 1/4
  Second quarter............................................   13 13/16       12 13/16
  Third quarter.............................................   15             11
  Fourth quarter............................................   12 3/4         10 5/16
FISCAL YEAR 1999
  First quarter.............................................   12 7/16         7 3/8
  Second quarter............................................   11 9/16         7 9/16
  Third quarter.............................................   13 9/16        11 9/16
  Fourth quarter............................................   12 1/16         9 3/4
FISCAL YEAR 2000
  First quarter.............................................   10 1/4          7 7/16
  Second quarter............................................   11              8 1/16
  Third quarter.............................................   16 9/16         9 7/16
  Fourth quarter to [-], 2000...............................  [-]            [-]

    On September 8, 2000, the last trading day before the public announcement of the merger agreement, the high, low and closing sales prices for Mikasa common stock as reported on the New York Stock Exchange were $9.75 per share. On - , 2000, the last trading day before the date of this proxy statement, the closing sale price, as reported on the New York Stock Exchange, was $ - per share. You are urged to obtain current market quotations for Mikasa common stock before making any decision with respect to the merger.

                                   DIVIDENDS

    During the fiscal year ended December 31, 1998 Mikasa declared four regular dividends of $0.05 per share of Mikasa common stock. During the fiscal year ended December 31, 1999 Mikasa declared four regular dividends of $0.05 per share of Mikasa common stock. As of September 8, 2000, the last trading day before the public announcement of the merger agreement, Mikasa had declared three regular dividends of $0.05 per share of Mikasa common stock since
January 1, 2000. Following the transaction, it is not expected that Mikasa will pay any dividends.

                       COMMON STOCK PURCHASE INFORMATION

    None of Mikasa, its directors or executive officers, Merger Sub, or J.G. Durand Industries and its affiliates has engaged in any transaction with respect to Mikasa common stock within 60 days of the date of this proxy statement.

    The following table sets forth purchases of Mikasa common stock by Mikasa during the past two years, including (per quarter) the number of shares purchased and the high, low and average price paid.

MIKASA PURCHASES OF COMMON STOCK

                                                                               PRICE PER SHARE
                                                                        ------------------------------
                                                     NUMBER OF SHARES     LOW        HIGH     AVERAGE
                                                     ----------------   --------   --------   --------
FISCAL YEAR 1998
  Third quarter....................................       61,300        $11.000    $12.750     $11.96
  Fourth quarter...................................      200,600         10.250     11.250     $10.92
FISCAL YEAR 1999
  First quarter....................................      261,400          7.875     11.375     $10.33
  Second quarter...................................      118,100          7.688     11.342     $10.94
  Third quarter....................................      108,700         11.438     13.250     $12.48
  Fourth quarter...................................      303,500         10.438     11.438     $11.10
FISCAL YEAR 2000
  First quarter....................................      153,500          8.563     10.125     $ 9.84
  Second quarter...................................       40,200          8.250      9.438     $ 9.36
  Third quarter....................................            0             --         --         --
  Fourth quarter to -, 2000........................            0             --         --         --

                   DIRECTORS AND EXECUTIVE OFFICERS OF MIKASA

    Raymond B. Dingman was named Chief Executive Officer of Mikasa in
August 1996. He has also served as President, Chief Operating Officer and a Director of Mikasa since December 1993, and was Chief Financial Officer of Mikasa from December 1993 until May 1995. From 1990 to December 1993, he served as Executive Vice President and Controller of Mikasa.

    Anthony F. Santarelli was named Executive Vice President--Operations, in 1990. He has also served as a Director of Mikasa since December 1993.

    Brenda W. Flores has been Chief Financial Officer of Mikasa since May 1995 and Vice President and Chief Accounting Officer since December 1993. She was Controller from December 1993 to May 1995 and was Director of Accounting from April 1986 to December 1993.

    Alfred J. Blake was appointed Chairman of the Board of Mikasa in December 1993. From 1976 until August 1996, he served as Chief Executive Officer of Mikasa. He has served as a Director since 1976 and was also Mikasa's President from 1976 until December 1993.

    Robert H. Hotz was elected a Director of Mikasa in August 1994. Since 1991, Mr. Hotz has been a Managing Director at UBS Warburg LLC. UBS Warburg LLC is an investment banking business, and its address is 299 Park Avenue, New York, NY 10171. From 1968 to 1991, Mr. Holtz was employed by Smith Barney Inc. where he last served as a Senior Executive Vice President. Mr. Hotz is also a Director of Universal Health Services, Inc. and Warburg Dillon Read LLC.

    Joseph S. Muto has served as a Director of Mikasa since 1985. From
September 1994 until July 1999, he served as Secretary and General Counsel of Mikasa. Mr. Muto served as a Director and as President of MPEG Super Site Inc. from October 1, 1999 to June 1, 2000. MPEG Super Site Inc. is a web-based music entertainment business, and its address is 22865 Lake Forest Drive, Lake Forest, CA 92630. Prior to joining Mikasa, Mr. Muto was a partner in the law firm of Kelley Drye & Warren LLP in Los Angeles, California.

    George T. Aratani has served as Chairman Emeritus of the Board of Directors of Mikasa since December 1993. Prior to that time, he was Chairman of the Board. Mr. Aratani became Chief Executive Officer and a Director of Mikasa in 1939 and served as Chief Executive Officer until 1976.

    Norman R. Higo has served as a Director of Mikasa since 1985. He retired from Mikasa as an officer in November 1995 and served as a consultant to Mikasa through February 1997. Before his retirement, Mr. Higo had served as Executive Vice President and Treasurer since 1985, as President and Chief Operating Officer--International Operations since December 1993 and as Secretary of Mikasa from 1985 until September 1994.

    Raymond E. Inouye has served as a Director since July 1999. From 1989 to 1997, he was a Managing Director of Marsh & McLennan, Inc. Marsh &
McLennan, Inc. is an insurance brokerage, and its business address is 777 S. Figueroa Street, Los Angeles, CA 90017. Mr. Inouye is also a Director of Dai Ichi Kangyo Bank.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

    The following table sets forth information regarding beneficial ownership of
the shares of Mikasa common stock as of   -  , 2000 by each of Mikasa's
executive officers and directors, Mikasa's executive officers and directors as a group, and all other stockholders known by Mikasa to beneficially own more than five percent of Mikasa common stock.

                                                                    NUMBER OF SHARES                PERCENT
                                                                       OF COMMON                  BENEFICIALLY
NAME                                                                    STOCK(6)                     OWNED
------------------------------------------------------------  ----------------------------   ----------------------
Alfred J. Blake(1)..........................................                  [4,128,853]                    [24.0]%
George T. Aratani(1)(2).....................................                  [2,488,469]                    [14.6]
Anthony F. Santarelli(1)....................................                  [1,752,038]                    [10.2]
Raymond B. Dingman(1)(4)....................................                  [1,716,537]                     [9.9]
Norman R. Higo(1)(3)........................................                  [1,544,274]                     [9.1]
Tadao Yamada(1).............................................                  [1,272,463]                     [7.5]
Brenda W. Flores............................................                    [107,146]                         *
Robert H. Hotz..............................................                     [27,250]                         *
Joseph S. Muto..............................................                      [3,065]                         *
Raymond E. Inouye(5)........................................                      [2,100]                         *
All directors and executive officers as a group
  (9 persons)...............................................                 [11,769,732]                    [66.0]%

------------------------

*   Less than one percent


(1) The address for Messrs. Blake, Aratani, Higo, Dingman, Santarelli and Yamada is One Mikasa Drive, Secaucus, New Jersey, 07096.


(2) Includes shares held in a trust as to which Mr. Aratani and his wife are trustees.

(3) Includes shares held in a trust as to which Mr. Higo and his wife are trustees.

(4) Includes shares held in a trust as to which Mr. Dingman is the trustee and shares held in another trust as to which Mr. Dingman and his wife are trustees.

(5) Includes shares held in a trust as to which Mr. Inouye is the trustee and shares owned by Mr. Inouye's wife.

(6) Includes options exercisable within 60 days as follows: A. J. Blake [172,500] shares; A. F. Santarelli [165,000] shares; R. B. Dingman [422,500] shares; B. W. Flores [52,500] shares; R. H. Hotz [11,250] shares; and all directors and executive officers as a group [823,750] shares.


    As of   -  , 2000, the directors and officers of Mikasa beneficially owned
[66.0]% of the outstanding shares of Mikasa common stock as a group. Following the merger, J. G. Durand Industries will own approximately 84.7%, and the continuing stockholders will own approximately 15.3%, of Mikasa.
Messrs. Yamada, Inouye, Hotz, Muto and Higo and Ms. Flores will cease to own any interest in Mikasa following the merger.



    Because the continuing stockholders have agreed in the support agreement to vote their shares in favor of the merger and the merger agreement and have granted proxies to J.G. Durand Industries and Merger Sub, the continuing stockholders together with J.G. Durand Industries and Merger Sub may be deemed to constitute a "group" under an interpretation of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. Under this interpretation, which is not reflected in the table above, each of Merger Sub, J.G. Durand Industries, Mr. Blake, Mr. Aratani, Mr. Santarelli and Mr. Dingman may be deemed to beneficially own [10,085,897] shares of Mikasa common stock, or approximately [56.8]% of the outstanding shares.

            INFORMATION ABOUT J.G. DURAND INDUSTRIES AND MERGER SUB

    J.G. Durand Industries, S.A., which we sometimes refer to as J.G. Durand Industries, is a French SOCIETE ANONYME. The principal business of J.G. Durand Industries is the manufacture of crystalware.


    J.G. Durand Industries' corporate headquarters are located at 38 rue Adrien Danvers, Arques, France, 62510 and its telephone number is 011-33-3-21-93-00-00.


    Mountain Acquisition Corp., which we sometimes refer to as Merger Sub, was formed solely for purposes of completing the merger. Merger Sub was incorporated in Delaware on September 7, 2000 and is wholly owned by J.G. Durand Industries. Merger Sub has not carried on any activities to date other than those activities incident to its formation and as contemplated by the merger agreement.

    Mountain Acquisition Corp.'s headquarters are located at 38 rue Adrien Danvers, Arques, France, 62510 and its telephone number is 011-33-3-21-93-00-00.

MEMBERS OF THE SUPERVISORY BOARD OF J.G. DURAND INDUSTRIES

    The following persons are members of the Supervisory Council of J.G. Durand
Industries: Odette Durand, Hubert Ibled, Timothee Durand, and Jean-Michel
Delloye.


    Odette Durand has been the President of the Supervisory Council of J.G. Durand Industries since December 12, 1994. Since December 23, 1981, she has been a member of the Supervisory Council of Societe des Verres de Securite, located in France. Since March 31, 1998, she has been the President of the Supervisory Council of Verrerie Cristallerie d'Arques, located in France. Her business address is ARC International, 41 Avenue du General de Gaulle, Arques, France, 62510. Her business telephone number is 011-33-3-21-95-46-47.



    Hubert Ibled has been the Vice-President of the Supervisory Council of J.G. Durand Industries since December 12, 1994. Since June 1, 1994, he has been the President of the Supervisory Council of Societe des Verres de Securite, located in France. Mr. Ibled was the Administrative and Financial Director of ARC International but retired in 1995. His business address is ARC International, 41 Avenue du General de Gaulle, Arques, France, 62510. His business telephone number is 011-33-3-21-95-46-47.


    Timothee Durand has been a member of the Supervisory Council of J.G. Durand Industries since December 12, 1994. Since July 2000 he has been a Budget Assistant at Aventis Pasteur, located in France. His business address is Aventis Pasteur, 64 Avenue Leclerc, BP 7046, Lyon, France, 69348. His business telephone number is 011-33-4-37-37-73-46.


    Jean-Michel Delloye has been a member of the Supervisory Council of J.G. Durand Industries since June 5, 1999. His business address is 10 rue de L'hospice, France, 76260. His business telephone number is 011-33-2-35-86-59-49.


MEMBERS OF THE DIRECTORATE OF J.G. DURAND INDUSTRIES

    The following persons are members of the Directorate of J.G. Durand
Industries: Philippe Durand, Annick Ibled and Francine Delloye.

    Philippe Durand has been a member of the Directorate of J.G. Durand Industries since December 12, 1994 and served as President of the Directorate of ARC International since March 31, 1998. Since December 10, 1982 he has been a co-manager of Societe Machines et Materiel de Verrerie, located in France. Since December 10, 1982, he has been a co-manager of Societe Audomaroise de Publicite, located in France. Since June 1, 1995, he has been a co-manager of Societe Cartons et Plastique, located in France. Since November 3, 1999, he has been the President of the Board of Directors of Vicrila, located in Spain. Since
November 3, 1999 he has been the President of the

Directorate of Societe des Verres de Securite, located in France. Since September 18, 1999, he has been the President of the Board of Directors of Arc Glassware (Nanjing), located in China. Since February 23, 1998, he has been the Director of Arc Sunrise Glassware Ltd., located in India. His business address is Arc International, 41 Avenue du General de Gaulle, Arques, France, 62510. His business telephone number is 011-33-3-21-95-46-47.

    Annick Ibled has been the President of the Directorate of J.G. Durand Industries since December 12, 1994. Since December 23, 1981, she has been a member of the Directorate of Societe des Verres de Securite, located in France. Since March 31, 1998, she has served as a member of the Supervisory Council of ARC International. Since May 31, 1997, she has been a co-manager of Societe Machines et Materiel de Verrerie, located in France. Since June 1, 1995, she has been a co-manager of Societe Cartons et Platiques, located in France. Since December 10, 1982, she has been a co-manager of Societe Audomaroise de Publicite, located in France. Her business address is Arc International, 41 Avenue du General de Gaulle, Arques, France, 62510. Her business telephone number is 011-33-3-21-95-46-47.

    Francine Delloye has been a member of the Directorate of J.G. Durand Industries since December 12, 1994. Since March 31, 1998, she has served as a member of the Supervisory Council of ARC International. Since December 23, 1981, she has been a member of the directorate of Societe des Verres de Securite, located in France. Since December 10, 1982, she has been a co-manager of Societe Machines et Materiel de Verrerie, located in France. Since June 1, 1995, she has been a co-manager of Societe Cartons et Plastiques, located in France. Since December 10, 1982, she has been a co-manager of Societe Audomaroise de Publicite, located in France. Since September 18, 1999, she has been a Director of Arc Glassware (Nanjing), located in China. Her business address is Arc International, 41 Avenue du General de Gaulle, Arques, France, 62510. Her business telephone number is 011-33-3-21-95-46-47.

DIRECTORS AND EXECUTIVE OFFICERS OF MERGER SUB

    Matt Petrillo has been the sole director of Merger Sub since September 7, 2000. He has been employed as a Vice President of Finance and Chief Financial Officer of ARC International North America since September 15, 1980. His business address is ARC International North America, Wade Boulevard, Millville, New Jersey, 08332. His business telephone number is (856) 825-5620.

                                 OTHER MATTERS

    The Board of Directors does not presently know of, or intend to present, any matters for consideration at the special meeting other than matters described in the notice of special meeting mailed together with this proxy statement. If other matters are presented, the persons named in the accompanying proxy to vote on such matters will have discretionary authority to vote in accordance with their best judgment.

                          FUTURE STOCKHOLDER PROPOSALS

    If the merger is completed there will be no public participation in any future meetings of stockholders of Mikasa. However, if the merger is not completed, Mikasa stockholders will continue to be entitled to attend and participate in Mikasa stockholders' meetings. If the merger is not completed, you will be informed, by press release or other means determined reasonable by us, of the date by which stockholder proposals must be received by us for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the Securities and Exchange Commission then in effect.

                      WHERE YOU CAN FIND MORE INFORMATION


    Mikasa files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). In addition, because the merger is a "going private" transaction, Mikasa has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3 and such reports, proxy statements and other information contain additional information about Mikasa. You may read and copy any reports, statements or other information filed by Mikasa at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661 and 7 World Trade Center, Suite 1300, New York, New York, 10048. Please call the Commission at (800) 732-0330 for further information on the operation of the public reference rooms. Mikasa's filings with the Commission are also available to the public from commercial document retrieval services and at the website maintained by the Commission located at: "http://www.sec.gov."


    The Commission allows Mikasa to "incorporate by reference" information into this proxy statement. This means that Mikasa can disclose important information by referring to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the Commission will update and supersede the information in this proxy statement.

    Mikasa incorporates by reference into this proxy statement each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the special meeting. Mikasa also incorporates by reference into this proxy statement the following documents filed by it with the Commission under the Exchange Act:

    - Mikasa's Annual Report on Form 10-K for the year ended December 31, 1999;


    - Mikasa's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2000; and


    - Mikasa's Report on Form 8-K filed on September 15, 2000.

    Mikasa undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. Requests for copies should be directed to Mikasa, Inc., One Mikasa Drive, Secaucus, N.J. 07096,
Attention.: Amy Tunis, Secretary.

    If you would like to request documents from Mikasa, please do so by   -  ,
2000 in order to receive them before the special meeting.

    The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction. The delivery of this proxy statement will not create an implication that there has been no change in the affairs of Mikasa since the date of this proxy statement or that the information herein is correct as of any later date.

    You should rely on the information contained or incorporated by reference in this proxy statement. Mikasa has not authorized anyone to provide you with information that is different from what is contained in this proxy statement.
This proxy statement is dated   -  , 2000. You should not assume that the
information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement will not create any implication to the contrary.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                           MOUNTAIN ACQUISITION CORP.
                         THE SHAREHOLDERS NAMED HEREIN
                                  MIKASA, INC.
                                      AND
                         J. G. DURAND INDUSTRIES, S.A.

                               September 10, 2000

                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                    --------
ARTICLE I    THE MERGER...........................................................     A-1

              1.01.   Issuance of Preference Shares...............................     A-1
     SECTION

              1.02.   The Merger..................................................     A-2
     SECTION

              1.03.   Effective Time; Closing.....................................     A-2
     SECTION

              1.04.   Effect of the Merger........................................     A-2
     SECTION

              1.05.   Certificate of Incorporation; By-laws.......................     A-2
     SECTION

              1.06.   Directors and Officers......................................     A-2
     SECTION

              1.07.   Additional Actions..........................................     A-3
     SECTION

ARTICLE II    CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES; DEPOSIT.........
                                                                                       A-3

              2.01.   Effect on Capital Stock.....................................     A-3
     SECTION

              2.02.   Exchange of Certificates....................................     A-4
     SECTION

              2.03.   Company Stock Options; Plans................................     A-6
     SECTION

              2.04.   Shares of Dissenting Stockholders...........................     A-6
     SECTION

              2.05.   Adjustment of Merger Consideration..........................     A-7
     SECTION

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................     A-7

              3.01.   Organization and Qualification; Subsidiaries................     A-7
     SECTION

              3.02.   Certificate of Incorporation and By-laws....................     A-8
     SECTION

              3.03.   Capitalization..............................................     A-8
     SECTION

              3.04.   Authority Relative to this Agreement........................     A-8
     SECTION

              3.05.   No Conflict; Required Filings and Consents..................     A-9
     SECTION

              3.06.   SEC Filings; Financial Statements; Undisclosed
     SECTION          Liabilities.................................................     A-9

              3.07.   Absence of Certain Changes or Events........................    A-10
     SECTION

              3.08.   Absence of Litigation.......................................    A-12
     SECTION

              3.09.   Stockholder Vote Required...................................    A-12
     SECTION

              3.10.   Opinion of Financial Advisor................................    A-12
     SECTION

              3.11.   Brokers.....................................................    A-12
     SECTION

              3.12.   Company Action..............................................    A-12
     SECTION

              3.13.   Information Supplied........................................    A-13
     SECTION

              3.14.   Environmental and Safety Matters............................    A-13
     SECTION

              3.15.   Real Property...............................................    A-13
     SECTION

              3.16.   Personal Property...........................................    A-14
     SECTION

              3.17.   Contracts...................................................    A-14
     SECTION

              3.18.   Insurance Policies..........................................    A-15
     SECTION

              3.19.   Compliance with Laws........................................    A-15
     SECTION

              3.20.   Tax Matters.................................................    A-15
     SECTION

                                                                                      PAGE
                                                                                    --------
              3.21.   Employment Agreements.......................................    A-16
     SECTION

              3.22.   Change of Control Provisions................................    A-16
     SECTION

              3.23.   Permits.....................................................    A-16
     SECTION

              3.24.   Employee Benefit Plans......................................    A-16
     SECTION

              3.25.   Intellectual Property Rights................................    A-18
     SECTION

              3.26.   Unions......................................................    A-18
     SECTION

              3.27.   Affiliated Transactions.....................................    A-18
     SECTION

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT..............
                                                                                      A-19

              4.01.   Organization and Qualification; Subsidiaries................    A-19
     SECTION

              4.02.   Charter Documents and By-laws...............................    A-19
     SECTION

              4.03.   Authority Relative to this Agreement........................    A-19
     SECTION

              4.04.   No Conflict; Required Filings and Consents..................    A-19
     SECTION

              4.05.   Interim Operations of Merger Sub............................    A-20
     SECTION

              4.06.   Information Supplied........................................    A-20
     SECTION

              4.07.   Brokers.....................................................    A-20
     SECTION

              4.08.   Litigation..................................................    A-20
     SECTION

              4.09.   Capitalization of Merger Sub................................    A-20
     SECTION

              4.10.   Capitalization of Surviving Corporation.....................    A-21
     SECTION

              4.11.   Financing...................................................    A-21
     SECTION

              4.12.   Share Ownership.............................................    A-21
     SECTION

              4.13.   Arrangements with Shareholders..............................    A-21
     SECTION

              4.14.   Ownership of VCA............................................    A-21
     SECTION

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...................    A-21

              5.01.   No Conflict; Required Filings and Consents..................    A-21
     SECTION

              5.02.   Ownership of Shares.........................................    A-22
     SECTION

ARTICLE VI  CONDUCT OF BUSINESS PENDING THE MERGER................................    A-22

              6.01.   Conduct of Business by the Company Pending the Merger.......    A-22
     SECTION

ARTICLE VII  ADDITIONAL AGREEMENTS................................................    A-24

              7.01.   Shareholders' Meeting.......................................    A-24
     SECTION

              7.02.   Preparation of Proxy Statement..............................    A-25
     SECTION

              7.03.   Appropriate Action; Consents; Filings; Further Assurances...    A-26
     SECTION

              7.04.   Access to Information; Confidentiality......................    A-27
     SECTION

              7.05.   No Solicitation.............................................    A-27
     SECTION

              7.06.   Indemnification and Insurance...............................    A-29
     SECTION

              7.07.   Notification of Certain Matters.............................    A-30
     SECTION

              7.08.   Public Announcements........................................    A-30
     SECTION

              7.09.   Employment Agreements; Stockholders' Agreement..............    A-31
     SECTION

                                                                                      PAGE
                                                                                    --------
              7.10.   Certain Assistance..........................................    A-31
     SECTION

              7.11.   Exchange Act and NYSE Filings...............................    A-32
     SECTION

              7.12.   Representations.............................................    A-32
     SECTION

              7.13.   Support Agreement...........................................    A-32
     SECTION

              7.14.   Incentive Compensation Plan; Employee Benefits..............    A-32
     SECTION

              7.15.   Application of Section16(a) of the Exchange Act.............    A-33
     SECTION

              7.16.   Performance by Merger Sub...................................    A-33
     SECTION

ARTICLE VIII CONDITIONS TO THE MERGER.............................................    A-33

              8.01.   Conditions to the Obligations of Each Party.................    A-33
     SECTION

              8.02.   Conditions to the Obligations of Parent and Merger Sub......    A-33
     SECTION

              8.03.   Conditions to the Obligations of the Company and the
     SECTION          Shareholders................................................    A-34

              8.04.   Conditions to the Obligations of the Shareholders...........    A-34
     SECTION

ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER....................................    A-34

              9.01.   Termination.................................................    A-34
     SECTION

              9.02.   Method of Termination; Effect of Termination................    A-36
     SECTION

              9.03.   Fees and Expenses...........................................    A-36
     SECTION

              9.04.   Amendment...................................................    A-37
     SECTION

              9.05.   Waiver......................................................    A-37
     SECTION

ARTICLE X    GENERAL PROVISIONS...................................................    A-37

              10.01.  Non-Survival of Representations, Warranties and
     SECTION          Agreements..................................................    A-37

              10.02.  Notices.....................................................    A-37
     SECTION

              10.03.  Certain Definitions.........................................    A-38
     SECTION

              10.04.  Accounting Terms............................................    A-40
     SECTION

              10.05.  Severability................................................    A-41
     SECTION

              10.06.  Entire Agreement; Assignment................................    A-41
     SECTION

              10.07.  Parties in Interest.........................................    A-41
     SECTION

              10.08.  Specific Performance........................................    A-41
     SECTION

              10.09.  Governing Law...............................................    A-41
     SECTION

              10.10.  Headings....................................................    A-42
     SECTION

              10.11.  Counterparts................................................    A-42
     SECTION

              10.12.  Construction................................................    A-42
     SECTION

              10.13.  Capacity....................................................    A-42
     SECTION

              10.14.  Company Disclosure Statement................................    A-42
     SECTION

                          AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER dated September 10, 2000 (this "AGREEMENT") is by and among Mountain Acquisition CORP., a Delaware corporation, ("MERGER SUB"), Mikasa, Inc., a Delaware corporation (the "COMPANY"), for purposes of Articles I, V, VIII and X and Sections 7.03, 7.05, 7.07, 7.08, 7.09, 7.12, 7.13, 9.04 and 9.05 only, Alfred Blake, Raymond Dingman, The Raymond Burnett Dingman Separate Property Trust, Anthony Santarelli, George Aratani and the George T. Aratani and Sakaye I. Aratani Revocable Living Trust (collectively, the "SHAREHOLDERS"), and J. G. Durand Industries, S.A., a societe anonyme organized under the laws of France ("PARENT");

    WHEREAS, Merger Sub is a new corporation formed by Parent for the purpose of entering into this Agreement and consummating the transactions contemplated hereby;

    WHEREAS, the Board of Directors of the Company has deemed it advisable in connection with the transactions contemplated by this Agreement and subject to the terms and conditions hereof that the Company amend its Certificate of Incorporation or adopt a Certificate of Designation (the "PREFERENCE AMENDMENT") to provide for the authorization to create and issue up to 500,000 shares of Preferred Stock, par value $0.01 per share (the "NEW PREFERENCE STOCK"), of the Company having the terms set forth on EXHIBIT A;

    WHEREAS, immediately prior to the Effective Time (as defined below), the Shareholders shall convert the number of shares of their Common Stock, par value $0.01, of the Company (the "COMPANY COMMON STOCK") into New Preference Stock in the amounts set forth on EXHIBIT B;

    WHEREAS, immediately prior to the Effective Time, Parent shall (i) make a capital contribution in cash into Merger Sub in an amount equal to the aggregate Merger Consideration to be paid hereunder and (ii) if necessary, repay any indebtedness of the Company required to be repaid as a result of the Merger;

    WHEREAS, the respective Boards of Directors of the Company and Merger Sub have approved and declared advisable a merger (the "MERGER") of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement, with the Company surviving the Merger as the surviving corporation (the "SURVIVING CORPORATION"), and the Board of Directors of the Company has recommended that the holders of shares of Company Common Stock approve the Merger and the other transactions contemplated by this Agreement upon the terms of this Agreement;

    WHEREAS, the Merger is subject to the affirmative vote of at least a majority of the outstanding shares of Company Common Stock and the satisfaction of certain other conditions described in this Agreement; and

    WHEREAS, the Boards of Directors of Merger Sub and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01.  ISSUANCE OF PREFERENCE SHARES.

    (a) AUTHORIZATION. Upon the terms and subject to the conditions set forth in this Agreement, prior to the Effective Time, the Company shall have amended its Certificate of Incorporation or adopted a Certificate of Designation in the form of EXHIBIT A hereto to authorize the creation, issuance and sale of 500,000 shares of New Preference Stock.

    (b) CONVERSION OF COMPANY COMMON STOCK INTO PREFERENCE SHARES. Upon the terms and subject to the conditions set forth in this Agreement, the Shareholders agree to convert immediately prior to the Effective Time, shares of Company Common Stock into New Preference Stock (the "PREFERENCE EXCHANGE") in the amounts set forth on Exhibit B hereto.

    (c) CAPITAL CONTRIBUTION. Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the Effective Time, Parent shall make an aggregate capital contribution of $244,936,705 in cash into Merger Sub in exchange for 244,936.705 shares of common stock, par value $.01 per share, of Merger Sub (the "CAPITAL CONTRIBUTION").

    SECTION 1.02. THE MERGER. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall be the Surviving Corporation of the Merger.

    SECTION 1.03. EFFECTIVE TIME; CLOSING. As promptly as practicable, and in no event later than two business days after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that can only be satisfied on the Closing Date (as defined below)), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the DGCL. The term "EFFECTIVE TIME" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "CLOSING") will be held at the offices of Kirkland & Ellis, Citigroup Center, 153 East 53rd Street, New York, New York 10022 (or such other place as the parties may agree). The date on which such Closing takes place shall be referred to herein as the "CLOSING DATE".

    SECTION 1.04. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, immunities, privileges, powers, franchises and licenses of the Company and Merger Sub shall vest in the Surviving Corporation, without further act or deed, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

    SECTION 1.05.  CERTIFICATE OF INCORPORATION; BY-LAWS.

    (a) CERTIFICATE OF INCORPORATION. From and after the Effective Time, the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the DGCL and this Agreement, except that, as of the Effective Time,
Article I of such Certificate of Incorporation shall be amended to read as follows: "The name of the Corporation is Mikasa, Inc.

    (b) BYLAWS. From and after the Effective Time, the By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the DGCL and the Certificate of Incorporation of the Surviving Corporation.

    SECTION 1.06.  DIRECTORS AND OFFICERS.

    (a) DIRECTORS. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, the DGCL and this Agreement.

    (b) OFFICERS. From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, the DGCL and this Agreement.

    SECTION 1.07. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Company or its subsidiaries, or
(b) otherwise carry out the provisions of this Agreement, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of the Company to take any and all such action.

                                   ARTICLE II
          CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES; DEPOSIT

    SECTION 2.01. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Common Stock or any shares of capital stock of Merger Sub:

        (a) CAPITAL STOCK OF MERGER SUB. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of New Preference Stock.

        (b) CANCELLATION OF COMPANY OWNED STOCK. All shares of Company Common Stock and New Preference Stock (if any) that are held in the treasury of the Company or by any wholly owned subsidiary of the Company shall be canceled and retired and shall cease to exist without any consideration payable therefor.

        (c) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of the Company Common Stock referred to in Section 2.01(b)) shall be converted into (as provided in and subject to the limitations set forth in this Article II) the right to receive from the Surviving Corporation in cash, $16.50 (the "MERGER CONSIDERATION") without interest thereon upon surrender of the certificate previously representing such share of Company Common Stock as provided in Section 2.02(c). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such share of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the cash into which their shares of Company Common Stock have been converted by the Merger as provided in this Section 2.01(c).

        (d) CONVERSION OF NEW PREFERENCE STOCK. Each share of New Preference Stock issued and outstanding immediately after the Effective Time (other than shares of New Preference Stock to be canceled pursuant to
    Section 2.01(b)) shall be converted into (as provided in and subject to the limitations set forth in this Article II) and become one fully paid and nonassessable share of

    Common Stock, par value $0.01, of the Surviving Corporation (the "SURVIVING CORPORATION COMMON STOCK"), upon the surrender of the certificate previously representing such shares of New Preference Stock, and all such shares of New Preference Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such share of New Preference Stock shall cease to have any rights with respect thereto, except the right to receive the Surviving Corporation Common Stock into which their shares of New Preference Stock have been converted by the Merger as provided in this
    Section 2.01(d).

        (e) FURTHER AMENDMENT. Notwithstanding any provision to the contrary, the parties agree to amend this Agreement prior to Closing to permit shares of Company Common Stock and/or Company Stock Options (as defined below) owned by certain employees or directors of the Company as mutually agreed by the Company and Merger Sub to be converted into shares of New Preference Stock with corresponding adjustments to be made to this Section 2.01 and the related definitions.

    SECTION 2.02.  EXCHANGE OF CERTIFICATES.

    (a) PAYING AGENT. Prior to the Effective Time, Merger Sub shall, with the approval of the Company, designate a bank or trust company to act as paying agent in the Merger (the "PAYING AGENT").

    (b)  At the Closing, Merger Sub shall deliver:

        (i) to each person (who has been identified on a list to be provided to Merger Sub by the Company not later than five business days before the Closing) who has surrendered to the Company prior to the Closing one or more certificates which immediately prior to the Effective Time represented shares of Company Common Stock (such certificates, the "CERTIFICATES") by wire transfer of immediately available funds, the amount of cash into which the shares of Company Common Stock represented by the Certificates so surrendered have been converted pursuant to the provisions of this
    Article II;

        (ii) to the Shareholders who shall have surrendered to the Merger Sub at the Closing the certificates which, immediately prior to the Effective Time, represented shares of outstanding New Preference Stock, the securities of the Surviving Corporation into which the shares of New Preference Stock represented by such certificates have been converted pursuant to the provisions of this Article II; and

        (iii) to the Paying Agent, for the benefit of the holders of Company Common Stock not so listed as provided in clause (i) above, funds in the aggregate amount into which such shares of Company Common Stock shall have been converted pursuant to the provisions of this Article II.

    (c) EXCHANGE PROCEDURE. Promptly after the Effective Time, the Surviving Corporation shall mail to each holder of record of Certificates not surrendered pursuant to Section 2.02(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the address specified therein) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive promptly in exchange therefor from the Paying Agent the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of the shares of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate. In the event any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation will pay in exchange for such lost, stolen or destroyed Certificate, the cash payable in respect of the shares represented by such Certificate as determined in accordance with this
Article II, except that when authorizing such payment, the Board of Directors of the Surviving Corporation, may, in its discretion and as a condition precedent to such payment, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Paying Agent with respect to such Certificate.

    (d) WITHHOLDING. Merger Sub, Surviving Corporation and Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable or issuable pursuant to this Agreement to any holder of Company Common Stock such amount as is required to be deducted and withheld with respect to such payment or issuance under any provision of U.S. federal, state or local tax law or any foreign tax law applicable because of the residence or citizenship of the holder. To the extent that amounts are so withheld, such withheld amounts shall promptly be paid to the appropriate governmental authority and shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made.

    (e) CLOSING OF STOCK TRANSFER BOOKS. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this
Article II.

    (f) NO LIABILITY. At any time following the expiration of twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to any applicable abandoned property, escheat or similar law) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon; PROVIDED, HOWEVER, with respect to any Certificates which shall not have been surrendered prior to five years after the Closing Date, the unclaimed cash payable in exchange for such Certificates shall, to the extent permitted by applicable abandoned property, escheat or similar law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto. Notwithstanding the foregoing, none of Merger Sub, the Shareholders, the Company, the Paying Agent or Parent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    SECTION 2.03.  COMPANY STOCK OPTIONS; PLANS.

    (a) OPTION CONSIDERATION. Except as set forth in this Section 2.03 and except to the extent that Merger Sub and the holder of any option otherwise agree in writing prior to or contemporaneously with the Effective Time:

        (i) At the Effective Time, each outstanding option to purchase Company Common Stock (a "COMPANY STOCK OPTION") granted pursuant to the Company's Long-Term Incentive Plan, 1998 Long-Term Stock Incentive Plan or Non-Employee Directors Stock Option Plan (collectively, the "COMPANY STOCK OPTION PLANS") shall become 100% vested and immediately exercisable;

        (ii) Each holder of a Company Stock Option outstanding as of the Effective Time shall be entitled to receive, and shall be paid in full satisfaction of such Company Stock Option, a cash payment in an amount in respect thereof equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price of each such Company Stock Option, and (y) the number of shares of Company Common Stock subject to the Company Stock Option immediately prior to the Effective Time, less any income or employment tax withholding required under any provision of U.S. federal, state or local tax law or any foreign tax law applicable because of the residence or citizenship of the holder (the "OPTION CONSIDERATION"). To the extent that amounts are so withheld by the Surviving Corporation and paid to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Stock Option. Upon delivery of the related Option Consideration, the Company Stock Option shall be canceled. The acceptance by the holder of a Company Stock Option of the related Option Consideration shall be deemed to be a release of all rights the holder had or may have had in respect of that Company Stock Option; and

        (iii) Prior to the Effective Time, the Board of Directors of the Company and/or the appropriate committee of the Board of Directors shall determine that each Company Stock Option shall be exercisable at and following the Effective Time at its then existing exercise price for the Merger Consideration, less any income or employment tax withholding required under any provision of U.S. federal, state, local or foreign tax law. Each Company Stock Option, the obligations under which have not been satisfied in accordance with the provisions of this Section 2.03(a), shall be exercisable following the Effective Time in accordance with such determination.

    (b) NO OTHER RIGHTS. Except as may otherwise be agreed in writing by Merger Sub and the Company, following the Effective Time, no holder of Company Stock Options or any participant in the Company Stock Option Plans shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

    (c) TERMINATION OF OTHER PLANS AND PROGRAMS. Except as may otherwise be agreed in writing by Merger Sub and the Company, all other plans, programs or arrangements providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries shall terminate as of the Effective Time, and no participant in any such plans, programs or arrangements shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

    SECTION 2.04.  SHARES OF DISSENTING STOCKHOLDERS.

    (a) Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has properly exercised his or her appraisal rights (the "DISSENTING SHARES") under the DGCL, shall not be converted into the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, his or her right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of the DGCL. If, after the Effective Time, any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of such holder's Company Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest or dividends thereon, the consideration provided for in this Article II.

    (b) The Company shall give Merger Sub and Parent (i) prompt notice of any notices or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without prior written consent of Merger Sub and Parent, make any payments with respect to, or settle, offer to settle or otherwise negotiate, with respect to any such demands.

    (c) Dissenting Shares, if any, after payments of fair value in respect thereto have been made to the holders thereof pursuant to the DGCL, shall be canceled.

    SECTION 2.05. ADJUSTMENT OF MERGER CONSIDERATION. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares of a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Merger Consideration shall be appropriately adjusted.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as disclosed in a separate disclosure schedule referring to the Sections contained in this Agreement, which has been delivered by the Company to Merger Sub prior to the execution of this Agreement (the "COMPANY DISCLOSURE STATEMENT"), the Company hereby represents and warrants to Merger Sub that:

    SECTION 3.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

    (a) Each of the Company and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite organizational power and authority and all necessary governmental approvals to own, lease and operate the properties and assets it currently owns, operates or holds under lease and to carry on its business as it is now being conducted, except where the failure to be organized, existing or in good standing or to have such organizational power and authority or approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Except as set forth in Section 3.01(a) of the Company Disclosure Statement, each of the Company and its subsidiaries is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "COMPANY MATERIAL ADVERSE EFFECT" means, when used in connection with the Company, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, properties, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to timely perform its obligations under this Agreement, other than effects due to (A) general economic, market or political conditions,
(B) matters generally affecting the industries in which such person operates or
(C) the announcement or expectation of this Agreement or the Transactions.

    (b) Except as set forth in Section 3.01 of the Company Disclosure Statement, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. All outstanding equity interests of each such subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and are owned, directly or indirectly, by the Company free and clear of any Liens, and there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, obligating any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional equity interests in such subsidiary or any securities or obligations convertible or exchangeable for such equity interests or to grant, extend or enter into any such option, warrants, convertible security, call, right, commitment, preemptive right or agreement, in each case except as provided by applicable law.

    SECTION 3.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Merger Sub complete and correct copies of its Certificate of Incorporation and By-laws, each as amended to the date hereof. Such Certificate of Incorporation and By-laws are in full force and effect. The Company is not in violation of any provision of its Certificate of Incorporation or By-laws.

    SECTION 3.03. CAPITALIZATION. The authorized capital stock of the Company consists of (i) 80,000,000 shares of Company Common Stock and (ii) 2,000,000 shares of preferred stock, par value $.01 per share ("PREFERRED STOCK"). As of the date hereof, there are 16,985,445 shares of Company Common Stock issued and outstanding, no shares of Preferred Stock outstanding (and after the Preference Amendment and the Preference Exchange pursuant to Section 1.01(b) but prior to the Effective Time, there shall be 44,101.20 shares of New Preference Stock issued and outstanding). Section 3.03 of the Company Disclosure Statement sets forth the number of shares of Company Common Stock to be received upon exercise or conversion and the exercise or conversion price of each outstanding Company Stock Option. Except for the Company Stock Options granted under the Company Stock Option Plans or as expressly contemplated by this Agreement or as set forth in Section 3.03 of the Company Disclosure Statement, there are no existing options, warrants, convertible securities, calls, subscriptions, or other rights or other agreements or commitments obligating the Company to issue, transfer or sell, or caused to be issued, transferred or sold, contingently or otherwise, any shares of capital stock of the Company or any other securities convertible into or evidencing the right to subscribe for or purchase any such shares. Except as identified and described in Section 3.03 of the Company Disclosure Statement, there are no outstanding stock appreciation rights or similar phantom equity securities issued by the Company with respect to the capital stock of the Company. All issued and outstanding shares of Company Common Stock are duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto. All shares of New Preference Stock to be issued to
(i) the Shareholders pursuant to the Preference Exchange and (ii) Parent in connection with the Capital Contribution, shall, when issued in accordance with the terms of this Agreement and other applicable agreements, be duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights with respect thereto.

    SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the necessary Governmental Approvals, the adoption of this Agreement and the Preference Amendment by the requisite holders of the shares of Company Common Stock and the filing and recordation of appropriate merger documents and the Preference Amendment under applicable Law, to perform its obligations hereunder and to consummate the Merger and the other Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than obtaining the necessary Governmental Approvals, the adoption of this Agreement and, if required, the Preference Amendment by the holders of the requisite majority of the shares of Company Common Stock and the filing and recordation of appropriate merger documents and the Preference Amendment as required by applicable Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    SECTION 3.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Transactions will not (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree of any Governmental Authority (collectively, "LAWS") applicable to the Company, its subsidiaries or by which any of its properties or assets is bound or affected, except for such conflicts or violations that, individually or in the aggregate, would not have a Company Material Adverse Effect, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or its subsidiaries is a party or by which the Company, its subsidiaries or any of its properties or assets is bound or affected, except as disclosed in
Section 3.05(a) of the Company Disclosure Statement and except for any such violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Company Material Adverse Effect and will not prevent or materially delay the consummation of the Transactions.

    (b) Except as disclosed in Section 3.05(b) of the Company Disclosure Statement, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (collectively, "GOVERNMENTAL APPROVALS"), except
(i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act of 1933, as amended (the "SECURITIES ACT"), state securities or "blue sky" laws ("BLUE SKY LAWS"), the rules of the New York Stock Exchange ("NYSE"), state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), and filing and recordation of appropriate merger and amendment documents as required by the DGCL, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not have a Company Material Adverse Effect.

    SECTION 3.06.  SEC FILINGS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

    (a) The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1997 and has made available to the Merger Sub all registration statements filed by the Company with the SEC, including all exhibits filed in connection therewith (on all forms applicable to the registration of securities) since December 31, 1997 and prior to the date of this Agreement (collectively, the "COMPANY SEC REPORTS"). As of their respective dates, the Company SEC Reports (and giving effect to any amendments thereof) (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company will notify Merger Sub promptly after any Company SEC Reports filed subsequent to the date hereof and prior to the Effective Time become publicly available.

    (b) Each of the financial statements (including, in each case, any notes and schedules thereto) contained in the Company SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the SEC and was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each fairly presented in all material respects the consolidated financial position, results of operations or cash flows, as the case may be, of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with GAAP, subject, in the case of unaudited statements (the "INTERIM FINANCIAL STATEMENTS"), to the absence of footnotes and to normal and recurring year-end adjustments none of which would, individually or in the aggregate, have a Company Material Adverse Effect.

    (c) Neither the Company nor its subsidiaries have any liabilities or obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for taxes) material to the Company and its subsidiaries taken as a whole other than such liabilities or obligations (i) disclosed in Section 3.06(c) of the Company Disclosure Statement, (ii) disclosed or reserved against in the most recent consolidated balance sheet of the Company filed with the SEC, (iii) incurred in the ordinary course of business consistent with past practice (none of which is a liability arising from breach of contract, breach of warranty, tort or claim for infringement) since the date of the most recent audited consolidated balance sheet of the Company filed with the SEC, (iv) under the Contracts (none of which is a liability for breach of contract), or (v) that are not required by GAAP to have been included in the most recent consolidated balance sheet of the Company filed with the SEC.

    SECTION 3.07.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as disclosed in
Section 3.07 of the Company Disclosure Statement or the Company SEC Reports or as contemplated by this Agreement, since January 1, 2000, neither the Company nor its subsidiaries have, directly or indirectly:

        (a) redeemed, purchased, otherwise acquired, or agreed to redeem, purchase or otherwise acquire, any shares of capital stock of the Company, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than between the Company and a wholly-owned subsidiary thereof);

        (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell, deliver or grant any shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of the Company or its subsidiaries, other than pursuant to and in accordance with (i) the Company Stock Option Plans or (ii) the terms of the agreements listed in Section 3.03 of the Company Disclosure Statement;

        (c) except in the ordinary course of business (i) created or incurred any indebtedness for borrowed money in excess of $1,000,000, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation in excess of $1,000,000, (iii) incurred any liabilities except for liabilities which, individually and in the aggregate, would not have a Company Material Adverse Effect; or (iv) mortgaged, pledged or subjected to any material lien or encumbrance, any asset having a book or market value in excess of $1,000,000;

        (d) instituted any material change in its accounting methods, principles or practices except as required by GAAP;

        (e) revalued any of its assets in any material respect, including without limitation, writing down the value of inventory or writing off notes or accounts receivables except for (i) amounts previously reserved as reflected in the Company's December 31, 1999 audited consolidated balance sheet, or (ii) revaluations and write downs of the value of inventory in the ordinary course of business;

        (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually and in the aggregate, have a Company Material Adverse Effect;

        (g) suffered any adverse change, or any development involving a prospective adverse change, except for those changes or prospective changes which, individually and in the aggregate, would not have a Company Material Adverse Effect;

        (h) granted any material increase in the base compensation of, or made any other material change in the employment terms for, any of its directors, officers and employees, except for increases or changes reflecting or based upon changed responsibilities or duties and increases or changes made in the ordinary course of business consistent with past practice;

        (i) adopted, modified or terminated any bonus, profit-sharing, incentive, severance or other plan or contract for the benefit of any of its directors, officers and employees other than such adoptions, modifications and terminations which do not materially increase the aggregate cost of such plan or contract;

        (j) except for provision of services or sales in the ordinary course of business (i) sold, leased, licensed, assigned, transferred or otherwise disposed of any of its assets or property having a book or market value, in excess of $1,000,000 or (ii) entered into, or consented to the entering into of, any agreement granting a preferential right to sell, lease, license, assign, transfer or otherwise dispose of any of such assets;

        (k) entered into any new line of business that is substantially and materially different from the Company's business as of December 31, 1999, or incurred or committed to incur any capital expenditures, obligations or liabilities in connection therewith in excess of $5,000,000 in the aggregate;

        (l) acquired or agreed to acquire by merging or consolidating with, or agreed to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business of any other person;

        (m) made any cancellation or waiver of (i) any right material to the operation of the business of the Company or its subsidiaries, or (ii) any material debts or claims against any affiliate of the Company;

        (n) made any disposition of, or failed to enforce, maintain or keep in effect any patent, trademark, service mark, trade name, copyright or trade secret of the Company or its subsidiaries or any registration or application for registration thereof or right or interest therein, to the extent material to the Company and its subsidiaries taken as a whole;

        (o) to the knowledge of the Company, entered into any agreement, arrangement or transaction with any affiliate of the Company;

        (p) entered into any agreement, arrangement or transaction to purchase any real property to the extent material to the Company and its subsidiaries taken as a whole; or

        (q) agreed to (i) do any of the things described in the preceding clauses (a) through (p) other than as contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Article III untrue or incorrect.

    SECTION 3.08. ABSENCE OF LITIGATION. Except as disclosed in Section 3.08 of the Company Disclosure Statement, as of the date hereof there is no claim, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against the Company, its subsidiaries, or any of its properties or assets, before any court, arbitrator or Governmental Authority, which, individually or in the aggregate, would have a Company Material Adverse Effect. Except as disclosed on Section 3.08 of the Company Disclosure Statement as of the date hereof, neither the Company nor its subsidiaries nor any of its properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award which would have, individually or in the aggregate, a Company Material Adverse Effect.

    SECTION 3.09. STOCKHOLDER VOTE REQUIRED. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock held by all stockholders is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger, this Agreement, the Preference Amendment and the transactions contemplated hereby under the DGCL and the Company's Certificate of Incorporation.

    SECTION 3.10. OPINION OF FINANCIAL ADVISOR. The special committee of the Company's Board of Directors (the "SPECIAL COMMITTEE") has received the opinion, dated as of the date hereof, of CIBC World Markets (the "SPECIAL COMMITTEE FINANCIAL ADVISOR"), to the effect that, as of the date thereof, and subject to the qualifications and limitations set forth therein, the Merger Consideration is fair to the Company's stockholders (other than the Shareholders) from a financial point of view.

    SECTION 3.11. BROKERS. Except as disclosed in Section 3.11 of the Company Disclosure Statement, no broker, finder or investment banker (other than the Special Committee Financial Advisor and UBS Warburg) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company or which are to be paid by the Company. The Company has heretofore furnished to Merger Sub a complete and correct copy of all agreements between the Company and the Special Committee Financial Advisor or any other firms pursuant to which the Special Committee Financial Advisor or any such firms would be entitled to any payment relating to the Merger, and there have been no amendments to such agreements.

    SECTION 3.12. COMPANY ACTION. The Company's Board of Directors (at a meeting duly called and held) has by requisite vote of directors (i) approved and adopted this Agreement and the Transactions, and such approval is sufficient to render inapplicable to this Agreement and the Transactions, the provisions of
Section 203 of the DGCL to the extent, if any, any such section is applicable to this Agreement and the Transactions and (ii) subject to Section 7.05 hereof, agreed to recommend that the stockholders of the Company approve and adopt this Agreement and the Transactions.

    SECTION 3.13. INFORMATION SUPPLIED. The Proxy Statement (as defined below) and any other document to be filed by the Company with the SEC or any Governmental Authority in connection with the Transactions (the "OTHER FILINGS") will not, in the case of the Proxy Statement, at the time of mailing thereof to the Company's shareholders, or, in the case of all other such documents, at the respective times filed with the SEC or other Governmental Authority, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading; provided, that the Company makes no representation with respect to any information provided by Parent, Merger Sub or any Shareholder. The Proxy Statement (except for those portions relating to Parent or Merger Sub) at the time of the mailing thereof to the Company's shareholders will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    SECTION 3.14.  ENVIRONMENTAL AND SAFETY MATTERS.  Except as set forth in
Section 3.14 of the Company Disclosure Statement and except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries are (i) in compliance with all applicable Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required under applicable Environmental Laws for the conduct of their respective businesses, and (iii) have not received notice of any actual or potential material liability for the investigation or remediation of any disposal or release of Hazardous Materials.

    SECTION 3.15.  REAL PROPERTY.

    (a) Except as set forth on Section 3.15 of the Company Disclosure Statement,
(i) the Company and its Subsidiaries have good and marketable title to all Owned Real Property, in each case free and clear of any Liens, except for Permitted Encumbrances, and (ii) any Leased Real Property held by a Company or a Subsidiary of the Company is held under a valid, subsisting and enforceable Lease, with such exceptions as would not, individually or in the aggregate, have a Company Material Adverse Effect.

    (b) The term "PERMITTED ENCUMBRANCES" shall mean: (A) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to such Real Property which are not due and payable as of the Closing Date;
(B) mechanics liens and similar liens for labor, materials or supplies provided with respect to such Real Property incurred in the ordinary course of business for amounts which are not delinquent and which would not, individually or in the aggregate, have a Company Material Adverse Effect; (C) zoning, building codes and other land use Laws regulating the use or occupancy of such Real Property or the activities conducted thereon which are imposed by any Governmental Authority which are not violated by the current use or occupancy of such Real Property or the operation of the Company's business thereon in any material respect; and
(D) easements, covenants, conditions, restrictions and other similar matters of record affecting title to such Real Property which do not or would not materially impair the current use or occupancy of such Real Property.

    (c) Except as set forth on Section 3.15 of the Company Disclosure Statement, to the Company's Knowledge, (A) all material permits, licenses and other approvals necessary to the current occupancy and use of the Real Property have been obtained, are in full force and effect had have not been violated by the Company in any material respect and (B) there exists no material violation by the Company of any material covenant, condition, restriction, easement, agreement or order affecting any portion of the Real Property that individually or in the aggregate would have a Company Material Adverse Effect. All facilities located on the Real Property are supplied with adequate utilities and other services necessary for the conduct of the Company's business as currently conducted. There is no pending or, to the Knowledge of the Company, threatened condemnation proceeding, or material lawsuit or administrative action affecting any portion of the Real Property to which the Company or its subsidiaries is a named party that could be material to the Company and its subsidiaries taken as a whole.

    SECTION 3.16.  PERSONAL PROPERTY.

    (a) Each of the Company and its subsidiaries has good title to all personalty of any kind or nature that is material to the Company and its subsidiaries which the Company or its subsidiaries purport to own, free and clear of all Liens, except for (i) Liens disclosed on Section 3.16 of the Company Disclosure Statement, (ii) Liens for non-delinquent taxes and non-delinquent statutory liens arising other than by reason of default,
(iii) statutory Liens of landlords, liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iv) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security, (v) purchase money Liens, and (vi) Liens which do not materially detract from the value or use of said personalty. The Company and its subsidiaries, as lessees, have the right under valid and subsisting leases to use and possess all personalty that is material to the Company and its subsidiaries taken as a whole and is leased by the Company or its subsidiaries as now used or possessed by the Company or its subsidiaries, as applicable.

    (b) All machinery, equipment and other tangible assets currently being used by the Company or its subsidiaries which are owned or leased by the Company or its subsidiaries and that are material to the Company and its subsidiaries taken as a whole are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put, except where any other condition of any machinery, equipment or other tangible asset would not have a Company Material Adverse Effect.

    SECTION 3.17. CONTRACTS. The Company has made available to Merger Sub true and correct copies of all written agreements of the Company or its subsidiaries (other than contracts or leases for the sale in the ordinary course of business of the Company's services or products) that are currently in effect and that are
(i) material license agreements or franchise agreements with any person that provides services in the name of or on behalf of the Company; (ii) material leases, sales contracts and other agreements with respect to any personal property of the Company or its subsidiaries which provide for the receipt or expenditure by the Company or its subsidiaries after the date of this Agreement, of more than $1,000,000; (iii) contracts or commitments for capital expenditures or acquisitions in excess of $1,000,000 for one project or set of related projects; (iv) guarantees of third party obligations; (v) agreements (including non-competition agreements) which restrict the kinds of businesses in which the Company or its subsidiaries may engage or the geographical area in which any of them may conduct their business; (vi) indentures, mortgages, loan agreements or other agreements relating to the borrowing of money by the Company, the granting of Liens by the Company or lines of credit by the Company, in each case, involving an amount in excess of $1,000,000; (vii) collective bargaining agreements, if any; (viii) material licenses, agreements, assignments or contracts (whether as licensor or licensee, assignor or assignee) relating to any patent and trademark rights; (ix) brokerage or finder's agreements;
(x) joint venture agreements, partnership agreements or similar agreements; or
(xi) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements executed within the last five years, in each case, involving an amount in excess of $1,000,000; (all items so made available or required to be made available to Merger Sub being hereinafter referred to as "CONTRACTS"). Except as disclosed in Section 3.17 of the Company Disclosure Statement, (i) all Contracts are valid and subsisting and in full force and effect, and each of the Company and its subsidiaries has duly performed its obligations thereunder in all material respects to the extent such obligations have accrued, and (ii) there has not occurred thereunder any breach or default by the Company, its subsidiaries, or, to the Company's Knowledge, by any other party thereto that continues to exist, or any event which with the passage of time or the giving of notice, or both, would result in a breach or default or event of non-compliance thereunder by the Company, its subsidiaries, or, to the Knowledge of the Company, by any other party thereto, except for such failures to be in full force and effect, failures to perform, breaches or defaults that, individually or in the aggregate, would not be material to the Company and its subsidiaries taken as a whole.

    SECTION 3.18. INSURANCE POLICIES. The Company has made available to Merger Sub all material insurance policies of the Company and its subsidiaries, and each such policy is in full force and effect. No written notice of cancellation or termination has been received by the Company or its subsidiaries with respect to any such policy. To the Knowledge of the Company, there are no pending claims against such insurance by the Company or its subsidiaries as to which the insurers have denied coverage or otherwise reserved rights.

    SECTION 3.19. COMPLIANCE WITH LAWS. Except as set forth in Section 3.19 of the Company Disclosure Statement, neither the Company nor its subsidiaries are in violation of or have violated or failed to comply with any Law or judgment applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, result in a Company Material Adverse Effect.

    SECTION 3.20.  TAX MATTERS.

    (a) Except as disclosed on Section 3.20(a) of the Company Disclosure Statement, the Company and each subsidiary of the Company have filed all material Tax Returns that were required to be filed prior to the date hereof by any of them (taking into account all available extensions). All such Tax Returns were correct and complete in all material respects. All Taxes shown as due on such returns by any of the Company and each subsidiary of the Company have been paid. Except with respect to any of the Company's or its subsidiaries' Tax Returns for the 1999 tax year, none of the Company or any subsidiary of the Company currently is the beneficiary of any extension of time within which to file any Tax Return. To the Company's Knowledge, there are no material Liens on any of the assets of any of the Company or any subsidiary of the Company that arose in connection with any failure (or alleged failure) to pay any material Tax.

    (b) The Company and each subsidiary of the Company have withheld and paid all material Taxes required to have been withheld and paid by applicable Law.

    (c) To the Company's Knowledge, no material undisputed deficiencies for any Tax has been proposed in writing, asserted or assessed, in each case by any taxing authority, against the Company or any subsidiary of the Company.
Section 3.20(c) of the Company Disclosure Statement lists all federal, state and foreign income Tax Returns filed with respect to any of the Company and any subsidiary of the Company for taxable periods ended on or after December 31, 1996, indicates those income Tax Returns (with respect to Taxes that are material to the Company and its Subsidiaries, taken as a whole) for such periods that have been audited, and indicates those income Tax Returns that currently are the subject of audit. The Company has made available to Merger Sub correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company or any subsidiary of the Company since December 31, 1996.

    (d) Neither the Company nor any subsidiary of the Company has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency.

    (e) Except as set forth on Section 3.20(e) of the Company Disclosure Statement or as contemplated by this Agreement, neither the Company nor any subsidiary of the Company has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section280G or Code Section162(m). Neither the Company nor any subsidiary of the Company has been a United States real property holding corporation within the meaning of Code Section897(c)(2) during the applicable period specified in Code Section897(c)(1)(A)(ii). Neither the Company nor any subsidiary of the Company is a party to any Tax allocation or sharing agreement. Neither the Company nor any of its subsidiaries has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return other than a group the common parent of which is the Company.

    (f) Neither the Company nor any subsidiary of the Company has any liability for any material Taxes of any person other than the Company and the subsidiaries of the Company (i) under Treas. Reg. Section1.1502-6 (or any similar provision of state, local, or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

    (g) Except as disclosed on Section 3.20(g) of the Company Disclosure Statement, neither the Company nor any subsidiary of the Company will be required to make any material adjustment to taxable income under Code Section481 (or any similar provision of state, local, or foreign law) for any period ending on or after the Closing Date by reason of a voluntary change in accounting method initiated by the Company or any of its subsidiaries on or prior to the Closing Date and neither the Internal Revenue Service nor any other governmental authority has initiated or proposed any such change in accounting method.

    (h) The Company shall not be required as a result of any "closing agreement," entered into on or prior to the date of this Agreement as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date.

    SECTION 3.21. EMPLOYMENT AGREEMENTS. Except as disclosed on Section 3.21 of the Company Disclosure Statement or as expressly contemplated by this Agreement, there are no employment, consulting, severance or indemnification agreements between the Company and any directors, officers, or other employees of the Company or any of its subsidiaries providing for (i) payments in excess of $200,000 per year, (ii) severance payments, or (iii) any bonus or special payment obligation of the Company or any of its subsidiaries payable in connection with the sale, acquisition, or change of control of the Company or any of its subsidiaries.

    SECTION 3.22.  CHANGE OF CONTROL PROVISIONS.  Except as disclosed on
Section 3.22 of the Company Disclosure Statement or with respect to any lease agreement, to the Company's Knowledge, none of the arrangements, agreements or understandings set forth in Article III hereof and none of the Company's employee benefit plans, programs or arrangements contain any provision that would become operative as a result of the Merger and that will result in payments by the Company or its subsidiaries in excess of $500,000, either individually or in the aggregate.

    SECTION 3.23. PERMITS. Except as set forth in Section 3.23 of the Company Disclosure Statement, each of the Company and its subsidiaries has all Permits, except for those Permits the failure to have would not, individually or in the aggregate, have a Company Material Adverse Effect (the "MATERIAL PERMITS"). Except as set forth in Section 3.23 of the Company Disclosure Statement, to the Knowledge of the Company, all Material Permits are in full force and effect except where the failure to be so in effect would not have a Company Material Adverse Effect. Except as set forth in Section 3.23 of the Company Disclosure Statement, no outstanding notice of cancellation or termination has been delivered to the Company or its subsidiaries in connection with any Material Permit nor, to the Knowledge of the Company, has any such cancellation or termination been threatened. Except as set forth in Section 3.23 of the Company Disclosure Statement, to the Knowledge of the Company, no application, action or proceeding for the modification of any such Material Permit is pending or threatened that may result in the revocation, modification, nonrenewal or suspension of any Material Permit.

    SECTION 3.24.  EMPLOYEE BENEFIT PLANS.

    (a) Section 3.24 of the Company Disclosure Statement contains a list of each material employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each other material plan, program, policy, practice, arrangement or contract (whether group or individual) providing for payments, deferred compensation or benefits or reimbursements to employees or former employees (or their beneficiaries or dependents) of the Company or with respect to which the Company has any material liability or potential material liability. For purposes of Section 3.25 of the Company Disclosure Statement, "Company" shall be deemed to include any entity required to be aggregated with the "Company" under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time. Each item listed in Section 3.25 of the Company Disclosure Statement is a "BENEFIT PLAN."

    (b) Each Benefit Plan that is intended to be qualified within the meaning of
Section 401(a) of the Code has received a determination from the Internal Revenue Service (the "IRS") that such Benefit Plan is qualified under
Section 401(a) of the Code, and, to the Knowledge of the Company, nothing has occurred since the date of such determination that would reasonably be expected to adversely affect the qualification of such Benefit Plan.

    (c) Except as disclosed on Section 3.24 of the Company Disclosure Statement, the Company does not have any material liability or potential material liability (including, but not limited to, withdrawal liability) with respect to (i) any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) that is subject to Section 302 of Title I of ERISA, Title IV of ERISA or
Section 412 of the Code, or (ii) any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA).

    (d) Except as disclosed on Section 3.22 or 3.24 of the Company Disclosure Statement, none of the Benefit Plans obligates the Company to pay any separation, severance, termination or similar benefit solely as a result of any transaction contemplated by this Agreement or solely as a result of a change in control or ownership within the meaning of Section 280G of the Code.

    (e) Each Benefit Plan and any related trust, insurance contract or fund has been maintained, funded and administered in compliance in all material respects with its respective terms and in compliance in all material respects with all applicable laws and regulations, including, but not limited to, ERISA and the Code.

    (f) The Company has complied with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA") in all material respects.

    (g) With respect to each Benefit Plan, the Company has made available to Merger Sub true, complete and correct copies of (to the extent applicable)
(i) all documents pursuant to which the Benefit Plan is maintained, funded and administered, (ii) the most recent annual report (Form 5500 series) filed with the IRS (with applicable attachments), (iii) the most recent financial statement, (iv) the most recent summary plan description provided to participants, and (v) the most recent determination letter received from the IRS.

    (h) With respect to each Benefit Plan, all material payments, premiums, contributions or reimbursements for all periods (or partial periods) ending prior to or as of the Closing required to be made pursuant to any Benefit Plan shall have been made or properly accrued on the Company's most recent audited consolidated balance sheet filed with the SEC.

    (i) Except as set forth on Section 3.24 of the Company Disclosure Statement or as required by any Laws or any Governmental Authority, the Company does not maintain, contribute to or sponsor any material employee benefit plan, agreement or arrangement providing for payments, deferred compensation or benefits or reimbursements applicable to employees outside the United States (the "FOREIGN PLANS"). Each Foreign Plan is in compliance in all material respects with all laws applicable thereto and the respective requirements of such Foreign Plan's governing documents.

    SECTION 3.25.  INTELLECTUAL PROPERTY RIGHTS.  Except as disclosed in
Section 3.25 of the Company Disclosure Statement: (i) each of the Company and its subsidiaries owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, all of the Intellectual Property Rights necessary for the operation of the business of the Company and its subsidiaries as currently conducted free and clear of all encumbrances, licenses or other restrictions that would materially interfere with the use of such Intellectual Property Rights as currently used, except for any such failure to own or possess that would not, individually or in the aggregate, have a Company Material Adverse Effect; (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Intellectual Property Rights owned or used by the Company or its subsidiaries is pending or, to the Knowledge of the Company is threatened, and to the Knowledge of the Company, there are no grounds for the same, except for any such claim that would not, individually or in the aggregate, have a Company Material Adverse Effect;
(iii) no loss or expiration of any Intellectual Property Right owned or used by the Company or its subsidiaries is threatened, pending or reasonably foreseeable which would have a Company Material Adverse Effect; (iv) neither the Company nor its subsidiaries have received any notices of, and, to the Company's Knowledge, there is no infringement or misappropriation by, or conflict with, any third party with respect to the Intellectual Property Rights owned or used by the Company or its subsidiaries (including, without limitation, any demand or request that the Company or its subsidiaries license any rights from a third party), except for any such infringement, misappropriation or conflict that would not, individually or in the aggregate, have a Company Material Adverse Effect; (v) neither the Company nor its subsidiaries, to the Company's Knowledge, have infringed, misappropriated or otherwise violated any Intellectual Property Rights of any third parties and, to the Company's Knowledge, there is no infringement, misappropriation or violation which will occur as a result of the continued operation of the business of the Company and its subsidiaries as currently conducted, except for any such infringement, misappropriation or violation that would not, individually or in the aggregate, have a Company Material Adverse Effect; and (vi) each of the Company and its subsidiaries has taken commercially reasonable steps to protect, maintain and safeguard the Intellectual Property Rights owned or used by the Company or its subsidiaries that are material to the Company and its subsidiaries taken as a whole.

    SECTION 3.26. UNIONS. Except as set forth on Section 3.26 of the Company Disclosure Statement, since January 1, 2000 no executive of the Company or any of its subsidiaries and no group of employees of the Company or any of its subsidiaries, has terminated, or to the Knowledge of the Company, plans to terminate, employment with the Company or any of its subsidiaries. Except as set forth on Section 3.26 of the Company Disclosure Statement, there are no collective bargaining or other labor union agreements applicable to any employees or by which the Company or any of its subsidiaries is bound. As of the date hereof, no work stoppage, material grievance, material claim of unfair labor practice, or dispute against the Company or any of its subsidiaries has occurred within the past five (5) years, is pending or, to the Knowledge of the Company, threatened, and to the Knowledge of the Company there is no basis for any of the foregoing. To the Knowledge of the Company, there is no organizational activity being made or threatened by or on behalf of any labor union with respect to any employees of Company or any of its subsidiaries.

    SECTION 3.27.  AFFILIATED TRANSACTIONS.  Except as set forth in
Section 3.17, Section 3.21 or Section 3.27 of the Company Disclosure Statement or in the Schedule 14A filed with respect to the annual meeting of the Company's stockholders held on May 24, 2000, there are no agreements or contracts between the Company or any of its subsidiaries, on the one hand, and any person who is an officer, director or affiliate of the Company or any of its subsidiaries, or, to the knowledge of the Company, any immediate family member, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, on the other hand. Correct and complete copies of such documents have previously been made available to Merger Sub.

                                   ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                             MERGER SUB AND PARENT

    Except as disclosed in a separate disclosure schedule referring to the Sections contained in this Agreement, which has been delivered by Merger Sub to the Company prior to the execution of this Agreement (the "MERGER SUB DISCLOSURE SCHEDULE"), Merger Sub and Parent jointly and severally represent and warrant to the Company that:

    SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Merger Sub and Parent is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Merger Sub and Parent is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, would not have a Merger Sub Material Adverse Effect. The term "MERGER SUB MATERIAL ADVERSE EFFECT" means, when used in connection with the Merger Sub, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to (i) the business, assets, liabilities, value, properties, results of operations, prospects or condition (financial or otherwise) of Merger Sub or Parent or (ii) the ability of Merger Sub or Parent to timely perform its obligations under this Agreement, other than effects due to (A) general economic, market or political conditions, (B) matters generally affecting the industries in which such person operates or (C) the announcement or expectation of this Agreement or the Transactions.

    SECTION 4.02. CHARTER DOCUMENTS AND BY-LAWS. Merger Sub has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and By-laws, each as amended to date, of Merger Sub. Such charter documents are in full force and effect. Merger Sub is not in violation of any provision of its charter documents.

    SECTION 4.03. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Merger Sub and Parent has all necessary organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Merger Sub or Parent and the consummation by Merger Sub or Parent of the Transactions have been duly and validly authorized by all necessary organizational action and no other organizational proceedings on the part of Merger Sub or Parent are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Merger Sub or Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Merger Sub or Parent enforceable against Merger Sub or Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    SECTION 4.04.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by Merger Sub or Parent does not, and the consummation of the Transactions by Merger Sub or Parent will not (i) conflict with or violate the charter documents, By-laws or other organizational documents of Merger Sub or Parent, (ii) conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Merger Sub or Parent is bound or affected, except for such conflicts or violations which would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect, or (iii) result in a violation or any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub or Parent is a party or by which Merger Sub or Parent or any property or asset of Merger Sub or Parent is bound or affected, except for any such breaches or defaults which, individually or in the aggregate, would not have a Merger Sub Material Adverse Effect.

    (b) The execution and delivery of this Agreement by Merger Sub or Parent does not, and the consummation of this Agreement by Merger Sub or Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any government or subdivision thereof, or any administration, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws, the rules of any applicable stock exchange, state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL or any other applicable state law, and (ii) where the failure to obtain such other consents, approvals, authorizations, or permits, or to make such filings or notifications, individually or in the aggregate is not reasonably likely to have a Merger Sub Adverse Effect.

    SECTION 4.05. INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities (other than those incident to its organization and the execution of this Agreement) and has conducted its operations only as contemplated hereby.

    SECTION 4.06. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Merger Sub or Parent specifically for inclusion or incorporation by reference in the Proxy Statement or the Other Filings, at the respective time filed with the SEC or such other Governmental Authority, and, in addition, in the case of the Proxy Statement, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting (as defined below), contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    SECTION 4.07. BROKERS. Except as disclosed in Section 4.07 of the Merger Sub Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Merger Sub or Parent.

    SECTION 4.08. LITIGATION. There is no (i) claim, action, suit or proceeding pending or, to the best knowledge of the Merger Sub and Parent, threatened against Merger Sub or Parent, before any court, arbitrator or Governmental Authority, or (ii) outstanding judgment, order, writ, injunction or decree of any court, arbitrator or Governmental Authority in a proceeding to which Merger Sub or any of its assets is subject except, in the case of clauses
(i) and (ii) above, such as would not, individually or in the aggregate, have a Merger Sub Material Adverse Effect.

    SECTION 4.09. CAPITALIZATION OF MERGER SUB. Immediately prior to the Effective Time, the authorized capital stock of Merger Sub will consist solely of 300,000 shares of Common Stock, par value $0.01 per share ("MERGER SUB COMMON STOCK"). Immediately prior to the Effective Time, there will be 244,936.705 shares of Merger Sub Common Stock issued and outstanding all of which shall have been issued to Parent in exchange for an aggregate capital contribution by Parent of $244,936,705 in cash into Merger Sub), and no other shares of capital stock of Merger Sub will be issued or outstanding. Immediately prior to the Effective Time, each outstanding share of capital stock of Merger Sub will be owned by Parent. Except as provided in, or contemplated by, this Agreement, there are no authorized or outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to which Merger

Sub is a party or by which Merger Sub is bound, obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of Merger Sub or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right commitment, preemptive right or agreement.

    SECTION 4.10. CAPITALIZATION OF SURVIVING CORPORATION. As of the Effective Time, the authorized capital stock of the Surviving Corporation will consist solely of 1,000,000 shares of Common Stock, par value $0.01 per share ("SURVIVING CORP. COMMON STOCK"). As of the Effective Time, there will be 289,037.905 shares of Surviving Corp. Common Stock issued and outstanding, and no other shares of capital stock of the Surviving Corporation shall be issued or outstanding. Except as provided in, or contemplated by, this Agreement, as of the Effective Time there shall be no authorized or outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to which the Surviving Corporation shall be a party or by which the Surviving Corporation shall be bound, or obligating the Surviving Corporation to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of the Surviving Corporation or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right commitment, preemptive right or agreement.

    SECTION 4.11. FINANCING. Parent has sufficient cash on hand to consummate the Capital Contribution, the Merger, the repayment of indebtedness of the Company, if any, required to be repaid as a result of the Merger, and the other transactions contemplated hereby to be consummated at the Effective Time. Such funds are, and at the Closing will be, available for such purposes.

    SECTION 4.12. SHARE OWNERSHIP. Parent does not beneficially own any Company Common Stock.

    SECTION 4.13. ARRANGEMENTS WITH SHAREHOLDERS. There are no agreements, arrangements or understandings between Parent and its affiliates, on the one hand, and the Shareholders and their affiliates (other than the Company), on the other hand, except as expressly referred to in this Agreement.

    SECTION 4.14. OWNERSHIP OF VCA. Parent is the owner of 50% of the issued and outstanding shares of capital stock of Verrerie Cristallerie D'Arques.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

    Each Shareholder hereby severally but not jointly represents and warrants to the Company that:

    SECTION 5.01.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) The execution and delivery of this Agreement by such Shareholder and the consummation of the Transactions by such Shareholder will not, (i) violate any Law applicable to such Shareholder, (ii) prevent or materially delay the consummation of the Merger or (iii) result in a violation or any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Shareholder is a party.

    (b) The execution and delivery of this Agreement by such Shareholder does not, and the consummation of the Transactions by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws, the rules of any applicable exchange, state takeover laws, the pre-merger notification requirements of the HSR Act, and filings and recordation of appropriate merger and amendment documents as required by the DGCL or any other applicable state law.

    SECTION 5.02. OWNERSHIP OF SHARES. All record and beneficial owners of the Owned Shares are listed on EXHIBIT B hereto, and such Owned Shares are owned free and clear of any liens or encumbrances and free of any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of the Owned Shares or any interest therein) except pursuant to this Agreement, the Support Agreement (as defined below) or applicable securities Laws. The Owned Shares indicated on such Schedule constitute all of the capital stock of the Company owned of record or beneficially owned by such Shareholder.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 6.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Statement or as otherwise expressly provided for in this Agreement, unless Merger Sub shall otherwise agree in writing (which will not be unreasonably withheld or delayed) the Company shall, and shall cause its subsidiaries to, conduct its business in the ordinary course and in a manner consistent in all material respects with past practice. The Company shall, and shall cause its subsidiaries to, use commercially reasonable efforts to (i) preserve intact its business organization, (ii) keep available the services of the current officers, key employees and consultants of the Company and its subsidiaries,
(iii) preserve the current relationships of the Company and its subsidiaries with customers, franchisees, distributors, suppliers, licensors, licensees, contractors and other persons with which the Company or its subsidiaries has significant business relations, (iv) maintain all assets in good repair and condition (except for ordinary wear and tear) other than those disposed of in the ordinary course of business, (v) maintain all insurance necessary to the conduct of the Company's business as currently conducted, (vi) maintain its books of account and records in the usual, regular and ordinary manner, and
(vii) maintain, enforce and protect all of the material Intellectual Property Rights owned or used by the Company or its subsidiaries in a manner consistent in all material respects with past practice. By way of amplification and not limitation, except as contemplated by this Agreement, or as set forth in
Section 6.01 of the Company Disclosure Statement, the Company shall not, and shall cause its subsidiaries not to, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Merger Sub (which shall not be unreasonably withheld or delayed).

    (a) amend or otherwise change its Certificate of Incorporation or By-laws, except to the extent contemplated by the Preference Amendment;

    (b) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of the Company (other than pursuant to and in accordance with the Company Stock Option Plans and other stock purchase plans, if any, and the agreements listed in Section 3.03 of the Company Disclosure Statement or in connection with the Preference Exchange or the Capital Contribution) or its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interests), of the Company or its subsidiaries or (ii) any assets of the Company or its subsidiaries, except for sales in the ordinary course of business consistent with past practice and other asset sales for consideration or having a fair market value aggregating not more than $500,000;

    (c) except any regular dividend paid in an amount and manner consistent with past practice, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than between any wholly-owned subsidiary of the Company and the Company);

    (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than in connection with the Preference Exchange;

    (e) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) or agree to acquire any corporation, partnership, limited liability company, or other business organization or division thereof;

    (f) (i) incur or agree to incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances, or capital contributions to or investments in, any other person, except in an amount not in excess of $500,000; or (ii) authorize capital expenditures which are, in the aggregate, in excess of $5,000,000;

    (g) acquire, or agree to acquire, sell or dispose of any Real Property or other material assets, other than sales or other dispositions of fixed assets (other than Real Property) or sales or other dispositions of inventory and the purchase of supplies and equipment, in each case, in the ordinary course of business consistent with past practice;

    (h) enter into, establish, adopt, amend or renew any material employment, consulting, severance or similar agreement or arrangements with any director or executive officer or grant any salary or wage increase to any executive officer (other than in the ordinary course);

    (i) establish, adopt, amend, or materially increase benefits under, any material pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, welfare benefit contract, plan or arrangement (other than as may be required by applicable law), or terminate the Company's defined benefit pension plan or take any action in respect thereof;

    (j) except as required by Law, enter into any labor or collective bargaining agreement, memorandum of understanding, grievance settlement or any other agreement or commitment to or relating to any labor union;

    (k) discharge or satisfy any material Lien or pay or satisfy any material obligation or liability (fixed or contingent) except in the ordinary course of business consistent with past practice, or commence any voluntary petition, proceeding or action under any bankruptcy, insolvency or other similar law;

    (l) make or institute any change in accounting procedures or practices in its accounting procedures and practices unless mandated by GAAP;

    (m) enter into any material agreement or other arrangement with any director, executive officer, employee or stockholder of the Company or its subsidiaries or, to the Knowledge of the Company, any affiliate of the foregoing, except in the ordinary course of business;

    (n) enter into any agreement or other arrangement that is reasonably likely to be material to the business of the Company or its subsidiaries, except in the ordinary course of business consistent with past practice;

    (o) make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any material closing agreement, settle any material Tax claim or material assessment relating to the Company or its subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or material assessment relating to the Company or its subsidiaries, fail to timely file any Tax Return, take a position on a Tax Return not in keeping with prior practice or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission could have the effect of materially increasing the present or future Tax liability or materially decreasing any present or future Tax asset of the Company or its subsidiaries;

    (p) take any action or omit to take any action which would result in a violation of any applicable Law or would cause a breach of any agreement, contract or commitment, which violation or breach would have a Company Material Adverse Effect;

    (q) license, assign or otherwise transfer to any person or entity any rights to any material Intellectual Property Rights owned or used by the Company or its subsidiaries, except in the ordinary course of business consistent with past practice;

    (r) amend, extend, renew or terminate any Lease, and shall not enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, except in the ordinary course of business consistent with past practice, for which annual rental payments do not exceed $250,000 or for any real property used as a distribution center;

    (s) settle or enter into any agreement or arrangement related to the settlement of any action, suit, claim, controversy, investigation or pending litigation arising in connection with or related to the transactions contemplated by this Agreement;

    (t) fail to maintain, enforce or protect any material Intellectual Property Rights owned or used by the Company or its subsidiaries, except in the ordinary course of business consistent with past practice; or

    (u) authorize or propose, or agree to take, any of the foregoing actions prohibited under Section 6.01.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    SECTION 7.01.  SHAREHOLDERS' MEETING.

    (a) Subject to the provisions of Section 7.05 and Section 9.01, the Company shall, consistent with applicable law, call and hold a meeting of the holders of shares of Company Common Stock (the "SHAREHOLDERS' MEETING") as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and the Transactions. The Company, through its Board of Directors or a committee thereof, shall recommend to its shareholders approval and adoption of this Agreement and the Transactions, which recommendation shall be contained in the Proxy Statement (as defined below); PROVIDED, HOWEVER, that the Board of Directors of the Company or a committee thereof may fail to make its recommendation to the shareholders of the Company or may withdraw, modify or change its recommendation to the shareholders of the Company if the Board of Directors or the Special Committee determines in good faith, following consultation with its outside counsel as to legal matters, that its fiduciary duties require it to do so. The Company shall use reasonable best efforts to solicit from the holders of shares of Company Common Stock proxies in favor of the approval and adoption of the Merger, and shall take all other action reasonably necessary or advisable to secure the vote or consent of such holders required by the DGCL unless the Board of Directors or the Special Committee determines in good faith, following consultation with its outside counsel as to legal matters, that its fiduciary duties require otherwise

    (b) Each of Merger Sub, Parent and their subsidiaries shall vote (or consent with respect to) any shares of Company Common Stock beneficially owned by it, or with respect to which it has the power (by agreement, proxy or otherwise) or cause to be voted (or to provide a consent), in favor of the approval and adoption of this Agreement at any meeting of the shareholders of the Company at which this Agreement shall be submitted for approval and adoption and at all adjournments or postponements thereof (or, if applicable, by any action of the shareholders of the Company by consent in lieu of a meeting).

    SECTION 7.02.  PREPARATION OF PROXY STATEMENT.

    (a) The Company shall, as soon as practicable (and if all other parties hereto comply with their obligations under this Section 7.02, within thirty
(30) days after the date hereof), prepare and file (after providing Merger Sub with a reasonable opportunity to review and comment thereon) preliminary proxy materials (including, without limitation, a Schedule 13E-3 filing, if required to be filed under the Exchange Act) relating to the meeting of the holders of shares of Company Common Stock to be held in connection with the Transactions (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") (or, if requested by Merger Sub and permitted by Law, an information statement in lieu of a proxy statement pursuant to Rule 14C under the Exchange Act, with all references herein to the Proxy Statement being deemed to refer to such information statement, to the extent applicable) with the SEC and shall use its commercially reasonable efforts to respond to any comments of the SEC (after providing Merger Sub with a reasonable opportunity to review and comment thereon) and to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC staff. The Company shall notify Merger Sub promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Merger Sub with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement or the Transactions. The Company will cause the Proxy Statement (other than portions relating to Parent or Merger
Sub) to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder applicable to the Proxy Statement and the solicitation of proxies for the Shareholders' Meeting (including any requirement to amend or supplement the Proxy Statement). Merger Sub and Parent shall cooperate with the Company in the preparation of the Proxy Statement, and without limiting the generality of the foregoing, each party shall furnish to the other such information relating to it and its affiliates and the Transactions and such further and supplemental information as may be reasonably requested by the other party and shall promptly notify the other party of any change in such information. If at any time prior to the Shareholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its shareholders such an amendment or supplement; PROVIDED, that no such amendment or supplement to the Proxy Statement will be made by the Company without providing Merger Sub a reasonable opportunity to review and comment thereon.

    (b) Unless the Board of Directors or the Special Committee determines in good faith, following consultation with its outside counsel as to legal matters, that its fiduciary duties require otherwise, the Company agrees to include in the Proxy Statement the unanimous recommendation of the voting members of the Company's Board of Directors, subject to any modification, amendment or withdrawal thereof, and represents that the Special Committee Financial Advisor has, subject to the terms of its engagement letter with the Company, consented to the inclusion of references to its opinion in the Proxy Statement.

    SECTION 7.03.  APPROPRIATE ACTION; CONSENTS; FILINGS; FURTHER ASSURANCES.

    (a) Subject to Section 7.05 hereof, the Company and Merger Sub shall use commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate the Transactions and make effective the Merger as promptly as practicable, (ii) obtain expeditiously from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Merger Sub, or the Company or any of its subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Transactions required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws,
(B) the HSR Act and any related governmental request thereunder and (C) any other applicable Law; PROVIDED, that Merger Sub and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing. From the date of this Agreement until the Effective Time, each party shall promptly notify the other party in writing of any pending or, to the knowledge of the first party, threatened action, proceeding or investigation by any Governmental Authority or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of the Company Common Stock into cash pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Transactions or otherwise limit the right of Surviving Corporation to own or operate all or any portion of the businesses or assets of the Company or its subsidiaries, which in either case would have a Company Material Adverse Effect prior to or after the Effective Time, or a Surviving Corporation Material Adverse Effect after the Effective Time. The term "SURVIVING CORPORATION MATERIAL ADVERSE EFFECT" means, when used in connection with the Surviving Corporation, any change, effect, event, occurrence, condition or development that is or is reasonably likely to be materially adverse to the business, assets, liabilities, value, properties, results of operations, prospects or condition (financial or otherwise) of the Surviving Corporation or its subsidiaries, taken as a whole, other than effects due to (A) general economic, market or political conditions, (B) matters generally affecting the industries in which such person operates or (C) the announcement or expectation of this Agreement or the Transactions.

    (b) The Company, the Shareholders, Parent and Merger Sub shall promptly furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement) in connection with the Transactions.

    (c) (i) Merger Sub, Parent and the Company shall give (or shall cause its respective subsidiaries to give) any notices to third parties and use, and cause its respective subsidiaries to use, their reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the Transactions, (B) disclosed or required to be disclosed in the Company Disclosure Statement or Merger Sub Disclosure Statement or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or a Surviving Corporation Material Adverse Effect from occurring after the Effective Time.

        (ii) In the event that Merger Sub, Parent or the Company shall fail to obtain any third party consent described in subsection (c)(i) above, it shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other parties, to minimize any adverse effect upon the Company, Parent and Merger Sub, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

    (d) If any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the Transactions, the Company, Parent and Merger Sub will take all reasonable actions necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions.

    (e) If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional documents, the proper officers and directors of each party to this Agreement (including the Shareholders) shall take all such reasonably necessary actions. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

    SECTION 7.04.  ACCESS TO INFORMATION; CONFIDENTIALITY.

    (a) The parties shall comply with, and shall cause their respective Representatives (as defined below) to comply with, to the extent permitted by applicable Law, all of their respective obligations under the Confidentiality Agreement dated December 10, 1999 (the "CONFIDENTIALITY AGREEMENT") between the Company and Parent.

    (b) Subject to the Confidentiality Agreement, from the date hereof to the Effective Time, the Company shall (and shall cause each of its subsidiaries to) provide to Merger Sub (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "REPRESENTATIVES") reasonable access to all information and documents which Merger Sub may reasonably request regarding the business, assets, liabilities, employees and other aspects of the Company or its subsidiaries, except for attorney-client privilege information and information that is attorney work product.

    (c) From the date hereof to the Effective Time, the Company shall (and shall cause each of its subsidiaries to): (i) provide to Merger Sub and its Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its subsidiaries and to the books and records thereof and (ii) reasonably promptly furnish such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its subsidiaries as Merger Sub or its Representatives may reasonably request, except for attorney-client privilege information and information that is attorney work product.

    (d) No investigation by any party, whether prior to the execution of this Agreement or pursuant to this Section 7.04, shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

    SECTION 7.05.  NO SOLICITATION.

    (a) The Company and the Shareholders (solely in their capacity as such) shall not, and the Company shall cause its subsidiaries not to, and the Company agrees that it shall not authorize any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries, discussions or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the acquisition of any nature of a material portion of the assets (including stock of subsidiaries) of the Company and its subsidiaries taken as a whole or the capital stock of the Company (a "COMPETING TRANSACTION") or negotiate or discuss a proposal with respect to a Competing Transaction with any person other than the Merger Sub and Parent and directors, officers, employees and representatives of Merger Sub, Parent and the Company; PROVIDED, HOWEVER, that the

Company and its directors, officers, employees, agents or representatives may, to the extent required by the fiduciary obligations of the Board of Directors or the Special Committee as determined in good faith, following consultation with its outside counsel as to legal matters, in response to an unsolicited proposal for or request to discuss a Competing Transaction from any person that was not solicited by the Company after the date hereof and that did not otherwise result from the breach of this Section 7.05, (w) furnish information with respect to the Company to such person pursuant to a customary confidentiality agreement (which need not contain any "standstill" provisions); (x) participate in discussions or negotiations with such person regarding any Competing Transaction; (y) conduct or participate in "due diligence" inquiries and
(z) take all such other actions as the Company's Board of Directors or the Special Committee thereof determine are reasonably necessary in order to review or respond to the proposed Competing Transaction.

    (b) Neither the Company (or any of its subsidiaries) nor the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Merger Sub, the approval, adoption or recommendation by the Board of Directors of the Company or any such committee of this Agreement, the Merger or the other Transactions,
(ii) approve or recommend, or propose to approve or recommend, any Competing Transaction, (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other relating to any Competing Transaction or propose or agree to do any of the foregoing, or
(iv) submit any Competing Transaction at the Shareholder's Meeting for purposes of voting upon approval and adoption of the Competing Transaction; PROVIDED, HOWEVER, that the Company may, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority vote of the Board of Directors of the Company or the Special Committee thereof following consultation with its outside counsel as to legal matters, and after compliance with Section 7.05(d), (A) terminate this Agreement pursuant to Section 9.01(g), (B) approve or recommend a Competing Transaction,
(C) withdraw or modify its recommendation of the Merger, (D) submit a Competing Transaction to the stockholders of the Company or (E) take any other action consistent with its fiduciary duties. Notwithstanding the foregoing or
Section 7.05(a), the Company and its Board of Directors at all times may take all such actions as are reasonably necessary pursuant to Rule 14d-9 or Rule 14e-2 under the Exchange Act. Notwithstanding anything in this Agreement to the contrary, nothing herein shall (x) prevent or restrict the Board of Directors or the Special Committee from withdrawing or modifying its recommendation of the Merger to the extent the Board of Directors or the Special Committee determines in good faith based upon advice of counsel that it is required to do so in order to satisfy its fiduciary duties under applicable Law,
(y) limit the ability of the Board of Directors or the Special Committee to make any disclosure to the Company's stockholders that the Board of Directors or the Special Committee determines in good faith based upon advice of counsel is required to be made in order to satisfy its fiduciary duties under applicable Law or (z) limit the Company's ability to make any disclosure required by applicable Law.

    (c) Subject to the fiduciary obligations of the Board of Directors of the Company or a committee thereof, as determined in good faith by a majority vote of the Board of Directors of the Company or the Special Committee thereof following consultation with its outside counsel as to legal matters, the provisions of Sections 7.05(a) and (b) above and compliance with applicable securities laws, (a) the Company promptly (and in any event within 24 hours of the relevant event) shall advise Merger Sub orally and in writing of any Competing Transaction and the identity of the person making any such Competing Transaction, and, in each case, the material terms and conditions thereof, including any material amendment or other modifications to the terms of any such Competing Transaction or inquiry and (b) the Company shall keep Merger Sub reasonably apprised of the status of any proposal relating to a Competing Transaction on a current basis.

    (d) Prior to taking any action described in clauses (i), (ii), (iii) or
(iv) of Section 7.05(b), the Company shall terminate this Agreement under
Section 9.01(g), and pay the Merger Sub all amounts as provided in
Section 9.03(c).

    SECTION 7.06.  INDEMNIFICATION AND INSURANCE.

    (a) Merger Sub and the Company agree that for six years from and after the Effective Time, the indemnification obligations set forth in the Company's or any subsidiary's Certificate of Incorporation and the Company's By-Laws, as amended, or other organizational documents, in each case as of the date of this Agreement, shall survive the Merger as continuing obligations of the Surviving Corporation and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Effective Time were entitled to indemnification thereunder with respect to matters occurring prior to the Effective Time. In addition, Merger Sub and the Company agree that the indemnification obligations of the Company or any Subsidiary as set forth in other indemnification agreements to which it is a party shall be continuing obligations of the Surviving Corporation and shall not be amended, repealed or otherwise modified after the Effective Time, except as permitted by the terms and provisions of those agreements.

    (b) The Surviving Corporation and the Company shall maintain in effect, for six years or until the applicable statute of limitations expires, from and after the Effective Time, directors' and officers' liability insurance policies covering the persons who are currently covered in their capacities as directors and officers (the "COVERED PARTIES") by the Company's current directors' and officers' policies and on terms not materially less favorable than the existing insurance coverage with respect to matters occurring prior to the Effective Time; PROVIDED, HOWEVER, in the event the annual premium for such coverage exceeds an amount equal to 200% of the last annual premium paid immediately prior to the date hereof by the Company for such coverage, the Surviving Corporation shall notify the Covered Parties who shall then elect as a group either (i) to allow the Surviving Corporation to obtain as much comparable insurance as possible for an annual premium equal to 200% of the last annual premium paid immediately prior to the date hereof by the Company, or (ii) to seek coverage from another carrier, in which event the Surviving Corporation shall reimburse the Covered Parties the cost of such alternate coverage up to an amount equal to 200% of the last annual premium paid immediately prior to the date hereof by the Company for such coverage.

    (c) In addition to, and not in lieu of the foregoing, the Merger Sub agrees that Surviving Corporation shall indemnify, defend (with mutually acceptable counsel) and hold harmless all current and former officers and directors of the Company and its subsidiaries (the "INDEMNIFIED PARTIES") to the fullest extent permitted by the DGCL and in the Certificate of Incorporation and By-laws of the Company, as in effect as of the date hereof, from and against all liabilities, costs, expenses and claims (including without limitation reasonable legal fees and disbursements, which shall be paid, reimbursed or advanced by the Surviving Corporation in a manner consistent with applicable provisions of the Company's By-laws as in effect on the date hereof) arising out of actions taken prior to the Effective Time in performance of their duties as directors or officers of the Company or any subsidiary, in connection with the Merger and the other Transactions contemplated hereby, which may be asserted against the Indemnified Parties from and after the date of this Agreement other than in respect of any Company Common Stock or Company Stock Options held by directors or officers prior to or after the Effective Time; PROVIDED, HOWEVER, that the Surviving Corporation's obligations to the Indemnified Parties under this Section 7.06(c) shall not be effective until consummation of the Merger; PROVIDED, FURTHER, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if the indemnification of such Indemnified Party in the manner contemplated hereby is determined pursuant to a final non-appealable judgment rendered by a court of competent jurisdiction to be prohibited by applicable Law or if the indemnification of the Indemnified Party is not within the power of the Surviving Corporation under the DGCL.

    (d) In the event that any action, suit, proceeding or investigation relating thereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

    (e) Following the Effective Time Parent shall cause Merger Sub and the Surviving Corporation to perform their obligations under this Section 7.06.

    SECTION 7.07. NOTIFICATION OF CERTAIN MATTERS. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto of:

        (a) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably likely to cause any
    (i) representation or warranty contained in this Agreement to be untrue or inaccurate in any respect or (ii) any covenant or any condition to the obligations of any party to effect the Merger not to be complied with or satisfied;

        (b) the failure of any party hereto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement;

        (c) the receipt of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Transactions;

        (d) the receipt of any notice or other communication from any Governmental Authority in connection with the Transactions; and

        (e) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the party, threatened against, relating to or involving or otherwise affecting the Company or Merger Sub, which relates to the consummation of the Transactions;

in each case, to the extent such event or circumstance is or becomes known to the party required to give such notice; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 7.07 shall not be deemed to be an amendment of this Agreement or any Section in the Company Disclosure Statement or the Merger Sub Disclosure Statement, as the case may be, and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement.

    SECTION 7.08. PUBLIC ANNOUNCEMENTS. Merger Sub, the Company and the Shareholders shall use reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions. Prior to the Closing, Merger Sub, Parent, the Company and the Shareholders shall not issue any such press release or make any such public statement without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as may be required by Law or any listing agreement with the New York Stock Exchange or any national securities exchange to which Merger Sub or the Company is a party and, in such case, shall use reasonable efforts to consult with all the parties hereto prior to such release or statement being issued. The parties shall agree on the text of a joint press release by which Merger Sub and the Company will announce the execution of this Agreement. Such initial press release announcing the execution of this Agreement, which press release shall be issued in the manner that is customary for issuing a press release for a transaction such as the Merger and consistent with the past practices of the Company, may include the following language and the inclusion of such language shall not be a breach of any provision of this Agreement and shall not constitute solicitation of a Competing Transaction or a proposal therefor:

       "Notwithstanding its recommendation and consistent with the terms of the Merger Agreement, the Special Committee of the Company's Board of Directors has requested that the Special Committee's financial advisor, CIBC World Markets, be available to receive unsolicited inquiries from any other parties interested in the possible acquisition of the Company. If the Special Committee of the Company's Board of Directors concludes that the failure to provide information to, or engage in discussions or negotiations with, such parties would be inconsistent with its fiduciary duties to the Company's stockholders, CIBC World Markets, in conjunction with the Special Committee of the Company's Board of Directors, may provide information to and engage in discussions and negotiations with such parties in connection with any such indicated interest. Under specified circumstances, the Company has the right to terminate the merger agreement and to enter into an agreement with a party proposing a competing transaction. The obligation of certain shareholders to support the merger agreement would also terminate upon the termination of the merger agreement. The full text of the merger agreement, which describes the obligations of the Company under such circumstances, as well as the shareholder support agreement, will be timely filed by the Company with the SEC and should be available at no cost from the SEC's web site, www.sec.gov."

    SECTION 7.09.  EMPLOYMENT AGREEMENTS; STOCKHOLDERS' AGREEMENT.

    (a) Simultaneously herewith, the Company is entering into employment agreements with each of Messrs. Blake, Dingman, Santarelli and Aratani (collectively, the "Employment Agreements") in the forms of EXHIBIT C-1, EXHIBIT C-2, EXHIBIT C-3 and EXHIBIT C-4, respectively , attached hereto. From and after the Effective Time, Merger Sub and the Surviving Corporation shall have no obligation to Alfred J. Blake under that certain Employment and Consulting Agreement dated August 6, 1996 by and between Alfred J. Blake, American Commercial Incorporated and the Company, and such agreement shall be hereby terminated and of no further force or effect at and as of the Effective Time.

    (b) Simultaneously herewith, the Company, Parent and the Shareholders are entering into a Stockholders' Agreement in the form attached as EXHIBIT D hereto (the "STOCKHOLDERS' AGREEMENT").

    SECTION 7.10.  CERTAIN ASSISTANCE.

    (a) At or prior to Closing, the Company shall, and shall cause its subsidiaries to, take such commercially reasonable steps as may be requested by Merger Sub in connection with the following:

        (i) At Merger Sub's reasonable request, with respect to any material parcel of leased real property, the Company shall use reasonable efforts to deliver to Merger Sub a nondisturbance agreement, a consent and waiver and/or an estoppel letter executed by the landlord, lessor, and/or licensor of such leased real property, in each case, in form and substance reasonably acceptable to Merger Sub;

        (ii) At Merger Sub's reasonable request, the Company shall furnish such financial statements as may be reasonably requested by Merger Sub in connection with the financing of the Transactions; and

        (iii) At Merger Sub's reasonable request, the Company shall take or cause to be taken any other reasonable actions reasonably necessary to arrange financing for the Company or obtain amendments or waivers to contracts and agreements relating to indebtedness of the Company existing as of the date of this Agreement.

    (b) No actions taken at the direction of Merger Sub by or on behalf of the Company in connection with its obligations under this Section 7.10 or arising as a result of the taking of such action shall constitute a breach of any representation or warranty of the Company contained in this Agreement for any purpose hereunder. Notwithstanding anything to the contrary set forth herein, the effectiveness of any such actions by the Company shall be conditioned upon the consummation of the Merger. Nothing contained in this Section 7.10 shall be deemed to constitute a condition to any obligation of Parent or

Merger Sub hereunder that Parent or Merger Sub receive any financing in connection with the Transaction.

    SECTION 7.11. EXCHANGE ACT AND NYSE FILINGS. Unless an exemption shall be expressly applicable, or unless Merger Sub or the Company, as the case may be, agrees otherwise in writing, the Company and Merger Sub and their respective affiliates will timely file with the SEC and the NYSE all reports required to be filed by it pursuant to the rules and regulations of the SEC and NYSE (including, without limitation, all required financial statements). Such reports and other information shall comply in all material respects with all of the requirements of the SEC and NYSE rules and regulations, and when filed, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 7.12. REPRESENTATIONS. Subject to the terms and conditions hereof, each of the Company and the Merger Sub, except as required by Law, (a) will use reasonable efforts to take all action necessary to render true and correct as of the Closing its respective representations and warranties contained in this Agreement to the extent necessary to satisfy any applicable condition set forth in Article VIII hereof, (b) will refrain from taking any action that would render any such representation or warranty untrue or incorrect as of such time if such action would cause any applicable condition in Article VIII hereof and fail to be satisfied and (c) will perform or cause to be satisfied each agreement, covenant or condition to be performed or satisfied by it to the extent necessary to satisfy any applicable condition set forth in Article VIII hereof.

    SECTION 7.13. SUPPORT AGREEMENT. Each of the Shareholders and Merger Sub shall comply with all of their respective obligations under the Support Agreement.

    SECTION 7.14.  INCENTIVE COMPENSATION PLAN; EMPLOYEE BENEFITS.

    (a) The Company has adopted the Mikasa, Inc. Incentive Compensation Plan in the form attached as EXHIBIT E hereto ("INCENTIVE COMPENSATION PLAN"), with effect from and after the Effective Time.

    (b) From the Effective Time and until at least December 31, 2003, Parent shall, or shall cause the Surviving Corporation or its subsidiaries to, either maintain the Benefit Plans or provide benefits to current and former employees of the Company and its subsidiaries (together, "COMPANY EMPLOYEES") that are in the aggregate comparable to the benefits provided under such Benefit Plans immediately prior to the Effective Time (other than equity based benefits). Without limiting the generality of the foregoing, from the Effective Time and until at least December 31, 2003, Parent shall, or shall cause the Surviving Corporation or its subsidiaries to: (i) except as otherwise provided therein, maintain the Incentive Compensation Plan and (ii) assume and honor any obligations of the Company under any individual or group severance plans, programs or agreements for Company Employees set forth on Section 7.14 of the Company Disclosure Statement, as such plans, programs and agreements exist and are effective as of the Effective Time.

    (c) With respect to any employee benefit plans of Parent which become applicable to Company Employees ("PARENT PLANS"), Parent shall, or shall cause the Surviving Corporation or its subsidiaries to: (i) waive all pre-existing conditions, exclusions, and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any Parent Plans in which such employees may be eligible to participate after the Effective Time;
(ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any Parent Plans in which such employees may be eligible to participate after the Effective Time; and (iii) recognize all service of the Company Employees with the Company or any of its subsidiaries for purposes of eligibility and vesting in any Parent Plan in which the Company Employees may be eligible to participate after the Effective Time; PROVIDED, that the foregoing shall not apply to the extent it would result in duplication of benefits.

    SECTION 7.15. APPLICATION OF SECTION 16(A) OF THE EXCHANGE ACT. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause the transactions contemplated by this Agreement, including any dispositions of Company Common Stock (including derivative securities with respect to the Company Common Stock) and acquisitions of New Preference Stock (including derivative securities with respect to New Preference Stock) by each Person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

    SECTION 7.16. PERFORMANCE BY MERGER SUB. Parent shall cause Merger Sub to perform its obligations hereunder.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

    SECTION 8.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Merger Sub and the Shareholders to consummate the Merger are subject to the satisfaction (or, if permitted by applicable Law, waiver by the party for whose benefit such condition exist) of the following conditions:

        (a) this Agreement and the Transactions shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock, in accordance with the DGCL and the Company's Certificate of Incorporation;

        (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

        (c) no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority or a court of competent jurisdiction which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or of limiting or restricting the Surviving Corporation's or Merger Sub's conduct or operation of the business of the Company after the Merger; and

        (d) all other necessary and material governmental and regulatory clearances, consents, or approvals shall have been received.

    SECTION 8.02. CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Merger Sub to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver by Merger Sub of the following further conditions:

        (a) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (ii) the representations and warranties of the Company contained in this Agreement shall, in the aggregate, be true and correct in all respects material to the Company and its subsidiaries taken as a whole on and as of the Closing Date as if made at and as of such time, except for representations and warranties expressly made as of a specified date, which shall (when taken together with all other representations and warranties of the Company) have been true and correct in all respects material to the Company and its subsidiaries taken as a whole as of such specified date; and
    (iii) Merger Sub shall have received a certificate signed by an executive officer of the Company as to compliance with the conditions set forth in this paragraph 8.02(a);

        (b) Since the date of this Agreement, no event shall have occurred and be continuing which constitutes a Company Material Adverse Effect;

        (c) The Company shall have amended its Certificate of Incorporation to provide for the Preference Amendment or filed an appropriate Certificate of Designation to provide for the Preference Stock;

        (d) The Preference Exchange shall have been completed on the terms set forth in this Agreement;

        (e) The Company shall have obtained all consents, authorizations, approvals and waivers from third parties, in form reasonably acceptable to Merger Sub, which are necessary in order to enable (i) the consummation of the Transactions by the Company, and (ii) the Surviving Corporation to conduct its business in all material respects after the Closing Date on the same basis as conducted prior to the date hereof, in each case, except for those failure of which to obtain would not have a Company Material Adverse Effect; and

        (f) Not more than seven percent (7.0%) of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares.

    SECTION 8.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company or the Shareholders, as the case may be, of the following further conditions:

        (a) (i) Merger Sub and Parent shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time; (ii) each of the representations and warranties of Merger Sub and Parent contained in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date as if made at and as of such time; and (iii) the Company and Shareholders shall have received a certificate signed by an executive officer of Merger Sub and by an executive officer of Parent as to compliance with the conditions set forth in this paragraph 8.03(a); and

        (b) Parent shall have made the Capital Contribution in exchange for common stock of Merger Sub.

    SECTION 8.04. CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS. The obligations of the Shareholders to consummate the Preference Exchange are subject to the satisfaction, or if, permitted by applicable Law, waiver by the Shareholders, of the following conditions:

        (a) the conditions set forth in Section 8.01 of this Agreement;

        (b) the conditions set forth in paragraph (c) of Section 8.02; and

        (c) the conditions set forth in paragraphs (a) (other than clause (iii)) and (b) of Section 8.03.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 9.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of the Company:

        (a) by written consent of the Company and Merger Sub;

        (b) by Merger Sub or the Company if (i) the waiting period applicable to the consummation of the Merger under the HSR Act shall not have expired or been terminated prior to March 31, 2001, (ii) any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order (other than a temporary restraining order), decree or ruling, or taken any other action, restraining, enjoining or otherwise prohibiting the Merger (PROVIDED, HOWEVER, that neither party may terminate this Agreement pursuant to this Section 9.01(b)(ii) prior to March 31, 2001 if the party subject to such order, decree or ruling is using its reasonable efforts to have such order, decree or ruling removed, unless such order, decree or ruling shall have become final and non-appealable), or
    (iii) the Effective Time shall not have occurred on or before March 31, 2001; PROVIDED, that the right to terminate this Agreement under this
    Section 9.01(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date;

        (c) by Merger Sub or the Company, if the Shareholders' Meeting shall have been held and the holders of outstanding shares of Company Common Stock shall have failed to approve and adopt this Agreement at such meeting (including any adjournment or postponement thereof in accordance with applicable Law); PROVIDED, that subject to Section 7.05, the right to terminate this Agreement under this Section 9.01(c) shall not be available to the Company if its breach of any material obligation under this Agreement has been the cause of or resulted in the failure to obtain such shareholder approval; PROVIDED, FURTHER, that, if such breach is curable by the Company through the exercise of its best efforts, and the Company continues to exercise such best efforts, Merger Sub may not terminate this Agreement under this Section 9.01(c) unless such breach continues for a period of 30 days from the date on which Merger Sub delivers to the Company written notice setting forth in reasonable detail the circumstances giving rise to such breach; and PROVIDED, FURTHER, that the right to terminate this Agreement under this Section 9.01(c) shall not be available to Merger Sub unless it shall have used its commercially reasonable efforts to enforce its rights to vote, or to cause the Shareholders to vote, in favor of the Merger;

        (d) by Merger Sub if the Board of Directors of the Company or any committee thereof (i) shall withdraw, modify in a manner adverse to Merger Sub, or refrain from giving its approval or recommendation of this Agreement or any of the Transactions or (ii) recommends a Competing Transaction with respect to the Company to the Company's stockholders pursuant to
    Section 7.05;

        (e) by the Company, upon a material breach of any representation, warranty, or agreement set forth in this Agreement such that the condition set forth in Section 8.03(a) would not be satisfied; PROVIDED, HOWEVER, that, if such breach is curable by Merger Sub through the exercise of its best efforts and Merger Sub continues to exercise such best efforts, the Company may not terminate this Agreement under this Section 9.01(e) unless such breach continues for a period of 30 days from the date on which the Company delivers to Merger Sub written notice setting forth in reasonable detail the circumstances giving rise to such breach;

        (f) by Merger Sub, upon (i) a material breach of any representation, warranty, or agreement set forth in this Agreement such that the conditions set forth in Section 8.02(a) or Section 8.02(b) would not be satisfied; PROVIDED, HOWEVER, that, if such breach is curable by the Company or the Shareholders, as the case may be, through the exercise of their best efforts and the Company or the Shareholders, as the case may be, continues to exercise such best efforts, Merger Sub may not terminate this Agreement under this Section 9.01(f)(i) unless such breach continues for a period of 30 days from the date on which Merger Sub delivers to the Company or the Shareholders, as the case may be, written notice setting forth in reasonable detail the circumstances giving rise to such breach, or (ii) the occurrence of any change, effect, event, occurrence, condition or development which (individually or in the aggregate) constitutes a Company Material Adverse Effect; PROVIDED, HOWEVER, that, if such Company Material Adverse Effect is curable by the Company or the Shareholders, as the case may be, through the exercise of their best efforts and the Company or the Shareholders, as the case may be, continues to exercise such best efforts, Merger Sub may not terminate this Agreement under this Section 9.01(f)(ii) unless such Company Material Adverse Effect continues for a period of 30 days from the date on which Merger Sub delivers to the Company or the Shareholders, as the case may be, written notice setting forth in reasonable detail the circumstances giving rise to such Company Material Adverse Effect; or

        (g) by the Company in accordance with Section 7.05(d).

    SECTION 9.02.  METHOD OF TERMINATION; EFFECT OF TERMINATION.

        (a) Any such right of termination hereunder shall be exercised by advance written notice of termination given by the terminating party to the other parties hereto in the manner hereinafter provided in Section 10.02. Any such right of termination shall not be an exclusive remedy hereunder but shall be in addition to any other legal or equitable remedies that may be available to any non-defaulting party hereto arising out of any default hereunder by any other party hereto.

        (b) Except as provided in Section 10.01, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any of the parties hereto or any of their respective officers or directors and all rights and obligations of any party hereto shall cease, except for
    (i) fraud and (ii) as set forth in Section 9.03; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for, or be deemed to waive any rights of specific performance of this Agreement available to a party by reason of, any intentional breach by the other party or parties of this Agreement.

    SECTION 9.03.  FEES AND EXPENSES.

    (a) In the event that it is judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to the remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective reasonable costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as reasonable fees and expenses incident to the negotiation, preparation and execution of this Agreement and the attempted consummation of the Transactions, the related documentation and the shareholders' meetings and consents ("COSTS").

    (b) In the event that this Agreement is terminated (i) pursuant to paragraph 9.01(f) of Section 9.01 due to the intentional breach by the Company or any Shareholder of any representation, warranty, covenant or agreement contained herein, or (ii) pursuant to paragraph (c) of Section 9.01, the Company shall, within five business days of such termination, pay Merger Sub by wire transfer of immediately available funds to an account specified by Merger Sub an amount in cash equal to $1,445,000; PROVIDED, HOWEVER, that the Merger Sub shall have no right to receive any amount pursuant to this Section 9.03(c) if Merger Sub's or Parent's material failure to fulfill any obligation or breach of any representation, warranty or covenant under this Agreement caused or resulted in the termination of this Agreement.

    (c) In the event that this Agreement is terminated by Merger Sub or the Company pursuant to paragraphs (d) or (g) of Section 9.01, the Company shall, within five business days after such termination, pay the Merger Sub by wire transfer of immediately available funds to an account specified by the Merger Sub a payment in an amount equal to $7,225,000; PROVIDED, HOWEVER, that the Merger Sub shall have no right to receive any amount pursuant to this
Section 9.03(c) if Merger Sub's or Parent's material failure to fulfill any obligation or breach of any representation, warranty or covenant under this Agreement caused or resulted in the termination of this Agreement.

    (d) Except as provided in this Section 9.03, all expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; PROVIDED, HOWEVER, that (i) the Company shall bear all expenses related to printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, and (ii) Merger Sub and the Company shall bear equally all expenses incurred by the parties hereto and their respective affiliates, if applicable, in connection with any filing under the HSR Act due to the transactions contemplated herein.

    SECTION 9.04. AMENDMENT. This Agreement may be amended by the parties hereto at any time prior to the Effective Time; PROVIDED, that after the approval and adoption of this Agreement by the stockholders of the Company as contemplated in Section 8.01(a), no amendment may be made which would
(a) change the amount or the type of Merger Consideration to be received by the shareholders of the Company pursuant to the Merger, (b) change any other term or condition of the Agreement if such change would materially and adversely affect the Company or the holders of shares of Company Common Stock or New Preference Stock or (c) without the vote of the stockholders entitled to vote on the matter, change any term of the Certificate of Incorporation of the Company. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

    SECTION 9.05. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered by the other party pursuant hereto and
(c) waive compliance with any agreement or condition to its obligations (other than the conditions set forth in paragraphs (a) and (b) of Section 8.01) contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE X
                               GENERAL PROVISIONS

    SECTION 10.01. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 9.01, as the case may be, except that the agreements set forth in Articles I and II and Sections 7.03(e), 7.06, 7.09, 7.10, 7.12, 7.14, 7.15 and
7.16 shall survive the Effective Time indefinitely, and those set forth in Sections 7.05(d), 7.08, 9.02 and 9.03 and this Article X shall survive termination indefinitely.

    SECTION 10.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

       if to Parent or Merger Sub:
       c/o J. G. Durand Industries
       38 rue Adrien Danvers
       62510 Arques, France
       Telecopy:  33 3 21 95 4774
       Attention:  Mr. Paul Fontaine
       with copies to:
       Kirkland & Ellis
       Citigroup Center
       153 East 53rd Street
       New York, New York 10022
       Telecopy:  (212) 446-4900
       Attention: Frederick Tanne, Esq.

       if to the Company or any Shareholder:
       Mikasa, Inc.
       One Mikasa Drive
       Secaucus, New Jersey 07096
       Telecopy:  (201) 867-2385
       Attention:  General Counsel
       with a copy to:
       Dewey Ballantine LLP
       1301 Avenue of the Americas
       New York, NY 10019
       Telecopy:  (212) 259-6333
       Attention:  Frederick W. Kanner
                 and Richard D. Pritz

       and to
       Cleary, Gottlieb, Steen & Hamilton
       One Liberty Plaza
       New York, NY 10006
       Telecopy:  (212) 225-3999
       Attention:  Victor I. Lewkow, Esq.
                 David Leinwand, Esq.

    SECTION 10.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

        (a) "AFFILIATE" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

        (b) "BENEFICIAL OWNER" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares which such person beneficially owns, as defined in Rule 13d-3 under the Exchange Act;

        (c) "BUSINESS DAY" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York;

        (d) "CODE" means the Internal Revenue Code of 1986, as amended;

        (e) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

        (f) "ENVIRONMENTAL LAWS" means any federal, state or local law, statute, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater of Hazardous Materials; to the treatment, storage, disposal or management of Hazardous Materials; to exposure to toxic, hazardous or other controlled, prohibited or regulated substances; and to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation act, 49 U.S.C. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA");

        (g) "GOVERNMENTAL AUTHORITY" means any United States (federal, state or local), foreign or supra-national Government, or governmental, regulatory or administrative authority, agency or commission;

        (h) "HAZARDOUS MATERIALS" shall mean every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is specifically defined or identified as hazardous or toxic under Environmental Laws or the release of which is specifically regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes:
    "hazardous substances" as defined in CERCLA; "extremely hazardous substances" as defined in EPCRA; "hazardous waste" as defined in RCRA; "hazardous materials" as defined in HMTA; and "chemical substance or mixture" as defined in TSCA;

        (i) "INDEBTEDNESS" means any liability or obligation of the Company or any of its subsidiaries, whether primary or secondary, absolute or contingent for (i) borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, or (iii) secured by Liens on any assets of the Company or any of its subsidiaries;

        (j) "INTELLECTUAL PROPERTY RIGHTS" means all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all mask works; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; and all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related information, marketing materials and all other proprietary rights;

        (k) "KNOWLEDGE" with respect to the Company, means the actual knowledge, after reasonable investigation, of Alfred Blake, Raymond Dingman, Anthony Santarelli, Amy Tunis, and Brenda Flores;

        (l) "LEASED REAL PROPERTY" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Subsidiary that is material to the Company and its subsidiaries taken as a whole;

        (m) "LEASES" means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder;

        (n) "LIEN" shall mean, with respect to any property or asset, any mortgage, pledge, security interest, lien (statutory or other), charge, encumbrance or other similar restrictions or limitations of any kind or nature whatsoever on or with respect to such property or asset;

        (o) "OWNED REAL PROPERTY" means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Subsidiary that is material to the Company and its subsidiaries taken as a whole;

        (p) "OWNED SHARES" means the aggregate shares of Company Common Stock owned beneficially and of record by the Shareholders as of the date hereof (as such number may be reduced as a result of the conversion of shares into New Preference Stock as contemplated by this Agreement);

        (q) "PERMITS" shall mean all franchises, licenses, authorizations, approvals, permits, consents or other rights granted by any Governmental Authority and all certificates of convenience or necessity, immunities, privileges, licenses, concessions, consents, grants, ordinances and other rights, of every character whatsoever required for the conduct of business and the use of properties by the Company as currently conducted or used;

        (r) "PERSON" means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government;

        (s) "REAL PROPERTY" means, with respect to the Company or any subsidiary, as applicable, all of the Owned Real Property and Leased Real Property which is used by any such person in connection with the operation of its business;

        (t) "SUBSIDIARY" or "SUBSIDIARIES" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either above or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

        (u) "SUPPORT AGREEMENT" means that certain Support Agreement, dated as of the date hereof, by and among Merger Sub and the Shareholders in the form of Exhibit F hereto;

        (v) "TAX" or "TAXES" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security (or similar), severance, stamp, unemployment, disability, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not;

        (w) "TAX RETURN" means any declaration, report, claim for refund, return, information report or filing with respect to Taxes, including any schedules or attachments thereto and including any amendments thereof; and

        (x) "TRANSACTIONS" means the Merger, the Preference Amendment and the other transactions contemplated by this Agreement.

    SECTION 10.04. ACCOUNTING TERMS. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

    SECTION 10.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

    SECTION 10.06. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Exhibits, the Merger Sub Disclosure Schedule and the Company Disclosure Statement, which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein), the Support Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, which shall not be unreasonably withheld, except that Merger Sub may assign all or any of its rights and obligations hereunder to any affiliate of Parent or Merger Sub; PROVIDED, that no such assignment shall change the amount or nature of the Merger Consideration or relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

    SECTION 10.07. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

    SECTION 10.08. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

    SECTION 10.09. GOVERNING LAW. The provisions of this agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Delaware (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any mater arising out of, this Agreement may be brought in the United States District Court for the District of Delaware or any other Delaware State court (and in the appropriate appellate courts), and each of the parties hereby (a) consents to the jurisdiction of such courts in any such suit, action or proceeding, (b) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum and
(c) agrees not to bring any action related to this agreement or the transactions contemplated hereby in any other court (except to enforce the judgment of such courts). Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party in the manner provided for notices in Section 10.02 shall be deemed effective service of process on such party. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

    SECTION 10.10. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 10.11. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 10.12. CONSTRUCTION. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

    SECTION 10.13. CAPACITY. No Shareholder shall be deemed to make any agreement or understanding hereunder in his capacity as a director, employee or officer of the Company. Each Shareholder has executed this Agreement solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's shares of Company Common Stock, and no obligation of a Shareholder set forth herein shall limit or affect any actions taken by, or require that any action be taken by, such Shareholder in his capacity as an officer, employee or director of the Company.

    SECTION 10.14. COMPANY DISCLOSURE STATEMENT. The Company Disclosure Statement is qualified in its entirety by reference to the specific provisions of this Agreement, and the matters set forth therein are not intended to constitute, and shall not be construed to constitute, representations or warranties of the Company, except and to the extent provided in this Agreement. Inclusion of information in the Company Disclosure Statement shall not be construed as an admission that such information is material to the Company. Matters disclosed in any numbered section of the Company Disclosure Statement shall be deemed to be disclosed for purposes of all other numbered sections of the Company Disclosure to the extent that it is reasonably apparent that such matter is applicable to such other numbered sections.

                                   * * * * *

    IN WITNESS WHEREOF, Merger Sub, the Shareholders, Parent and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          J. G. DURAND INDUSTRIES

                                          By: /s/ A. IBLED______________________
                                             Name: A. Ibled
                                             Title: President

                                          MOUNTAIN ACQUISITION CORP.

                                          By: /s/ P. DURAND_____________________
                                             Name: P. Durand
                                             Title: Authorized Representative

                                          MIKASA, INC.
                                          By: /s/ AMY TUNIS_____________________
                                             Name: Amy Tunis
                                             Title: Secretary

                                          FOR PURPOSES OF ARTICLES I, V, VIII
                                          AND X AND SECTIONS 7.03, 7.05, 7.07,
                                          7.08, 7.09, 7.12, 7.13, 9.04 AND 9.05
                                          ONLY

                                          SHAREHOLDERS
                                          RAYMOND B. DINGMAN, on behalf of
                                          himself,
                                            and

                                          THE RAYMOND BURNETT DINGMAN
                                            SEPARATE PROPERTY TRUST

                                          /s/ RAYMOND B. DINGMAN________________
                                          Address: c/o One Mikasa Drive,
                                                  Secaucus, New Jersey
                                          07096-1549

                                          ALFRED J. BLAKE
                                          /s/ ALFRED J. BLAKE___________________
                                          Address: c/o One Mikasa Drive,
                                                  Secaucus New Jersey 07096-1549

                                          ANTHONY F. SANTARELLI

                                          /s/ ANTHONY F. SANTARELLI_____________
                                          Address: c/o One Mikasa Drive,
                                                  Secaucus New Jersey 07096-1549

                                          GEORGE T. ARATANI, on behalf of
                                            himself, and

                                          THE GEORGE T. ARATANI AND
                                            SAKAYE I. ARATANI
                                            REVOCABLE LIVING TRUST

                                          /s/ GEORGE T. ARATANI_________________
                                          Address: c/o One Mikasa Drive,
                                                  Secaucus New Jersey 07096-1549

                                                                      APPENDIX B

                               SUPPORT AGREEMENT

    This SUPPORT AGREEMENT, is entered into as of September 10, 2000, among J.
G. Durand Industries, S.A., a societe anonyme organized under the law of France ("DIAMOND"), Mountain Acquisition Corp., a Delaware corporation ("MAC"), and the persons listed on Schedule A hereto (each a "SHAREHOLDER", and, collectively, the "SHAREHOLDERS"). Capitalized terms not otherwise defined herein have the meanings set forth in the Merger Agreement (defined below).

    WHEREAS, Mikasa, Inc., a Delaware corporation (the "COMPANY"), the Shareholders, Diamond and MAC have, simultaneously with the execution and delivery of this Agreement, entered into an Agreement and Plan of Merger (as the same may be amended or supplemented, the "MERGER AGREEMENT") providing for the merger of MAC with and into the Company (the "MERGER"), which Merger Agreement and Merger have been recommended by the Special Committee of the Company's Board of Directors;

    WHEREAS, each Shareholder is the record and beneficial owner of the number of shares of Common Stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK") set forth opposite such Shareholder's name on Schedule A hereto and under the heading "Total Shares" (such shares of the Company Common Stock, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with shares of the Company Common Stock that may be acquired after the date hereof by such Shareholder, including shares of the Company Common Stock issuable upon the exercise of options to purchase the Company Common Stock (as the same may be adjusted as aforesaid), being collectively referred to herein as the "SHARES"); and

    WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Diamond and MAC have requested that the Shareholders enter into this Agreement.

    NOW, THEREFORE, to induce Diamond and MAC to enter into, and in consideration of it entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

    1. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder acting solely in its capacity as a holder of the shares and not as a director or employee of the Company or in any other capacity, hereby, severally and not jointly, represents and warrants to, and agrees with, Diamond and MAC as follows:

        (a) AUTHORITY. The Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Shareholder. This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Diamond and MAC, constitutes a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to creditors rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity). Except for the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and filings with the Securities and Exchange Commission, neither the execution, delivery or performance of this Agreement by the Shareholder nor the consummation by the Shareholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any federal, state, local, municipal or foreign or other government or subdivision, branch, department or agency thereof or any governmental or quasi-governmental authority of any nature, including any court or other tribunal (a "GOVERNMENTAL ENTITY"),
    (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any lien, charge, security interest or other encumbrance of any nature (a "LIEN") upon any of the properties or assets of the Shareholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a "CONTRACT") to which the Shareholder is a party or by which the Shareholder or any of the Shareholder's properties or assets, including the Shareholder's Shares, may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an "ORDER") or any statute, law, ordinance, rule or regulation of any Governmental Entity (a "LAW") applicable to the Shareholder or any of the Shareholder's properties or assets, including the Shareholder's Shares.

        (b) THE SHARES. The Shareholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, and the Shareholder has good and marketable title to such Shares, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements with respect to the ownership, transfer or voting of the Shares, except for any such Liens or proxies arising hereunder. The Shareholder owns of record or beneficially no shares of the Company Common Stock other than such Shareholder's Shares and shares of the Company Common Stock issuable upon the exercise of Company stock options, as set forth on Schedule A hereto.

        (c) MERGER AGREEMENT. The Shareholder understands and acknowledges that Diamond and MAC are entering into the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder covenants and agrees that it will timely perform all of its obligations under the Merger Agreement.

    2. REPRESENTATIONS AND WARRANTIES OF DIAMOND AND MAC. Diamond and MAC hereby jointly and severally represent and warrant to, and agree with, the Shareholders as follows:

        (a) AUTHORITY. Diamond and MAC each have the requisite organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Diamond and MAC and the consummation of the transactions contemplated hereby have been duly authorized by all necessary organizational action on the part of Diamond and MAC. This Agreement has been duly executed and delivered by Diamond and MAC and, assuming this Agreement constitutes a valid and binding obligation of the Shareholders, constitutes a valid and binding obligation of Diamond and MAC enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to creditors rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity). Except for the expiration or termination of the waiting periods under the HSR Act, and filings with the Securities and Exchange Commission, neither the execution, delivery or performance of this Agreement by Diamond or MAC nor the consummation by Diamond or MAC of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
    (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any Lien, upon any of the properties or assets of Diamond or MAC under, any of the terms, conditions or provisions of any Contract to which Diamond or MAC is a party or by which Diamond or MAC or any of their respective properties or assets may be bound or (iii) violate any Order or Law applicable to Diamond or MAC or any of their respective properties or assets.

        (b) SECURITIES ACT. The Shares will be acquired in compliance with, and Diamond and MAC will not offer to sell or otherwise dispose of any Shares so acquired by it in violation of the registration requirements of, the Securities Act of 1933, as amended.

        (c) MERGER AGREEMENT. Diamond and MAC each covenant and agree that it will timely perform all of its obligations under the Merger Agreement.

    3. COVENANTS OF THE SHAREHOLDERS. Each Shareholder, severally and not jointly, to the extent he has the capacity to vote, solely in his capacity as holder of the Shares and not as a director or employee of the Company or in any other capacity, agrees as follows:

        (a) Such Shareholder shall not, except as contemplated by the terms of this Agreement or the Merger Agreement, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of his Shares to any person other than Diamond, MAC or their designees,
    (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to his Shares or
    (iii) take any other action that would in any way materially restrict, limit, interfere with or frustrate the performance of his obligations hereunder or the transactions contemplated hereby.

        (b) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, each Shareholder shall as requested by MAC (including, without limitation, by cooperating with MAC with respect to the proxy granted to MAC pursuant to Section 6 below), vote (or cause to be voted) such Shareholder's Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement. At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the vote, consent or other approval of stockholders of the Company is sought, such Shareholder shall as requested by MAC as provided above vote (or cause to be voted) such Shareholder's Shares against (i) any Competing Transaction (as defined in the Merger Agreement) or (ii) any amendment of the Company's Certificate of Incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement (collectively, "FRUSTRATING TRANSACTIONS").

    4. NOTICE OF ACQUISITION OF ADDITIONAL SHARES. Each Shareholder hereby agrees, while this Agreement is in effect, to promptly notify MAC of the number of any new shares of Company Common Stock acquired by such Shareholder, if any, after the date hereof.

    5.  GRANT OF PROXY COUPLED WITH AN INTEREST; APPOINTMENT OF PROXY.

    (a) Each Shareholder hereby grants to, and appoints, Paul Fontaine, and any other individual who shall hereafter be designated by MAC, such Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote such Shareholder's Shares, or grant a consent or approval in respect of such Shares, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought,
(i) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and (ii) against any Competing Transaction or Frustrating Transaction.

    (b) Each Shareholder represents that any proxies heretofore given in respect of such Shareholder's Shares are not irrevocable, and that all such proxies, if any, are hereby revoked.

    (c) Each Shareholder hereby affirms that the proxy set forth in this
Section 5 is coupled with an interest and is irrevocable until the termination of this Section 5 in accordance with Section 13 hereof. Each Shareholder hereby further affirms that the proxy is given in connection with the execution of the Merger Agreement, and that this proxy is given to secure the performance of the duties of such Shareholder under this Agreement.

    6. FURTHER ASSURANCES. Each Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Diamond or MAC may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Shareholder's Shares as contemplated by Section 3. Diamond and MAC each agree to use reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement and the Merger Agreement (including legal requirements of the HSR Act).

    7.  COMPETING TRANSACTION FEE.

    (a) Each Shareholder agrees, severally and not jointly, that in the event the Company or such Shareholder consummates or participates in a Competing Transaction (including, without limitation, by means of a tender offer) or enters into definitive agreements related to a Competing Transaction at any time during the twelve month period after the termination of the Merger Agreement
(i) pursuant to Sections 9.01(d)(ii) or 9.01(g) of the Merger Agreement or
(ii) pursuant to Sections 9.01(c), 9.01(d)(i) or 9.01(f)(i) of the Merger Agreement (provided that in the case of this clause (ii), a proposal relating to any Competing Transaction has been made to the Company or a Shareholder at or prior to the time of the termination by Diamond and MAC of the Merger Agreement pursuant to Sections 9.01(c), 9.01(d)(i) or 9.01(f)(i) thereof), such Shareholder shall pay to Diamond an amount in cash equal to the Competing Transaction Fee simultaneously with the closing of a Competing Transaction that was consummated or participated in within such twelve month period following the termination of the Merger Agreement or with respect to which a definitive agreement was entered into as described above within such twelve month period following the termination of the Merger Agreement.

    (b) For purposes hereof, the "COMPETING TRANSACTION FEE" shall mean, with respect to each Shareholder, the product of (x) .50, MULTIPLIED BY (y) (1) the total number of Shares owned by such Shareholder as of the time of termination of the Merger Agreement minus (2) the number of Shares (if any) that such Shareholder rolls over in, or otherwise retains following, the Competing Transaction (provided that if the number of Shares to be rolled over or otherwise retained by such Shareholder in the Competing Transaction is greater than the number of Shares to be rolled over by such Shareholder in the Merger, the number of Shares for purposes of this clause (2) shall be the number of Shares to be rolled over by such Shareholder in the Merger), MULTIPLIED BY
(z) the excess, if any, of (1) the highest price per share of Company Common Stock (whether paid to a Shareholder or any other holder of Company Common Stock) paid in such Competing Transaction over (2) $16.50.

    For purposes of clarity, if the Company or any Shareholder enters into any agreement or understanding relating to any Competing Transaction prior to the date which is twelve months after the termination of the Merger Agreement as provided in paragraph (a) above and such Competing Transaction is consummated at anytime thereafter, the Competing Transaction Fee will be payable upon consummation of such Competing Transaction regardless of whether such Competing Transaction is consummated prior to or after the date which is twelve months after the termination of the Merger Agreement as provided in paragraph (a) above. Notwithstanding anything in this Agreement to the contrary, no amount shall be payable by a Shareholder pursuant to this
Section 7 unless and until a Competing Transaction is consummated as described in paragraph (a) above.

    8. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Diamond and MAC shall each have the right to assign its rights, interests and obligations hereunder to any of its affiliates at its sole option and without the prior written consent of the other parties hereto; provided that no such assignment shall relieve Diamond or MAC of its respective obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    9.  GENERAL PROVISIONS.

    (a) PAYMENTS. All payments required to be made to any party to this Agreement shall be made by Wire Transfer to an account designated by the recipient at least one business day prior to such payment.

    (b) EXPENSES. Subject to the terms of the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

    (c) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

    (d) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (i) if to Diamond or MAC, to

           c/o J. G. Durand Industries
           38 rue Adrien Danvers
           62510 Arques, France
           Telecopy:    33 3 21 95 4774
           Attention:    Mr. Paul Fontaine

           with a copy to:

           Kirkland & Ellis
           153 East 53rd Street
           New York, NY 10022
           Telecopy:    (212) 446-4900
           Attention:    Frederick Tanne, Esq.

           and

        (ii) if to a Shareholder, to the address set forth under the name of such Shareholder on Schedule A hereto with a copy to:

           Cleary, Gottlieb, Steen and Hamilton
           One Liberty Plaza
           New York, NY 10006
           Telecopy:    (212) 225-3999
           Attention:   Victor I. Lewkow, Esq.

                        David Leinwand, Esq.

    (e) INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    (g) ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law principles.

    (i) PUBLICITY. Diamond and MAC on the one hand and the Shareholders on the other hand shall consult with each other and the Company before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the Merger Agreement. Prior to the closing of the Merger, Diamond, MAC and the Shareholders shall not issue any such press release or make any such public statement without the prior consent of the other (which consent shall not be unreasonably withheld), except as may be required by Law or any listing agreement with the NYSE or any securities exchange to which Diamond, MAC or the Company is a party and, in such case, shall use reasonable effects to consult with all the parties hereto prior to such release or statement being issued. The parties shall agree on the text of a joint press release by which Diamond, MAC and the Company will announce the execution of this Agreement.

    10. SHAREHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director, employee or officer of the Company makes any agreement or understanding herein in his or her capacity as a director, employee or officer of the Company. Each Shareholder signs solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Shares and nothing herein shall limit or affect any actions taken by, or requires that any actions be taken by, such Shareholder in his capacity as an officer, employee or director of the Company.

    11. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

    12. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    13. TERMINATION. The provisions of Sections 3, 4 and 5 hereof shall terminate automatically and be of no further force and effect on the earlier to occur of (a) the consummation of the Transactions (as defined in the Merger Agreement) and (b) the termination of the Merger Agreement, and the other provisions (including, without limitation, Section 7) of this Agreement shall survive any termination of the Merger Agreement.

                                   *  *  *  *  *

    IN WITNESS WHEREOF, Diamond, MAC and each Shareholder have caused this Agreement to be duly authorized, executed and delivered, all as of the date first written above.

                                          J.G. DURAND INDUSTRIES
                                          By: /s/ A. IBLED______________________
                                          Its: President

                                          MOUNTAIN ACQUISITION CORP.
                                          By: /s/ P. DURAND_____________________
                                          Its: Authorized Representative

                                          SHAREHOLDERS:
                                          RAYMOND B. DINGMAN, on behalf of
                                          himself, and

                                          THE RAYMOND BURNETT DINGMAN AND SUSAN
                                           VOGEL DINGMAN COMMUNITY PROPERTY
                                           TRUST, and

                                          THE RAYMOND BURNETT DINGMAN SEPARATE
                                           PROPERTY TRUST

                                          /s/ RAYMOND B. DINGMAN________________
                                          Address: c/o One Mikasa Drive
                                                Secaucus, New Jersey 07096-1549

                                          ALFRED J. BLAKE

                                          /s/ ALFRED J. BLAKE___________________
                                          Address: c/o One Mikasa Drive
                                                Secaucus, New Jersey 07096-1549

                                          ANTHONY F. SANTARELLI

                                          /s/ ANTHONY F. SANTARELLI_____________
                                          Address: c/o One Mikasa Drive
                                                Secaucus, New Jersey 07096-1549

                                          GEORGE T. ARATANI, on behalf of
                                           himself, and

                                          THE GEORGE T. ARATANI AND SAKAYE I.
                                           ARATANI REVOCABLE LIVING TRUST

                                          /s/ GEORGE T. ARATANI_________________
                                          Address: c/o One Mikasa Drive
                                                Secaucus, New Jersey 07096-1549

                                   SCHEDULE A

                                                                              OPTIONS TO PURCHASE
SHAREHOLDER                                                   COMMON SHARES      COMMON SHARES
-----------                                                   -------------   -------------------
Alfred J. Blake.............................................    3,956,353           247,500

Raymond B. Dingman..........................................            0           497,500

  Raymond Burnett Dingman and Susan Vogel Dingman Community
    Property Trust..........................................      109,845                 0

  Raymond Burnett Dingman Separate Property Trust...........    1,184,192                 0

Anthony F. Santarelli.......................................    1,587,038           240,000

George T. Aratani...........................................            0                 0

  George T. Aratani and Sakaye I. Aratani Revocable Living
    Trust...................................................    2,488,469                 0
                                                                ---------           -------

Total.......................................................    9,325,897           985,000
                                                                =========           =======

                                                                      APPENDIX C

    STOCKHOLDERS' AGREEMENT (this "AGREEMENT"), dated September 10, 2000, between Mikasa, Inc. (the "COMPANY"), J.G. Durand Industries, S.A. (the "MAJORITY STOCKHOLDER") and the persons and trusts listed on Annex A hereto. Each such person listed on Annex A hereto (together with the trust listed on Annex A hereto with respect to such person) is sometimes referred to herein as a "MANAGEMENT STOCKHOLDER" and together, the "MANAGEMENT STOCKHOLDERS."

    WHEREAS, the Company, the Majority Stockholder, the Management Stockholders and Mountain Acquisition Corp., a Delaware corporation ("MERGERCO"), have entered into an Agreement and Plan of Merger, dated the date hereof (the "MERGER AGREEMENT"), providing for the merger of MergerCo with and into the Company, with the Company as the surviving corporation (the "MERGER");

    WHEREAS, immediately following the consummation of the transactions contemplated by the Merger Agreement, the Majority Stockholder and the Management Stockholders will together own all of the shares of the outstanding common stock, par value of $0.01 per share (the "COMMON STOCK"), of the Company (as the surviving corporation in the Merger); and

    WHEREAS, the Company, the Majority Stockholder and each of the Management Stockholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to the shares of Common Stock, whether issued or acquired in connection with the Merger or issued or acquired thereafter, and any securities that may be issued or distributed or be issuable in respect of any such shares of Common Stock by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction (the "SHARES");

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    1.1 DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the meanings set forth below.

    "ACCOUNTING FIRM" has the meaning set forth in Section 3.14(i).

    "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this Agreement, the term "CONTROL," (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

    "AGREEMENT" has the meaning set forth in the recitals hereto.

    "ANNUAL DIVIDEND" has the meaning set forth in Section 3.14(iii).

    "BENEFICIAL OWNER" has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof. The terms "BENEFICIAL OWNERSHIP" and "BENEFICIALLY OWN" shall have correlative meanings.

    "BOARD" has the meaning set forth in Section 8.1.

    "BUSINESS DAY" means any day that is not a Saturday, Sunday or legal holiday in the City of New York.

    "CALL" has the meaning set forth in Section 3.1.

    "CAUSE" means, with respect to the termination of employment of a Senior Manager by the Company, (i) any willful violation by the Senior Manager of this Agreement or his Employment Agreement, if any, that has a material adverse effect on the Company or its Affiliates; (ii) any willful engaging by the Senior Manager, in the Senior Manager's capacity as an employee of the Company, in gross misconduct that has, or is intended to have, a material adverse effect on the Company or its Affiliates; or (iii) any conviction of the Senior Manager of a felony or other serious crime involving moral turpitude; PROVIDED, that any act or failure to act of the Senior Manager shall not be considered "willful" unless done or omitted to be done by the Senior Manager not in good faith and without reasonable belief that the Senior Manager's action or omission was in the best interest of the Company.

    "CHANGE IN MANAGEMENT DATE" means, with respect to a Put or Call exercised pursuant to Section 3.7 or Section 3.8, any date prior to the end of Fiscal Year 2003 on which the employment of the second of two Senior Managers with the Company is terminated for any reason.

    "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    "COMMON STOCK" has the meaning set forth in the recitals hereto.

    "COMPANY" has the meaning set forth in the recitals hereto.

    "CONTROL TRANSACTION" means a transaction resulting in: (i) the JGD Group ceasing to Beneficially Own at least 50% of the Voting Power of the Voting Securities of the Majority Stockholder or the Company then outstanding;
(ii) the Majority Stockholder ceasing to Beneficially Own 50% of the Voting Power of the Voting Securities of the Company; (iii) the merger, consolidation or other business combination of the Majority Stockholder or the Company with any other Person other than, in the case of the Majority Stockholder, any member of the JGD Group; (iv) the Majority Stockholder or the Company selling, leasing or otherwise transferring 50% or more of its assets to any Person(s); or
(v) the liquidation, dissolution or winding-up of the Majority Stockholder or the Company.

    "CONTROL TRANSACTION DATE" means, with respect to any Put exercised pursuant to Section 3.12, any date prior to the end of Fiscal Year 2003 on which a definitive agreement with respect to a Control Transaction is executed or announced.

    "CUMULATIVE NET INCOME PER SHARE" means, with respect to any Fiscal Year, the net after-tax income of the Company (excluding (i) the amortization of any pushed-down goodwill resulting from the Merger, (ii) any ongoing financing or interest charges (including any fees associated therewith) incurred as a result of a change in the Company's pre-Merger capital structure resulting from the Merger and any one time or extraordinary charges resulting from the Merger,
(iii) any one time or extraordinary charges resulting from any acquisition or disposition of a business, Person or assets by the Company or any of its subsidiaries or any merger, consolidation or other business combination involving the Company after the Effective Time other than acquisition or disposition of assets in the ordinary course of business consistent with past practice, (iv) the impact of any change in the Company's accounting policies or procedures and (v) any expense related to the Incentive Compensation Plan) calculated on a cumulative basis with respect to such Fiscal Year and all the Fiscal Years completed prior to such Fiscal Year, if any, beginning with Fiscal Year 2001, divided by the number of Shares of Common Stock issued and outstanding immediately following the Effective Time.

    "DELIVERY DATE" has the meaning set forth in Section 4.2.

    "DISABILITY" means the physical disability or mental incapacity of a Senior Manager which entitles such Senior Manager to benefits under a long term disability plan of the Company or which would entitle such Senior Manager to benefits if he were a participant in such plan or which would otherwise qualify such Senior Manager for social security disability insurance benefits.

    "DIVIDEND GROSS UP" has the meaning set forth in Section 3.14(iii).

    "DRAG-ALONG NOTICE" has the meaning set forth in Section 4.1.

    "DRAG-ALONG SALE" has the meaning set forth in Section 4.1.

    "EFFECTIVE TIME" has the meaning set forth in the Merger Agreement.

    "ELECTED SHARES" has the meaning set forth in Section 5.2.

    "EMPLOYMENT AGREEMENT" means, with respect to a Senior Manager, the Employment Agreement, if any, between him and the Company, dated the date hereof, and/or any subsequent employment agreement mutually agreed upon between such Senior Manager and the Company.

    "EQUITY SECURITIES" of any Person, means any and all common stock, preferred stock and any other class of capital stock of, and any partnership or limited liability company interests in, such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

    "EXCESS PRO RATA PORTION" has the meaning set forth in Section 5.2.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "FAMILY MEMBER" has the meaning set forth in Section 2.4.

    "FIRST SIX MONTHS FISCAL YEAR" has the meaning set forth in Section 3.9.

    "FISCAL YEAR" means a fiscal year of the Company.

    "GENERAL PUT-CALL PRICE" has the meaning set forth in Section 3.9.

    "GOOD REASON" means (i) the assignment to the Senior Manager of any duties or responsibilities which are materially inconsistent with the Senior Manager's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by such Senior Manager's Employment Agreement, if any, or as in effect at the time of expiration of such Employment Agreement, if any, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a significant reduction by the Company in the compensation (including salary and bonuses) and/or benefits provided to the Senior Manager under his Employment Agreement, if any, or as in effect at the time of expiration of such Employment Agreement, if any; (iii) any material breach or violation of any material provision of this Agreement or the Senior Manager's Employment Agreement, if any, by the Company or the Majority Stockholder which is not cured promptly after receipt by the Company or the Majority Stockholder of written notice from the Senior Manager setting forth the specific breach or violation; or (iv) the Company's requiring the Senior Manager to be based at any office or location outside of northern New Jersey.

    "INCENTIVE COMPENSATION PLAN" means the Mikasa, Inc. Incentive Compensation Plan, adopted as of the date hereof.

    "INDEMNIFIED PARTY" shall have the meaning set forth in Section 6.7(ii).

    "INDEMNIFYING PARTY" shall have the meaning set forth in Section 6.7(ii).

    "JGD GROUP" means J.G. Durand Industries, S.A., and its Affiliates.

    "LOSSES" means claims, damages, liabilities, costs (including, without limitation, costs of preparation, investigation and reasonable attorneys' fees and disbursements in connection with any action) and expenses.

    "MAJORITY STOCKHOLDER" has the meaning set forth in the recitals hereto.

    "MANAGEMENT STOCKHOLDER" has the meaning set forth in the recitals hereto.

    "MERGER" has the meaning set forth in the recitals hereto.

    "MERGERCO" has the meaning set forth in the recitals hereto.

    "MERGER AGREEMENT" has the meaning set forth in the recitals hereto.

    "MERGER CONSIDERATION" has the meaning set forth in the Merger Agreement.

    "MINIMUM GUARANTEED AMOUNT" means, with respect to a Share, the sum of
(i) (a) the Merger Consideration (as equitably adjusted to reflect changes in the number of Shares resulting from transactions agreed to by the parties that take place as of, or immediately prior to, the Effective Time) minus (b) the aggregate amount of any dividends in respect of such Share the record date for which is following the Effective Time and prior to the payment of the price for the applicable Put or Call and (ii) the Dividend Gross Up, if any, in respect of such Share.

    "NOMINEE" has the meaning set forth in Section 8.2.

    "NON-ELECTED SHARES" has the meaning set forth in Section 5.2.

    "NOTICE" has the meaning set forth in Section 3.14.

    "OPINION" has the meaning set forth in Section 4.1.

    "OTHER HOLDERS" has the meaning set forth in Section 6.l(ii).

    "OTHER MANAGER" means George F. Aratani.

    "PERIOD ONE" has the meaning set forth in Section 3.12.

    "PERIOD ONE CONTROL TRANSACTION PRICE" has the meaning set forth in
Section 3.12.

    "PERIOD TWO" has the meaning set forth in Section 3.12.

    "PERMITTED TRANSFEREE" has the meaning set forth in Section 2.4.

    "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

    "PIGGYBACK REGISTRATION" means a registration by the Company of Registrable Shares under the Securities Act pursuant to Section 6.1.

    "PRO RATA PORTION" has the meaning set forth in Section 5.2.

    "PUBLIC OFFERING EVENT" has the meaning set forth in Section 9.1.

    "PUT" has the meaning set forth in Section 3.1.

    "REGISTRABLE SHARES" means any Shares; PROVIDED, HOWEVER, that any such securities shall cease to be Registrable Shares to the extent (i) a registration statement with respect to the offer and sale of such securities has been declared effective under the Securities Act and such securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such securities have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act,
(iii) such securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and they may be publicly resold without registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (iv) such securities may be sold by a Management Stockholder pursuant to Rule 144 under the Securities Act (or any similar provision then in force) within any three-month period.

    "RULE 144" means Rule 144 promulgated under the Securities Act.

    "SECOND SIX MONTHS FISCAL YEAR" has the meaning set forth in Section 3.9.

    "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "SELLING HOLDER" means, with respect to a registration statement under the Securities Act in connection with a Piggyback Registration, a holder of Shares whose Registrable Shares are included therein.

    "SENIOR MANAGER" means Alfred J. Blake, Raymond B. Dingman or Anthony F. Santarelli, as the case may be.

    "SHARES" has the meaning set forth in the recitals hereto.

    "TAG-ALONG ALLOTMENT" has the meaning set forth in Section 5.2.

    "TAG-ALONG NOTICE DATE" has the meaning set forth in Section 5.3.

    "TAG-ALONG SALE" has the meaning set forth in Section 5.1.

    "TAG-ALONG SALE DATE" has the meaning set forth in Section 5.3.

    "TAG-ALONG SALE NOTICE" has the meaning set forth in Section 5.3.

    "TARGET CUMULATIVE NET INCOME PER SHARE" means, at the end of (i) Fiscal Year 2001, US$26,000,000, (ii) Fiscal Year 2002, US$52,000,000 and (iii) Fiscal
Year 2003, US$78,000,000, in each case divided by the number of Shares issued and outstanding immediately following the Effective Time; PROVIDED, that in each case, such figures are subject to reasonable adjustment as mutually agreed by the Majority Stockholder, the Company and the Management Stockholders if necessary to preserve the economic benefits to the parties contemplated by this Agreement in the event (a) any transaction or corporate event occurs which affects the Company's capitalization or (b) any other transaction or corporate event (other than the Merger), including without limitation any other transactions with the Majority Stockholder or any of its Affiliates, outside of the ordinary course of business occurs which could reasonably be expected to have a substantial impact on the Company's Cumulative Net Income Per Share.

    "TAXES" has the meaning set forth in Section 3.14(iii).

    "TERMINATING NOMINEE" has the meaning set forth in Section 8.4.

    "TERMINATION DATE" means the date upon which a Senior Manager's employment with the Company is terminated for any reason.

    "TRANSFER" means, with respect to any property, to directly or indirectly sell, hypothecate, give, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of such property, whether for or without consideration, and whether voluntarily or involuntarily or by operation of law.

    "TRANSFEREE" has the meaning set forth in Section 2.1.

    "2003 PUT-CALL PRICE" means, with respect to any Share, the sum of (i) the Minimum Guaranteed Amount plus (ii) the product of 8.7 multiplied by a fraction the numerator of which is (a) and the denominator of which is (b), where
(a) equals the excess, if any, of (A) Cumulative Net Income Per Share for Fiscal Year 2003 over (B) Target Cumulative Net Income Per Share for Fiscal Year 2003 and (b) equals 3.

    "VOTING POWER" means, with respect to any Voting Securities, the aggregate number of votes attributable to such Voting Securities that could generally be cast by the holders thereof for the election of directors or similar managing persons at the time of determination (assuming such election were then being held).

    "VOTING SECURITIES" means, (i) with respect to the Company, the Equity Securities of the Company entitled to vote generally for the election of directors of the Company, (ii) with respect to the Majority Stockholder, the Equity Securities of the Majority Stockholder entitled to vote generally for the election of directors of the Majority Stockholder, and (iii) with respect to any other Person, any securities of or interests in such Person entitled to vote generally for the election of directors or any similar managing person of such Person.

    1.2  CONSTRUCTION AND INTERPRETATION.

    (a) The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular provision of this Agreement.

    (b) Where the context so indicates or requires, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or include the other genders or number, as the case may be.

    (c) Except as otherwise indicated, references herein to any "Article," "Section," "Annex" or "Schedule" mean an Article or Section of, or an Annex or Schedule to, this Agreement, as the case may be. Except as otherwise indicated, references herein to a "party" or the "parties" refers to a party or the parties, as the case may be, to this Agreement.

    (d) Unless otherwise expressly provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding," and the word "within" means "from and excluding a specified date and to and including a later specified date."

    (e) All Annexes and Schedules attached to this Agreement or expressly identified herein are incorporated herein by reference and made a part hereof.

                                   ARTICLE II
                                STOCK TRANSFERS

    2.1 GENERAL RESTRICTIONS ON TRANSFER. The Management Stockholders agree that they will not Transfer any Shares Beneficially Owned by them (or any interest therein) to another Person (any such Person, a "Transferee"), other than in accordance with all applicable provisions of this Agreement. The Company shall not transfer on its books any Shares to any Person if the relevant Transfer is not made in accordance with all applicable provisions of this Agreement, and any purported Transfer in violation hereof shall be null and void ab initio and of no effect.

    2.2 AGREEMENT TO BE BOUND. No Transfer of Shares by a Management Stockholder to a Permitted Transferee shall be effective (and the Company shall not transfer on its books any Shares) unless the certificates representing such Shares issued to the Permitted Transferee shall bear the legend provided in
Section 2.3, if such a legend is required by Section 2.3. By accepting any Transfer of Shares, any Permitted Transferee shall be deemed to have agreed to be bound by the terms of this Agreement and to have accepted the rights and obligations set forth hereunder as if it were the transferor of the relevant Shares, and upon the request of the Company such Permitted Transferee shall execute and deliver to the Company an instrument or instruments in form and substance reasonably satisfactory to the Company and the Majority Stockholder confirming that the Permitted Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth hereunder as if it were the transferor of the relevant Shares.

    2.3 LEGEND. In addition to any other legend which may be required by applicable law, each share certificate representing Shares which are Beneficially Owned by the Management Stockholders shall have endorsed on its face the following legend:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, OR
       (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

       IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT, DATED SEPTEMBER 10, 2000 (THE "STOCKHOLDERS' AGREEMENT"), A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER OF THE SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS SUCH TRANSFER IS MADE IN COMPLIANCE WITH THE TERMS OF SUCH STOCKHOLDERS' AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS SET FORTH IN SUCH STOCKHOLDERS' AGREEMENT.

To the extent the Company shall be satisfied, in its reasonable discretion, that the circumstances or provisions requiring any of the above legends have ceased to be effective, the Company will upon request reissue certificates without the applicable legend or legends.

    2.4 PERMITTED TRANSFERS. Each Management Stockholder may only Transfer Shares (i) on such Management Stockholder's death by bequest or inheritance to such Management Stockholder's executors, administrators, testamentary trustees, heirs, legatees or beneficiaries, (ii) to such Management Stockholder's spouse or such Management Stockholder's lineal descendants (by blood or adoption) (hereinafter, a "FAMILY MEMBER"), (iii) to a trust or custodianship the beneficiaries of which may include only such Management Stockholder or Family Members, (iv) to a trust or foundation which is tax-exempt pursuant to
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and which is organized and operated exclusively for charitable purposes (each Person designated in clauses (i) through (iv), a "PERMITTED TRANSFEREE"), (v) to the Majority Stockholder and any of its Affiliates or (vi) as required by applicable law. Each Management Stockholder may also Transfer Shares in accordance with
Article III, Article IV and Article V hereof.

                                  ARTICLE III
                                PUT-CALL RIGHTS

    3.1 PUT-CALL TERMS. The Majority Stockholder shall have the right (but not the obligation) to purchase the Shares Beneficially Owned by the Management Stockholders (a "Call"), and the Management Stockholders shall have the right (but not the obligation) to cause the Majority Stockholder to purchase such Shares (a "PUT"), at the times, upon the terms and subject to the conditions set forth in this Article III.

    3.2  2003 PUT-CALL.  Notwithstanding any other provision of this
Article III, following the end of Fiscal Year 2003, the Majority Stockholder shall have the right to Call all (but not less than all) of the Shares Beneficially Owned by any one or more Management Stockholders and each Management Stockholder shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Management Stockholder; PROVIDED, that the Notice in respect of each such Call and Put must be given to the Majority Stockholder or Management Stockholder, as applicable, during the sixty-day period following the completion of the audit of the Company's financial statements for Fiscal Year 2003; and PROVIDED, FURTHER, that each such Call and Put shall be exercised for a price per Share equal to the 2003 Put-Call Price.

    3.3 DEATH OR DISABILITY TERMINATION. If, prior to the end of Fiscal Year 2003, a Senior Manager's employment with the Company shall be terminated as a result of his death or Disability, (i) the Majority Stockholder shall have the right to Call all (but not less than all) of the Shares Beneficially Owned by such Senior Manager and (ii) such Senior Manager shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; PROVIDED, that the Notice in respect of each such Call and Put must be given to the Majority Stockholder or Senior Manager, as applicable, during the 180-day period following the Termination Date; and PROVIDED, FURTHER, that each such Call and Put shall be exercised for a price per Share equal to the General Put-Call Price.

    3.4 WITHOUT CAUSE TERMINATION. If, prior to the end of Fiscal Year 2003, a Senior Manager's employment with the Company shall be terminated by the Company without Cause:

        (i) such Senior Manager shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; PROVIDED, that the Notice in respect of such Put must be given to the Majority Stockholder during the sixty-day period following the Termination Date; and PROVIDED, FURTHER, that the Put shall be exercised for a price per Share equal to the General Put-Call Price; and

        (ii) the Majority Stockholder shall have the right to Call all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; PROVIDED, that the Call shall be exercised for a price per Share equal to the General Put-Call Price; and PROVIDED, FURTHER, that the Notice in respect of such Call must be given to such Senior Manager:

           (a) during the sixty-day period following the completion of the audit of the Company's financial statements for Fiscal Year 2001, if the Termination Date occurs during Fiscal Year 2001; PROVIDED, HOWEVER, that the Majority Stockholder shall have no such right to Call such Shares if Cumulative Net Income Per Share for Fiscal Year 2001 is at least 70% of Target Cumulative Net Income Per Share for Fiscal Year 2001;

           (b) during the sixty-day period following the Termination Date, if the Termination Date occurs during the first six months of Fiscal Year 2002; PROVIDED, HOWEVER, that the Majority Stockholder shall have no such right to Call such Shares if Cumulative Net Income Per Share for Fiscal Year 2001 is at least 70% of Target Cumulative Net Income Per Share for Fiscal Year 2001;

           (c) during the sixty-day period following the completion of the audit of the Company's financial statements for Fiscal Year 2002, if the Termination Date occurs during the second six months of Fiscal Year 2002; PROVIDED, HOWEVER, that the Majority Stockholder shall have no such right to Call such Shares if Cumulative Net Income Per Share for Fiscal Year 2002 is at least 75% of Target Cumulative Net Income Per Share for Fiscal Year 2002;

           (d) during the sixty-day period following the Termination Date, if the Termination Date occurs during the first six months of Fiscal Year 2003; PROVIDED, HOWEVER, that the Majority Stockholder shall have no such right to Call such Shares if Cumulative Net Income Per Share for Fiscal Year 2002 is at least 75% of Target Cumulative Net Income Per Share for Fiscal Year 2002; and

           (e) during the sixty-day period following the completion of the audit of the Company's financial statements for Fiscal Year 2003, if the Termination Date occurs during the second six months of Fiscal Year 2003; PROVIDED, HOWEVER, that the Majority Stockholder shall have no such right to Call such Shares if Cumulative Net Income Per Share for Fiscal Year 2003 is at least 85% of Target Cumulative Net Income Per Share for Fiscal Year 2003.

    3.5 GOOD REASON TERMINATION. If, prior to the end of Fiscal Year 2003, a Senior Manager terminates his employment with the Company for Good Reason, such Senior Manager shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; PROVIDED, that the Notice in respect of such Put is given to the Majority Stockholder during the sixty-day period following the Termination Date; and PROVIDED, FURTHER, that such Put shall be exercised for a price per Share equal to the General Put-Call Price.

    3.6 WITHOUT GOOD REASON TERMINATION. If, prior to the end of Fiscal Year 2003, a Senior Manager terminates his employment with the Company without Good Reason, the Majority Stockholder shall have the right to Call all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; PROVIDED, that the Notice in respect of such Call must be given to the Senior Manager during the sixty-day period following the Termination Date; and PROVIDED, FURTHER, that such Call shall be exercised for a price per Share equal to the General Put-Call Price.

    3.7 CHANGE IN SENIOR MANAGEMENT TERMINATION. If, prior to the end of Fiscal Year 2003, any two Senior Managers cease to be employed by the Company for any reason other than as a result of the termination of each such Senior Manager's employment by the Company for Cause, each Other Manager shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Other Manager; PROVIDED, that the Notice in respect of such Put must be given to the Majority Stockholder during the sixty-day period following the Change in Management Date; and PROVIDED, FURTHER, that such Put shall be exercised for a price per Share equal to the General Put-Call Price.

    3.8 CHANGE IN SENIOR MANAGEMENT FOR CAUSE. If, prior to the end of Fiscal Year 2003, any two Senior Managers cease to be employed by the Company as a result of the termination of each such Senior Manager's employment by the Company for Cause, (i) the Majority Stockholder shall have the right to Call all (but not less than all) of the Shares Beneficially Owned by each Other Manager and (ii) each Other Manager shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Other Manager; PROVIDED, that the Notice in respect of each such Call and Put must be given to the Majority Stockholder or Other Manager, as applicable, during the sixty-day period following the Change in Management Date; and PROVIDED, FURTHER, that each such Call and Put shall be exercised for a price per Share equal to the General Put-Call Price.

    3.9 CALCULATION OF THE GENERAL PUT-CALL PRICE. The General Put-Call Price of a Share in respect of a Put or Call exercised pursuant to Section 3.3,
Section 3.4, Section 3.5, Section 3.6, Section 3.7 or Section 3.8 with respect to a Termination Date or Change in Management Date, as applicable, occurring within the first six months of any Fiscal Year shall equal the sum of (i) the Minimum Guaranteed Amount plus (ii) the product of 8.7 multiplied by a fraction, the numerator of which is (a) and the denominator of which is (b), where
(a) equals the excess, if any, of (A) Cumulative Net Income Per Share for the last completed Fiscal Year which began after Fiscal Year 2000 and ended prior to the Termination Date or Change in Management Date, as applicable (the "FIRST SIX MONTHS FISCAL YEAR"), over (B) Target Cumulative Net Income Per Share for the First Six Months Fiscal Year and (b) equals the number of completed Fiscal Years taken into account in the calculation of Cumulative Net Income Per Share pursuant to (A) above.

    The General Put-Call Price of a Share in respect of a Put or Call exercised pursuant to Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7 or
Section 3.8 with respect to a Termination Date or Change in Management Date, as applicable, occurring within the second six months of any Fiscal Year following Fiscal Year 2000 shall equal the sum of (i) the Minimum Guaranteed Amount plus
(ii) the product of 8.7 multiplied by a fraction, the numerator of which is
(a) and the denominator of which is (b), where (a) equals the excess, if any, of
(A) Cumulative Net

Income Per Share for the Fiscal Year in which the Termination Date or Change in Management Date, as applicable, occurs (the "SECOND SIX MONTHS FISCAL YEAR") over (B) Target Cumulative Net Income Per Share for the Second Six Months Fiscal Year and (b) equals the number of completed Fiscal Years taken into account in the calculation of Cumulative Net Income Per Share pursuant to (A) above.

    3.10 FOR CAUSE TERMINATION. If, prior to the end of Fiscal Year 2003, a Senior Manager's employment with the Company shall be terminated by the Company for Cause, the Majority Stockholder shall have the right to Call all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; PROVIDED, that the Notice in respect of such Call must be given to the Senior Manager during the sixty-day period following the Termination Date; and PROVIDED, FURTHER, that such Call shall be exercised for a price per Share equal to the Minimum Guaranteed Amount.

    3.11 FAILURE TO RENEW EMPLOYMENT AGREEMENT. If a Senior Manager and the Company fail to execute an agreement with respect to the employment by the Company of such Senior Manager after December 31, 2002, such Senior Manager shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Senior Manager; PROVIDED, that the Notice in respect of such Put must be given to the Majority Stockholder during the sixty-day period following the completion of the audit of the Company's financial statements for Fiscal Year 2002; and PROVIDED, FURTHER, that such Put shall be exercised for a price per Share equal to the sum of (i) the Minimum Guaranteed Amount plus (ii) the product of 8.7 multiplied by a fraction, the numerator of which is (a) and the denominator of which is (b), where (a) equals the excess, if any, of (A) Cumulative Net Income Per Share for Fiscal Year 2002 over
(B) Target Cumulative Net Income Per Share for Fiscal Year 2002 and (b) equals
2.

    3.12 CONTROL TRANSACTION. Subject to the provisions of Articles IV and V, if, prior to the end of Fiscal Year 2003, a definitive agreement with respect to a Control Transaction is executed or announced, each Management Stockholder shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Management Stockholder; PROVIDED, that the Notice in respect of such Put must be given to the Majority Stockholder either (x) during the sixty-day period following the Control Transaction Date ("PERIOD ONE") or
(y) during the sixty-day period following the completion of the Company's audit for the Fiscal Year in which the Control Transaction Date occurs ("PERIOD TWO"); PROVIDED, HOWEVER, that if the Notice is given to the Majority Stockholder on a day that is within both Period One and Period Two, the Management Stockholder shall determine the period in which the Notice was given; and PROVIDED, FURTHER, that such Put shall be exercised for a price per Share equal to the Minimum Guaranteed Amount plus:

        (i) in the event Notice of such Put is given during Period One, the product of 8.7 multiplied by a fraction, the numerator of which is (a) and the denominator of which is (b), where (a) equals the excess, if any, of
    (A) Cumulative Net Income Per Share for the last completed Fiscal Year which began after Fiscal Year 2000 and ended prior to the Control Transaction Date over (B) Target Cumulative Net Income Per Share for such Fiscal Year and
    (b) equals the number of completed Fiscal Years taken into account in the calculation of Cumulative Net Income Per Share pursuant to (A) above (the "PERIOD ONE CONTROL TRANSACTION PRICE"), or

        (ii) in the event Notice of such Put is given during Period Two, the product of 8.7 multiplied by a fraction, the numerator of which is (a) and the denominator of which is (b), where (a) equals the excess, if any, of
    (A) Cumulative Net Income Per Share for the Fiscal Year in which the Control Transaction occurs over (B) Target Cumulative Net Income Per Share for such Fiscal Year and (b) equals the number of completed Fiscal Years taken into account in the calculation of Cumulative Net Income Per Share pursuant to
    (A) above.

    3.13 PURCHASE RIGHT. Unless otherwise agreed in writing by the applicable Management Stockholder, in the event that any Management Stockholder continues to Beneficially Own Shares on the sixty-first day following the completion of the audit of the Company's financial statements for Fiscal Year 2003 and no Notice has been given pursuant to this Article III or Section 4.5 during the immediately preceding sixty-day period with respect to such Management Stockholder's Shares, all of such Management Stockholder's Shares shall be automatically purchased by the Majority Stockholder within five Business Days thereafter for a price per Share equal to the 2003 Put-Call Price and the aggregate purchase price for such Management Stockholder's Shares shall be paid to such Management Stockholder in a lump sum cash payment on such date of purchase.

    3.14 GENERAL. The parties agree that the following terms shall be applicable to the exercise of a Put or Call pursuant to Section 3.2 through
Section 3.12 and Section 4.5 hereof and any purchase of Shares pursuant to
Section 3.13 hereof:

        (i) The audit of the Company's financial statements for any Fiscal Year shall be completed as soon as reasonably practicable and in no event later than ninety days following the end of the relevant Fiscal Year and must be performed by a nationally recognized accounting firm mutually agreed upon by the Senior Managers, the Company and the Majority Stockholder (the "ACCOUNTING FIRM"); PROVIDED, that if the Senior Managers, the Company and the Majority Stockholder cannot agree upon an accounting firm, the Senior Managers, the Company and the Majority Stockholder shall each appoint a nationally recognized accounting firm which firms shall select a nationally recognized accounting firm which shall then be the Accounting Firm.

        (ii) A party exercising a Put or Call pursuant to this Article III or
    Section 4.5 shall exercise such right by giving to the other party a written notice (the "NOTICE") in accordance with the relevant provisions hereof specifying such party's intent to Put or Call Shares Beneficially Owned by the relevant Management Stockholder. The effective date on which a Put or Call is exercised pursuant to such Notice shall be the tenth Business Day following the later of (a) the date on which such Notice is given to the Majority Stockholder or Management Stockholder, as applicable, and (b) the completion of the audit of the Company's financial statements for the last Fiscal Year with respect to which the exercise price for such Put or Call is calculated, if any; PROVIDED, HOWEVER, that the effective date of exercise of a Put exercised pursuant to Section 4.5 must be prior to the Drag-Along Sale Date. Notwithstanding the prior sentence, the effectiveness of, and the obligation of the Majority Stockholder to honor, the exercise of a Put exercised pursuant to Section 3.12 shall be subject to the consummation of the Control Transaction and the effective date of such Put shall be the later of (x) the date determined pursuant to the immediately preceding sentence and (y) the date of the consummation of the Control Transaction; PROVIDED, HOWEVER, that a Management Stockholder may exercise any other Put right he may have pursuant to this Article III or Section 4.5 prior to the effectiveness of a Put exercised pursuant to Section 3.12 notwithstanding any Notice he may have given under Section 3.12. The aggregate exercise price shall be paid to the relevant Management Stockholder in a lump sum cash payment on the effective date of exercise of a Put or Call pursuant to this Article III or Section 4.5.

        (iii) (a) The term "Dividend Gross Up" means, with respect to a Share, the amount equal to the sum of (A) the excess, if any, of (I) all U.S. federal, state and local income taxes and/or any foreign taxes applicable because of the residence or citizenship of the Management Stockholder ("TAXES") required to be paid by the Management Stockholder with respect to any and all Annual Dividends on such Share over (II) the Taxes the Management Stockholder would have been required to pay if an amount equal to such Annual Dividends had been paid to the Management Stockholder as part of the purchase price for such Share pursuant to the applicable Put or Call and
    (B) an additional amount such that the net amount retained by the Management Stockholder after the payment of all Taxes on the amounts described in this
    Section 3.14(iii) is equal to the amount described in clause (A) of this
    Section 3.14(iii).

            (b) The Dividend Gross Up shall be determined by the Accounting Firm. The tax rate to be used to determine the Dividend Gross Up shall be each Management Stockholder's actual marginal tax rate for each applicable tax year.

            (c) The term "Annual Dividend" means, with respect to a Share, the aggregate dividends received by a Management Stockholder in any one Fiscal Year on or after the Effective Time and prior to the payment of the price for the applicable Put or Call in excess of $.20 per Share (as equitably adjusted to reflect changes in the number of Shares resulting from transactions agreed to by the parties that take place as of, or immediately prior to, the Effective Time).

        (iv) The Management Stockholders, the Majority Stockholder and the Company shall provide the Accounting Firm with all information reasonably required by the Accounting Firm to make any determination required to be made by it under this Agreement. Any assumptions not specified herein required to be used by the Accounting Firm in determining the Dividend Gross Up shall be made by the Accounting Firm in a reasonable manner that is intended to effectuate the purposes of this Agreement. In making such determination, with respect to any matter which is uncertain, the Accounting Firm shall adopt the position which it believes more likely than not would be adopted by the Internal Revenue Service. The Accounting Firm shall provide detailed supporting calculations with respect to its determination to the Company, the Majority Stockholder and the relevant Management Stockholder; provided, that the Accounting Firm shall not provide the Company or the Majority Stockholder with the actual tax returns of the Management Stockholder or any information concerning the Management Stockholder that it is not reasonably necessary for the Company to fully understand the basis for such determination. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm hereunder shall be final, binding and conclusive upon the Company, the Majority Stockholder and the Management Stockholder, absent manifest error.

        (v) Any amounts payable pursuant to this Article III shall be subject to such income or employment tax withholding as may be required under any provision of U.S. federal, state or local tax law or any foreign tax law applicable because of the residence or citizenship of the applicable Management Stockholder, if any.

        (vi) The Accounting Firm shall determine the exercise price with respect to any Put or Call exercised pursuant to Section 3.2 through Section 3.12 and Section 4.5 hereof and the purchase price with respect to any purchase of Shares pursuant to Section 3.13 hereof.

                                   ARTICLE IV
                               DRAG-ALONG RIGHTS

    4.1  DRAG-ALONG RIGHTS.  Subject to the provisions of Section 4.3 and
Section 4.4, if the Majority Stockholder desires to sell more than 85% of the Shares Beneficially Owned by it in good faith to an independent purchaser that is not an Affiliate of the Majority Stockholder in an arms'-length negotiated transaction, and said Transferee desires to acquire all or substantially all of the issued and outstanding Shares upon the same terms and conditions as such Transferee agreed to with the Majority Stockholder, each Management Stockholder agrees to sell (a "DRAG-ALONG SALE"), at the Majority Stockholder's request, a proportion of the Shares Beneficially Owned by him to said Transferee (or to vote all of such Shares in favor of any merger or other transaction which would effect a sale of such Shares and waive all applicable dissenters or similar rights) equal to the proportion of Shares Beneficially Owned by the Majority Stockholder which are to be sold in the relevant transaction as specified in the applicable Drag-Along Notice, at the same price, at the same time and on the same terms and conditions as the Majority Stockholder shall have agreed to with such Transferee with respect to the Majority Stockholder's Shares. In the event a Drag-Along Sale is to be required, the Majority Stockholder shall give written notice (the "DRAG-ALONG NOTICE") of such sale to the Management Stockholders not more than thirty or less than fifteen days prior to the proposed date of the Drag-Along Sale (the "DRAG-ALONG SALE DATE") including (i) the proposed amount of consideration to be received by the Beneficial Owners of Shares, (ii) the name and address of the Transferee, (iii) the date of the proposed Transfer,
(iv) the number of Shares Beneficially Owned as of the close of business on the day immediately prior to the date of delivery of the Drag-Along Notice by the Management Stockholder to whom the notice is sent, (v) confirmation that the Transferee has agreed to purchase the Management Stockholders' Shares in accordance with the terms hereof, (vi) the Opinion and (vii) any other material terms and conditions of the proposed Transfer.

    4.2 DELIVERY OF CERTIFICATES. On the date that is at least one Business Day before the Drag-Along Sale Date (the "DELIVERY DATE"), each Management Stockholder shall deliver a certificate or certificates for all of his Shares to be included in such Drag-Along Sale duly endorsed for Transfer, free and clear of any lien, claim, encumbrance, charge or security interest of any kind to such Transferee in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for such Management Stockholder's Shares.

    4.3 CONSIDERATION. The provisions of this Article IV shall only apply if cash is one of the forms of consideration to be received in the Drag-Along Sale and the Management Stockholder has the right, in his sole discretion, to receive cash as the sole form of consideration he will receive for his Shares.

    4.4 COOPERATION. Each Management Stockholder participating in a Drag-Along Sale shall make commercially reasonable efforts to cooperate in good faith with the Majority Stockholder in connection with the consummation of a Drag-Along Sale; PROVIDED, that a Management Stockholder shall not be required to (i) make any representations or warranties other than standard representations concerning ownership of his Shares or (ii) agree to indemnify any Person except with respect to such Management Stockholder's own actions and disclosures; and PROVIDED, FURTHER, that a Management Stockholder's total liability pursuant to any such indemnity in connection with a Drag-Along Sale shall not exceed the net proceeds received by such Management Stockholder in such Drag-Along Sale.

    4.5 PUT RIGHT. Notwithstanding any other provision of this Article IV, in the event the Majority Stockholder's sale to which the Drag-Along Sale relates would constitute a Control Transaction, each Management Stockholder shall have the right to Put all (but not less than all) of the Shares Beneficially Owned by such Management Stockholder; PROVIDED, that the Notice in respect of such Put must be given to the Majority Stockholder during the period beginning on the date of the Management Stockholder's receipt of the Drag-Along Notice and ending on the fifth Business Day immediately prior to the Delivery Date; and PROVIDED, FURTHER, that the Put shall be exercised for a price per Share equal to the Period One Control Transaction Price.

                                   ARTICLE V
                                TAG-ALONG RIGHTS

    5.1 RIGHT TO PARTICIPATE IN SALE. In the event that the Majority Stockholder shall determine to sell Shares Beneficially Owned by it to a third party or third parties excluding any member of the JGD Group, each Management Stockholder shall have the right to sell in such transaction, on the same terms and conditions as apply to the sale of the Majority Stockholder's Shares (a "TAG-ALONG SALE"), a number of such Management Stockholder's Shares not to exceed such Management Stockholder's Tag-Along Allotment.

    5.2 TAG-ALONG ALLOTMENT. The maximum number of Shares that a Management Stockholder shall be entitled to include in such Tag-Along Sale pursuant to
Section 5.1 (the "TAG-ALONG ALLOTMENT") shall be the sum of (i) the Pro Rata Portion and (ii) the Excess Pro Rata Portion of his Shares. For purposes of this
Article V, "PRO RATA PORTION" shall mean, with respect to Shares Beneficially Owned by a Management Stockholder or Majority Stockholder, as the case may be, a number equal to the product of (a) the total number of such Shares then Beneficially Owned by the Management Stockholder or the Majority Stockholder, as the case may be, and (b) a fraction, the numerator of which shall be the total number of such Shares proposed to be acquired by the Transferee as set forth in the Tag-Along Sale Notice and the denominator of which shall be the total number of such Shares then issued and outstanding (including such Shares proposed to be sold by the Majority Stockholder); PROVIDED, HOWEVER, that any fraction of a Share resulting from such calculation shall be disregarded for purposes of determining the Pro Rata Portion. For purposes of this Article V, "EXCESS PRO RATA PORTION" shall mean, with respect to Shares Beneficially Owned by a Management Stockholder or the Majority Stockholder, as the case may be, a number equal to the product of (x) the number of Non-Elected Shares and (y) a fraction, the numerator of which shall be such Management Stockholder's Pro Rata Portion with respect to such Shares, and the denominator of which shall be the sum of (1) the aggregate Pro Rata Portions with respect to the shares of Common Stock of all of the Management Stockholders that have elected to exercise in full their rights to sell their Pro Rata Portion of Shares, and (2) the Majority Stockholder's Pro Rata Portion of Shares (the aggregate amount of such denominator is hereinafter referred to as the "ELECTED SHARES"). For purposes of this Article V, "NON-ELECTED SHARES" shall mean the excess, if any, of the total number of Shares proposed to be acquired by a Transferee as set forth in the Tag-Along Sale Notice, less the amount of Elected Shares. Notwithstanding the foregoing, if the consummation of the sale by the Majority Stockholder to which the Tag-Along Sale relates would result in the proportion of issued and outstanding Shares Beneficially Owned by the Majority Stockholder equaling less than 50% of the proportion of issued and outstanding Shares Beneficially Owned by the Majority Stockholder immediately following the Effective Time (before application of the provisions of this Section 5.2), each Management Stockholder's Tag-Along Allotment with respect to such Tag-Along Sale shall be deemed to be equal to 100% of the number of Shares Beneficially Owned by such Management Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date.

    5.3 SALE NOTICE. The Majority Stockholder shall provide each Management Stockholder with written notice (the "TAG-ALONG SALE NOTICE") not more than sixty days nor less than twenty days prior to the proposed date (the "TAG-ALONG SALE DATE") of the Tag-Along Sale. Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale and shall set forth (i) the name and address of each proposed Transferee of Shares in the Tag-Along Sale; (ii) the number of Shares proposed to be sold by the Majority Stockholder; (iii) the proposed amount and form of consideration to be paid for such Shares and the terms and conditions of payment offered by the proposed Transferees; (iv) the aggregate number of Shares Beneficially Owned by the Management Stockholder as of the close of business on the day immediately prior to the date of delivery of the Tag-Along Sale Notice (the "TAG-ALONG SALE NOTICE DATE"); (v) the Management Stockholder's Tag-Along Allotment assuming such Management Stockholder elected to include the maximum number of Shares possible in the Tag-Along Sale; (vi) confirmation that the Transferee has been informed of the rights provided for in this Article V and has agreed to purchase Shares in accordance with the terms hereof; and (vii) the Tag-Along Sale Date.

    5.4 TAG-ALONG NOTICE. (i) Any Management Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the "TAG-ALONG NOTICE") to the Majority Stockholder no more than fifteen days after delivery of the Tag-Along Sale Notice. The Tag-Along Notice shall set forth the number of Shares that such Management Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Management Stockholder's Tag-Along Allotment. The Tag-Along Notice given by any Management Stockholder shall constitute such Management Stockholder's binding agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; PROVIDED, HOWEVER, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to a Management Stockholder after such Management Stockholder gives his Tag-Along Notice, then, notwithstanding anything herein to the contrary, such Management Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of the Shares referred to in his Tag-Along Notice. If the Transferee does not consummate the purchase of all of the Shares requested to be included in the Tag-Along Sale by any Management Stockholder on the same terms and conditions applicable to the Majority Stockholder, then the Majority Stockholder shall not consummate the Tag-Along Sale of any of its Shares to such Transferee, unless the Shares of all Management Stockholders and the Majority Stockholder in the

Tag-Along Sale are reduced or limited PRO RATA in proportion to the respective number of Shares actually sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for each Management Stockholder participating therein and the Majority Stockholder.

    (ii) If a Tag-Along Notice from any Management Stockholder is not given to the Majority Stockholder within the fifteen day period specified above, the Majority Stockholder shall have the right to consummate the Tag-Along Sale without the participation of such Management Stockholder, but only on terms and conditions which are no more favorable in any material respect to the Majority Stockholder than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within 120 days of the Tag-Along Sale Notice Date.

    5.5 DELIVERY OF CERTIFICATES. On the Tag-Along Sale Date, each participating Management Stockholder shall deliver a certificate or certificates for the Shares to be sold by such Management Stockholder in connection with the Tag-Along Sale, duly endorsed for transfer free and clear of any lien, claim, encumbrance, charge or security interest of any kind to the Transferee in the manner and at the address indicated in the Tag-Along Notice against delivery of the purchase price for such participating Management Stockholder's Shares.

    5.6 NOT APPLICABLE TO DRAG-ALONG SALES. The provisions of this Article V shall not apply to any transaction in connection with which the Majority Stockholder exercises its rights pursuant to Section 4.1.

    5.7 COOPERATION. Each Management Stockholder participating in a Tag-Along Sale shall make commercially reasonable efforts to cooperate in good faith with the Majority Stockholder in connection with the consummation of the Tag-Along Sale, including, without limitation, by executing an agreement in respect of the Tag-Along Sale containing customary representations, warranties, indemnities and agreements.

    5.8 PUT RIGHT. Notwithstanding any other provision of this Article V, in the event the Majority Stockholder's sale to which the Tag-Along Sale relates would constitute a Control Transaction, each Management Stockholder shall have the right to exercise either his rights pursuant to this Article V, his rights pursuant to Section 3.12 or his rights under both Article V and Section 3.12 (in the latter case, with respect to the Shares not included in the Tag-Along Sale pursuant to Article V), in his sole discretion.

                                   ARTICLE VI
                              REGISTRATION RIGHTS

    6.1 PIGGYBACK REGISTRATION. (i) If the Company at any time proposes to register any securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Shares for a public offering under the Securities Act (other than a registration statement on Form S-4 or Form S-8 or any successor form thereto), the Company shall give written notice of the proposed registration to each Management Stockholder at least fifteen days prior to the filing thereof, and each Management Stockholder shall have the right to request that all or any part of his Registrable Shares of the same class or series of the securities proposed to be registered by the Company be included in such registration by giving written notice to the Company within fifteen days after the delivery of such notice by the Company. If the registration statement is to cover an underwritten offering, such Registrable Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

    (ii) PRIORITY ON PIGGYBACK REGISTRATIONS. If a Piggyback Registration relates to an underwritten primary offering of securities and the underwriters of such offering determine in their good faith judgment that the aggregate number of securities which the Company, the Selling Holders and all other eligible security holders of the Company (the "OTHER HOLDERS") propose to include in such offering exceeds the maximum number of securities that can reasonably be expected to be sold within a price range acceptable to the Company, the Company will include in such registration, first, the securities which the Company proposes to sell and, second, the securities of such Selling Holders and Other Holders on a pro-rata basis among all such Selling Holders and Other Holders, taken together, based on the number of securities of the Company requested to be included by all Selling Holders and Other Holders who have requested that securities owned by them be so included (it being agreed and understood, however, that such managing underwriters shall have the right to eliminate entirely the participation in such offering by all Selling Holders and Other Holders).

    (iii) UNDERWRITERS. Shares proposed to be registered and sold for the account of any Selling Holder pursuant to a Piggyback Registration shall be sold to prospective underwriters selected or approved by the Company, on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Selling Holders and Other Holders participating in such registration, and such prospective underwriters. The Selling Holders shall be permitted to withdraw all or a part of the securities held by such Selling Holders which were to be included in such Piggyback Registration at any time prior to the effective date of the registration.

    (iv) COMPLIANCE. Notwithstanding any other provisions hereof, the Company shall use its best efforts to ensure that (a) any registration statement filed in connection with a Piggyback Registration, and any amendment thereto, and any prospectus forming a part thereof, and any supplement thereto, complies in all material respects with the Securities Act, (b) any registration statement filed in connection with a Piggyback Registration, and any amendment thereto, does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (c) any prospectus forming part of any registration statement filed in connection with a Piggyback Registration, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

    6.2 REGISTRATION STATEMENT. In connection with any Piggyback Registration pursuant to this Agreement, the Company will furnish each Selling Holder and each underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Selling Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in each case including all exhibits, and such other documents as may be reasonably requested, in such quantities as may be reasonably necessary for the purposes of the proposed offer and sale covered by such registration (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement or amendment or post-effective amendment thereto, and each such prospectus or preliminary prospectus or supplement thereto). In connection with any Piggyback Registration, the Company will, at the request of the managing underwriter with respect thereto or, if not an underwritten offering, at the request of the Selling Holders, use its best efforts to register or qualify the Registrable Shares covered by such Piggyback Registration for sale under the securities laws of such states as is required to permit the offer and sale of such Registrable Shares as contemplated by the applicable registration statement and to keep each such registration or qualification effective during the period such registration statement is required to be kept effective and to do such other acts or things reasonably necessary to enable the disposition in such jurisdictions of the securities covered by the applicable registration statement in accordance with the securities laws of such jurisdictions. In connection with any offering of Registrable Shares registered pursuant to this Agreement, the Company shall
(i) furnish each Selling Holder, at the Company's expense and at least three Business Days prior to the sale of any Registrable Shares, with unlegended certificates in a form eligible for deposit with The Depository Trust Company representing ownership of the Registrable Shares which are sold pursuant to the registration statement, in such denominations and registered in such names as the managing underwriter, if any, or such Selling Holder shall reasonably request, and (ii) instruct the transfer agent and registrar of the Shares to release any stop transfer orders with respect to the Registrable Shares so sold.

    6.3 REGISTRATION PROCEDURES. In connection with the Company's obligations to effect a Piggyback Registration pursuant to Section 6.1, the Company will as expeditiously as is practicable:

        (i) prepare and file with the Commission such amendments and post-effective amendments to the registration statement with respect to such Shares and such supplements to the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the offer and sale of all securities covered by such registration statement, in accordance with the terms hereof;

        (ii) cause all Registrable Shares covered by the registration statement to be listed on each securities exchange on which identical securities issued by the Company are then listed or are to be listed if requested by the Selling Holders holding a majority in number of the Registrable Shares covered by such registration statement or the managing underwriters, if any, and cooperate and assist in any filings required to be made with any such securities exchange or other regulatory body in connection therewith or otherwise;

        (iii) notify each Selling Holder and the managing underwriter, if any, promptly (and in any event within two Business Days): (a) when any registration statement, prospectus or any supplement or amendment thereto has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective; (b) of any request by the Commission or any other federal or state governmental authority for any amendments or supplements to any registration statement or prospectus or for additional information; (c) of the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose; (d) if, at any time prior to the closing contemplated by an underwriting agreement entered into in connection with such registration statement, that the representations and warranties of the Company contained in such agreement cease to be true and correct; (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (f) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading; and
    (g) of the Company's reasonable determination that a post-effective amendment to any registration statement would be required;

        (iv) use its best efforts to prevent the issuance of any order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification of any of the Shares included therein for sale in any jurisdiction and, in the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction, use its best efforts to promptly obtain the withdrawal of any such order;

        (v) furnish to each Selling Holder and the managing underwriters, if any, at the Company's expense, one signed copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

        (vi) as promptly as practicable, if required, based on the advice of the Company's counsel, or, if necessary, upon the occurrence of any event contemplated by Section 6.3(iii) hereof, prepare and file a supplement or post-effective amendment to the registration statement, the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

        (vii) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement from and after a date not later than the effective date of such registration statement;

        (viii) use its reasonable best efforts to provide a CUSIP number for the Registrable Shares covered by such registration statement, not later than the effective date of such registration statement;

        (ix) use its reasonable best efforts to (a) obtain opinions of counsel to the Company (which counsel and opinions shall be reasonably satisfactory to the managing underwriters, if any, and the Selling Holders), and updates thereof addressed to the managing underwriters, if any, and the Selling Holders, covering the matters customarily covered in opinions provided in underwritten offerings and such other matters as may be reasonably requested by the underwriters, if any, or the Selling Holders; and (b) obtain "cold comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory to the managing underwriters, if any, and the Selling Holders) from the Company's independent certified public accountants addressed to the Selling Holders and managing underwriters, if any (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings and such other matters as the underwriters, if any, or the Selling Holders shall reasonably request. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder or, if not an underwritten offering, as otherwise reasonably requested by the Selling Holders;

        (x) make available for inspection by a representative of the holders of a majority of the Registrable Shares being sold and any attorneys or accountants retained by such holders (and, to the extent reasonably requested, furnish copies), in connection with the preparation of a registration statement pursuant to this Agreement, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative(s), attorney(s) or accountant(s) in connection with such registration;

        (xi) enter into such agreements reasonably requested by the Selling Holders (including, as applicable, an underwriting agreement in form, scope and substance as is customary in similar offerings and is reasonably satisfactory to the Company) and take all such other customary and reasonable actions in connection therewith (including such customary and reasonable actions as may be requested by the managing underwriters, if any) in order to expedite or facilitate the disposition of the Registrable Shares, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

           (a) make such representations and warranties to the Selling Holders and the underwriters, if any, with respect to the business of the Company and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, if and when reasonably requested; and

           (b) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Shares being included in the registration statement or the managing underwriters, if any, to evidence compliance with clause (a) above and with any provisions contained in the underwriting agreement or other similar agreement entered into by the Company.

    The above shall be done at each closing under such underwriting or similar agreement or, if not an underwritten offering, when otherwise reasonably requested by the Selling Holders.

        (xiii) if requested by the managing underwriter in an underwritten offering of Registrable Shares, use reasonable efforts to cause each holder of ten percent (10%) or more of the securities of the same class as the securities included in such underwritten offering, or any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 promulgated under the Securities Act) of any such securities during the ten days prior to and the ninety days after such underwritten offering has been completed (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing such registration otherwise agree;

        (xiv) if requested, furnish each Selling Holder with a copy (or a reasonable number of copies, as requested) of the registration statement (together with the exhibits thereto) and each amendment thereto prior to the filing thereof with the Commission;

        (xv) if requested by the managing underwriters, if any, or a Selling Holder, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the managing underwriters, if any, or such Selling Holder reasonably requests to be included therein relating to the sale of the Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being sold to underwriters, the purchase price being paid therefor by such underwriters or such Selling Holders and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

        (xvi) upon the occurrence of any event that would cause a registration statement (a) to contain a material misstatement or omission or (b) to be not effective and usable for the offer and sale of Registrable Shares, the Company shall promptly file an amendment to such registration statement, in the case of clause (a), correcting any such misstatement or omission and, in the case of either clause (a) or (b), use its commercially reasonable efforts to cause such amendment to be declared effective and such registration statement to become usable as soon as reasonably practicable thereafter;

        (xvii) otherwise use its reasonable best efforts to (a) comply with all applicable rules and regulations of the Commission and to take all other steps reasonably necessary to effect the registration of the Registrable Shares covered by such registration statement as contemplated hereby, and
    (b) make available to its security holders an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule thereto) no later than forty-five days after the end of any twelve-month period (or ninety days after the end of any twelve-month period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (A) commencing at the end of any fiscal quarter in which Shares are sold to underwriters in a firm commitment or best efforts underwritten offering and (B) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a registration statement, which statements shall cover said twelve-month periods; and

        (xviii) in connection with any underwritten offering, cooperate with all marketing efforts reasonably requested by the managing underwriter or managing underwriters in connection with the sale of the Shares, including, without limitation, participation in a reasonable number of road-show presentations and other marketing activity by members of the Company's senior management and other employees of the Company requested by such managing underwriter or managing underwriters.

    6.4 HOLDBACK AGREEMENTS. The Company and each Management Stockholder agrees, if requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering effected in connection with a Piggyback Registration, not to effect any public sale or distribution of any of the Company's Shares, including a sale pursuant to Rule 144, except as part of such underwritten offering, during the period beginning ten days prior to, and ending one hundred and eighty days after, the closing date of the underwritten offering made pursuant to such registration statement. The foregoing provisions shall not apply to the Company or any holder of Registrable Shares if such Person is prevented by applicable law or regulation from entering into any such agreement; PROVIDED, HOWEVER, that any such Person shall undertake not to effect any public sale or distribution of the class of securities covered by such registration statement (except as part of such underwritten offering) during such period unless it has provided sixty days' prior written notice of such sale or distribution to the managing underwriter.

    6.5 REGISTRATION EXPENSES. All expenses, disbursements and fees incurred by the Company and the Selling Holders in connection with carrying out their obligations under this Article VI, including, but not limited to, (i) the reasonable and documented fees and expenses of one law firm (plus local counsel) for the Selling Holders, (ii) all registration, filing fees and expenses (including fees with respect to filings made with any securities exchange and the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of any securities exchange), (iii) fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters or Selling Holders in connection with blue sky qualifications of the Registrable Shares and determinations of their eligibility for investment under the laws of such jurisdiction as the managing underwriters or holders of a majority of the Registrable Shares being sold may designate), (iv) printing expenses (including printing certificates for the Registrable Shares to be sold and the registration statements and prospectuses), messenger and delivery expenses, duplication, word processing, and telephone expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such registration (including the expenses of any special audit and "cold comfort" letters incident to such registration) and fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Shares which shall be borne by the seller thereof) and other Persons retained by the Company, (vii) internal expenses of the Company, including all salaries and expenses of its officers and employees performing legal or accounting duties, (viii) expenses of any annual audit or quarterly review, including the fees and expenses of any Person, including special experts, retained by the Company with regard to such annual audit or quarterly review,
(ix) the expense of any liability insurance, and (x) the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or to be listed will be borne by the Company regardless of whether a registration statement becomes effective.

    6.6 CONDITIONS TO SELLING HOLDERS' PIGGYBACK REGISTRATION RIGHTS. It shall be a condition of each Selling Holder's rights hereunder that:

        (i) COOPERATION. Such Selling Holder shall cooperate with the Company by supplying information and executing documents relating to such Selling Holder or the securities of the

    Company owned by such Selling Holder in connection with the relevant registration that are reasonably requested by the Company;

        (ii) UNDERTAKINGS. Such Selling Holder shall enter into any undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of any securities exchange or which the Company or the underwriters may reasonably request to otherwise effectuate the offering; and

        (iii) INDEMNIFICATION. Such Selling Holder shall execute and deliver an agreement to indemnify to the fullest extent permitted by law and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, any underwriter (as defined in the Securities Act), and each Person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against such Losses to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed, but only with respect to written information about or pertaining to such Selling Holder furnished by such Selling Holder specifically for inclusion in a registration statement filed in connection with a registration made under this Article VI.

    6.7  INDEMNIFICATION.

    (i) INDEMNIFICATION BY THE COMPANY. In the case of any offering registered under the Securities Act pursuant to this Agreement, the Company agrees to indemnify to the fullest extent permitted by law and hold harmless each Selling Holder against any and all Losses, to which they or any of them may become subject under the Securities Act or any other statute or under common law or otherwise, insofar as any such Losses shall arise out of, be caused by or shall be based upon (a) any untrue statement or alleged untrue statement of a material fact contained in a registration statement relating to the offer or sale of the Registrable Shares covered thereby, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto, including the information deemed part of such registration statement pursuant to Rule 430A promulgated under the Securities
Act), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the indemnification agreement contained in this Section 6.7 shall not apply to such Losses which shall arise from the sale of Registrable Shares to any Person if such Losses shall arise out of, shall be caused by or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, (x) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by and about such Selling Holder specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto; (y) if such untrue statement or omission was made in any preliminary prospectus to the extent that (A) the prospectus corrected such untrue statement or such omission and (B) the Selling Holder was legally required to and failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Selling Holder of Registrable Shares to the Person asserting the claim from which such Losses arise and the Company made the prospectus available to such Selling Holder in accordance with the terms of the Agreement; or (z) if any such Losses arise out of, are caused by or are based upon an untrue statement or omission in the prospectus, to the extent that (A) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (B) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Selling Holder was legally required but failed to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Shares to the Person asserting the claim from which such Losses arise. This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be a party.

    (ii) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnity under this Agreement (an "INDEMNIFIED PARTY") shall give prompt written notice to the party from which such indemnity is sought (the "INDEMNIFYING PARTY") of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been actually and materially prejudiced by such failure. The Indemnifying Party shall have the right exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding to assume, at the Indemnifying Party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED, HOWEVER, that under such circumstances an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof; PROVIDED FURTHER, HOWEVER, that the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless: (a) the Indemnifying Party agrees to pay such fees and expenses; or (b) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (c) the Indemnified Party shall have been advised by counsel that (A) there may be one or more material defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or its Affiliates, or
(B) a conflict of interest likely exists if one counsel represents such Indemnified Party and such Indemnifying Party or its Affiliate, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel which such counsel shall be designated by the Indemnified Party and be reasonably acceptable to the Indemnifying Party) at any time for such Indemnified Party, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding, unless it contains as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance satisfactory to such Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

    (iii)  CONTRIBUTION.  (a) If the indemnification provided for in this
Section 6.7 is unavailable to an Indemnified Party in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations appropriate under the circumstances. The relative fault of such Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

    (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.7 were determined by pro-rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.7, no Indemnifying Party that is a Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Selling Holder from the sale of Shares exceeds the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

    (iv) UNDERWRITING AGREEMENT TO GOVERN. At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Section 6.7; PROVIDED, HOWEVER, that the indemnification provisions of such underwriting agreement as they relate to Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to written information regarding such Selling Holder furnished by such Selling Holders.

    6.8 RULE 144. Following a Public Offering Event, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such holder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Management Stockholder, the Company will deliver to such Management Stockholder a written statement as to whether it has complied with such requirements.

    6.9 TERMINATION OF REGISTRATION RIGHTS. The rights of a Management Stockholder pursuant to this Article VI shall terminate with respect to Shares held by such Management Stockholder to the extent such Shares may be sold by such Management Stockholder pursuant to Rule 144 under the Securities Act (or any similar provision then in force) within any three-month period.

                                  ARTICLE VII
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

    7.1  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company represents and warrants to the Management Stockholders and the Majority Stockholder as follows:

        (i) ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        (ii) AUTHORITY. The Company has full corporate power and authority to execute, deliver and perform all of its obligations under Agreement and to consummate the transactions contemplated hereby.

        (iii) BINDING OBLIGATION. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part, and, assuming the due execution by the party seeking enforcement against the Company, this Agreement constitutes a binding obligation of the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (iv) NO CONFLICT. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which it is subject, (b) violate any order, judgment or decree applicable to it, or (c) conflict with, or result in a breach or default under, any term or condition of its certificate or articles of incorporation or its bylaws or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

    7.2 REPRESENTATIONS AND WARRANTIES OF THE MAJORITY STOCKHOLDER. The Majority Stockholder represents and warrants to each Management Stockholder and to the Company as follows:

        (i) ORGANIZATION. It is a societe anonyme duly organized, validly existing and in good standing under the laws of France.

        (ii) AUTHORITY. It has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

        (iii) BINDING OBLIGATION. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part, and, assuming the due execution by the party seeking enforcement against it, this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (iv) NO CONFLICT. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which it is subject, (b) violate any order, judgment or decree applicable to it, or (c) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws, trust or equivalent governing document or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

        (v) OWNERSHIP OF VCA. The Majority Stockholder is the owner of 50% of the issued and outstanding shares of capital stock of Verrerie Cristallerie D'Arques.

    7.3 REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT STOCKHOLDERS. Each of the Management Stockholders represents and warrants to each other, to the Company and to the Majority Stockholder as follows:

        (i) VALID TRUST. If a trust, the trust agreement creating such trust is a legal, valid and binding trust agreement, and such trust is a valid trust under the laws of the jurisdiction in which it was created.

        (ii) AUTHORITY. If a trust, such trust has the requisite power and authority to execute, deliver, and perform all of its obligations under, this Agreement and to consummate the transactions contemplated hereby.

        (iii) BINDING OBLIGATION. Assuming the due execution by the party seeking enforcement against him, this Agreement constitutes his binding obligation, enforceable against him in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (iv) NO CONFLICT. The execution, delivery and performance of this Agreement by him and the consummation by him of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule or regulation to which he is subject, (b) violate any order, judgment or decree applicable to him, or (c) conflict with, or result in a breach or default under, any term or condition of any material agreement or other material instrument to which he is a party or by which he or his property is bound.

    7.4 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT STOCKHOLDERS AND THE MAJORITY STOCKHOLDER. Each of the Management Stockholders represents and warrants to the Majority Stockholder and to the Company, and the Majority Stockholder represents and warrants to each of the Management Stockholders and the Company that the Shares Beneficially Owned by him or it were acquired for investment only and not with a view to any public distribution thereof, and there is not any current plan or intention on such party's part to offer to sell, exchange or otherwise dispose of the Shares Beneficially Owned by him or it in violation of any of the requirements of the Securities Act.

    7.5 ADDITIONAL AGREEMENTS OF THE COMPANY, THE MAJORITY STOCKHOLDER AND THE MANAGEMENT STOCKHOLDERS.

    (i) Each of the Majority Stockholder and the Company agree to give notice in writing to each of the Other Managers of the termination of employment with the Company of a Senior Manager for any reason no later than three Business Days after the Termination Date.

    (ii) Each of the Majority Stockholder and the Company agree to give notice in writing to each of the Management Stockholders of the execution or announcement of a definitive agreement with respect to a Control Transaction no later than three Business Days after the Control Transaction Date.

    (iii) The Majority Stockholder hereby agrees to guarantee absolutely and unconditionally all of the obligations of the Company to the Management Stockholders under Article III and Section 4.5 of this Agreement irrespective of any circumstances whatsoever which might otherwise constitute a legal or equitable discharge or defense of the liabilities of a surety or guarantor or that otherwise limit recourse against the Majority Stockholder, other than performance; PROVIDED, that the obligations of the Majority Stockholder under this Section 7.5(iii) are independent of the obligations of the Company and a separate action or actions may be brought and prosecuted against the Majority Stockholder whether or not action is brought against the Company and whether or not the Company is joined in any such action or actions.

    (iv) Each of the Majority Stockholder, the Company and each Management Stockholder agree that with respect to any Shares Beneficially Owned by a Management Stockholder which are held in a trust, such Shares shall be treated for all purposes under this Agreement as Shares held directly by such Management Stockholder.

                                  ARTICLE VIII
                               BOARD OF DIRECTORS

    8.1. BOARD COMPOSITION. Commencing as of the Effective Time and so long as any Senior Manager continues to Beneficially Own any Shares, the Senior Managers who then Beneficially Own Shares shall have the right to nominate a number of persons as candidates for election as members of the Board of Directors of the Company (the "BOARD") equal to the number of Senior Managers who then Beneficially Own Shares. The Majority Stockholder shall be entitled to nominate any number of candidates for election in its sole discretion. As used herein, the term "NOMINEES" refers to each person nominated to be elected to the Board. The Majority Stockholder may cause the total number of members of the Board to be increased at any time in its discretion, and the Management Stockholders shall take all necessary actions reasonably requested by the Majority Stockholder to effectuate the foregoing.

    8.2. BOARD ACTION. Except as otherwise expressly provided herein or as required by law, all actions to be taken by the Board will require the affirmative vote of a majority of the members of the Board.

    8.3. ELECTION OF NOMINEES. Each party hereto will use his or its best efforts to cause the Nominees to be elected in any and all elections of directors of the Company held during the period specified in Section 8.1 hereof. Without limiting the generality of the foregoing, each of the Management Stockholders and the Majority Stockholder will vote, grant a consent with respect to, or cause to be voted for the election of the Nominees, in all elections of directors of the Company held, or written consents in lieu thereof given, during the period specified in Section 8.1 hereof, all securities entitled to vote or consent in such election that such Person has the power to vote or with respect to which such Person has the power to grant a consent (or in respect of which such Person has the power to direct the vote or grant a consent) in accordance with the terms of this Section 8.3.

    8.4. VACANCIES. Each Nominee will hold his or her office as a director of the Company until the earlier of (i) the expiration of his or her term as provided in the Company's certificate of incorporation, by-laws or applicable law and (ii) his or her death, resignation, incapacity or removal from the Board in accordance with Section 8.5. If any Nominee designated pursuant to
Section 8.1 ceases to serve as a director of the Company for any reason during his or her term (a "TERMINATING NOMINEE"), a Nominee for the vacancy resulting therefrom may be designated by the party who originally designated the Terminating Nominee.

    8.5. REMOVAL OF NOMINEES. Only the Senior Managers may remove a Nominee designated by the Senior Managers from the Board and only the Majority Stockholder may remove a Nominee designated by the Majority Stockholder from the Board. Any such Nominee may be removed by the Senior Managers or the Majority Stockholder, as applicable, at any time, for any reason. If at any time the Senior Managers or the Majority Stockholder, as applicable, shall desire to have a Nominee removed from the Board pursuant to this Section 8.5, the Senior Managers or the Majority Stockholder, as applicable, shall so notify the Company, and each party hereto shall use its best efforts to take or cause to be taken all such action as may be required to remove such Nominee from the Board.

    8.6. COMMITTEES. Commencing as of the Effective Time and so long as any Senior Manager continues to Beneficially Own any Shares, each committee of the Board established by the Board shall have at least one director designated by the Senior Managers, unless such committee is required by the Company's certificate of incorporation, by-laws or applicable law to be composed entirely of non-executive directors.

    8.7. COMPENSATION. The directors shall not receive any compensation for their services, but shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

                                   ARTICLE IX
                                    GENERAL

    9.1 PUBLIC OFFERING. In the event the Company effects a BONA FIDE offering of Shares to the public (a "PUBLIC OFFERING EVENT"), (i) at the election of a Management Stockholder, the provisions of Article II hereof shall cease to be effective with respect to such Management Stockholder's Shares, (ii) the purchase provisions of Section 3.13 shall cease to be effective with respect to the Shares of the Management Stockholders, (iii) the right of the Majority Stockholder to Call the Shares of any Management Stockholder pursuant to
Article III hereof shall cease to be effective and (iv) the right of each Management Stockholder to Put his Shares to the Majority Stockholder pursuant to
Article III or Section 4.5 hereof shall cease to be effective at the time that more than 50% of the issued and outstanding Shares are held by members of the public unrelated to the Majority Stockholder or any of its Affiliates or any of the Management Stockholders. Upon any Transfer of Shares by a Management Stockholder following any Public Offering Event, any remaining provisions of this Agreement relating to such Shares shall cease to be effective.

    9.2 ANTI-DILUTION ADJUSTMENTS. In the event the Company changes the number of Shares issued and outstanding as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares, issuance of Shares for less than fair value or similar transaction with respect to the issued and outstanding Shares, adjustments shall be made to the provisions set forth herein so as to preserve, as nearly as practicable, the economic benefits to the parties contemplated hereby.

    9.3 RECAPITALIZATION, EXCHANGES, ETC., AFFECTING THE SHARES. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Shares and (ii) any and all Common Stock or any common stock of any successor or assign of the Company which may be issued in respect of, in exchange for, or in substitution for any Shares, as a result of a recapitalization, reclassification, merger, consolidation or other transaction.

    9.4 INJUNCTIVE RELIEF. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would result from a failure by any party to comply with any of the terms of this Agreement. Any party hereto shall, therefore, be entitled to injunctive relief, including specific performance, to enforce the terms of this Agreement, without the posting of any bond. If an action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

    9.5 NOTICES. (i) Except as otherwise expressly provided herein, any and all notices, demands or other communications required or permitted hereunder shall be in writing and shall be made by hand delivery, or by first-class, registered or certified mail with postage prepaid or by facsimile or telecopy, addressed to the relevant party at the address set forth below:

        (a) If to the Company, to:

           Mikasa, Inc.
           One Mikasa Drive
           Secaucus, NJ 07096
           Attention: Chief Executive Officer
                    General Counsel

          with a copy (which shall not constitute notice) to:
           Kirkland & Ellis
           Citigroup Center
           153 East 53rd Street
           New York, New York 10022
           Attention: Frederick Tanne, Esq.
           Telephone: (212) 446-4800
           Facsimile: (212) 446-4900

        (b) If to the Majority Stockholder, to:

           J.G. Durand Industries, S.A.
           38 rue Adrien Danvers
           62510 Arques, France
           Telecopy: 33 3 21 95 4774
           Attention: Mr. Paul Fontaine

          with a copy (which shall not constitute notice) to:

           Kirkland & Ellis
           Citigroup Center
           153 East 53rd Street
           New York, New York 10022
           Attention: Frederick Tanne, Esq.
           Telephone: (212) 446-4800
           Facsimile: (212) 446-4900

        (c) If to any of the Management Stockholders, to the address and/or telephone number set forth below such Management Stockholder's name on the signature pages hereto or to such other address as such Management Stockholder shall have provided.

          with a copy (which shall not constitute notice) to:

           Cleary, Gottlieb, Steen & Hamilton
           One Liberty Plaza
           New York, New York 10006
           Attention: Victor I. Lewkow, Esq.
                    David Leinwand, Esq.

          Telephone:(212) 225-2000
           Facsimile: (212) 225-3999

    (ii) Any party may change its address for notice by notice given to each other party in accordance with the foregoing. No objection may be made to the method of delivery of any notice actually and timely given.

    9.6 PERMITTED TRANSFEREES BOUND. All Shares Beneficially Owned by a Permitted Transferee shall, for all purposes, be subject to the terms of this Agreement, whether or not such Permitted Transferee has executed a consent to be bound by this Agreement. Notwithstanding anything to the contrary contained herein, any Person who purchases Shares from a Management Stockholder pursuant to a Tag-Along Sale or Drag-Along Sale shall not be bound by this Agreement.

    9.7 EFFECTIVENESS; AMENDMENT; WAIVER. Except as otherwise expressly set forth herein, this Agreement may be amended, modified, supplemented or terminated only by a written agreement of the Majority Stockholder, the Company and such Management Stockholders as Beneficially Owned in the aggregate at least 80% of all Shares Beneficially Owned by all Management Stockholders at the time of the execution of such written agreement; PROVIDED, HOWEVER, that all parties hereto agree that this Agreement and all other related agreements (including the Merger Agreement) shall be amended to the extent required in order to provide for the addition of Management Stockholders as parties to this Agreement and such other relevant agreements in accordance with Annex A hereto. Other than this Section 9.7, which shall be effective upon execution of this Agreement, the other provisions of this Agreement shall become effective immediately following the Effective Time and shall not be in full force or effect prior thereto.

    9.8 ADDITIONAL DOCUMENTS; FURTHER ASSURANCES. Each party hereto agrees to execute any and all further documents and writings and to perform such other reasonable actions which may be or become necessary to effect the terms of this Agreement.

    9.9 NO THIRD-PARTY BENEFITS. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective permitted successors and assigns.

    9.10 SUCCESSORS AND ASSIGNS. Except as otherwise expressly set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns; PROVIDED, HOWEVER, (i) neither this Agreement nor any rights or obligations hereunder may be assigned by the Company or the Majority Stockholder, except that the Majority Stockholder may assign its rights and obligations (except its obligations under Section 7.5(iii)) hereunder (including the rights and obligations to purchase Shares and pay the exercise price pursuant to any Put or Call exercised hereunder or the purchase right pursuant to Section 3.13) to the Company or any member of the JGD Group, PROVIDED, that any such assignment shall not relieve the Majority Stockholder of its obligations hereunder, and (ii) no rights or obligations of any Management Stockholder under this Agreement may be transferred or assigned except that any Management Stockholder shall be permitted to transfer its rights and obligations hereunder in connection with a Transfer of Shares made to a Permitted Transferee in compliance with all of the provisions of this Agreement.

    9.11 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, that the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal or unenforceable term, provision, covenant or restriction.

    9.12 INTEGRATION. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

    9.13 GOVERNING LAW. THE RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

    9.14 ATTORNEYS' FEES. If a Management Stockholder prevails in any litigation or arbitration commenced (including any proceedings in a bankruptcy court) between the parties hereto concerning any provision of this Agreement or the rights and duties of any Person hereunder, in addition to such other relief as may be granted, the Majority Stockholder shall reimburse the Management Stockholder for his attorneys' fees and court costs incurred by reason of such litigation or arbitration.

    9.15 HEADINGS. The headings and table of contents in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

    9.16 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    9.17 CONSENT TO JURISDICTION. Each party hereto agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in a court in the State of New York. Each party hereto hereby irrevocably and unconditionally consents and submits to the non-exclusive personal jurisdiction of any court in the State of New York in respect of any such proceeding. Each party hereto consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each party hereto waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of New York and any claim that it may now or hereafter have that any such proceeding in any court in the State of New York has been brought in an inconvenient forum.

    9.18 NO INCONSISTENT AGREEMENTS. No party will hereafter enter into any agreements with respect to the Shares which are inconsistent with or violate or limit in any material respects the rights granted to the other parties in this Agreement.

    9.19 INCLUSION OF TRUSTS. Reference to any Management Stockholder made herein, including by use of the term "him" or the possessive "his" with respect to such Management Stockholder, shall be deemed to include any trust referred to on Annex A hereof with respect to such Management Stockholder. Unless otherwise transferred in accordance with the terms hereof, a Management Stockholder shall be deemed to Beneficially Own any Shares held by any trust referred to on Annex A hereto with respect to such Management Stockholder.

                               *   *   *   *   *   *

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                       MIKASA, INC.

                                                       By:  /s/ AMY TUNIS
                                                            -----------------------------------------
                                                            Name: Amy Tunis
                                                            Title: SECRETARY

                                                       J.G. DURAND INDUSTRIES, S.A.

                                                       By:  /s/ A. IBLED
                                                            -----------------------------------------
                                                            Name: A. Ibled
                                                            Title: PRESIDENT

                                                       MANAGEMENT STOCKHOLDERS

                                                       RAYMOND B. DINGMAN, on behalf of
                                                       himself, and
                                                       THE RAYMOND BURNETT DINGMAN
                                                       SEPARATE PROPERTY TRUST

                                                       /s/ RAYMOND B. DINGMAN
                                                       ---------------------------------------------
                                                       Address: c/o One Mikasa Drive
                                                               Secaucus, New Jersey 07096-1549

                                                       ALFRED J. BLAKE

                                                       /s/ ALFRED J. BLAKE
                                                       ---------------------------------------------
                                                       Address: c/o One Mikasa Drive
                                                               Secaucus, New Jersey 07096-1549

                                                       ANTHONY F. SANTARELLI

                                                       /s/ ANTHONY F. SANTARELLI
                                                       ---------------------------------------------
                                                       Address: c/o One Mikasa Drive
                                                               Secaucus, New Jersey 07096-1549

                                                       GEORGE T. ARATANI, on behalf of himself, and

                                                       THE GEORGE T. ARATANI AND SAKAYE
                                                       I. ARATANI REVOCABLE LIVING TRUST

                                                       /s/ GEORGE T. ARATANI
                                                       ---------------------------------------------
                                                       Address: c/o One Mikasa Drive
                                                               Secaucus, New Jersey 07096-1549

                                                                         ANNEX A

                            MANAGEMENT STOCKHOLDERS

Raymond B. Dingman, together with the
Raymond Burnett Dingman Separate Property
Trust

Alfred J. Blake

Anthony F. Santorelli

George T. Aratani, together with the
George T. Aratani and Sakayi I. Aratani
Revocable Living Trust

Such other stockholders as the Company may determine prior to September 24, 2000 with respect to an aggregate of up to 400,000 Shares.

                                                                      APPENDIX D

                               SECTION 262 OF THE
                        DELAWARE GENERAL CORPORATION LAW

    262. APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

       (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

       (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

       (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections
(d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

       (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or
           (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

       (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares.

           Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest that the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX E

                                              September 10, 2000

Special Committee of the Board of Directors
Mikasa, Inc.
One Mikasa Drive
Secaucus, New Jersey 07096

Members of the Special Committee:

    You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Opinion") to the Special Committee of the Board of Directors as to the fairness, from a financial point of view, to the holders of the common stock of Mikasa, Inc. ("Mikasa"), other than the Roll-over Shareholders (defined below), of the Merger Consideration (defined below) to be received pursuant to the Agreement and Plan of Merger, dated as of September 10, 2000 (the "Merger Agreement"), among Mountain Acquisition Corp. ("Merger Sub"), an entity newly formed by J.G. Durand Industries, S.A. ("Durand"), Mikasa, the Roll-over Shareholders (for purposes of certain of the provisions therein) and Durand. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Mikasa (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.01 per share, of Mikasa (the "Mikasa Common Stock") will be converted into the right to receive $16.50 in cash (the "Merger Consideration"). We have been advised by representatives of Mikasa that certain stockholders will, immediately prior to the consummation of the Merger, convert a certain number of their shares of Mikasa Common Stock as set forth in an Exhibit attached to the Merger Agreement into shares of preferred stock of Mikasa which preferred stock will, immediately after the consummation of the Merger, be convertible into the common stock of the surviving corporation of the Merger (the "Roll-over Shareholders").

    In arriving at our Opinion, we:

    (a) reviewed the Merger Agreement;

    (b) reviewed audited financial statements of Mikasa for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999;

    (c) reviewed unaudited financial statements of Mikasa for the six-month period ended June 30, 2000;

    (d) reviewed financial projections of Mikasa prepared by the management of Mikasa;

    (e) reviewed the historical market prices and trading volume for Mikasa Common Stock;

    (f) held discussions with the senior management of Mikasa with respect to the business and prospects for future growth of Mikasa;

    (g) reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to Mikasa;

    (h) reviewed and analyzed certain publicly available information for transactions that we deemed comparable to the Merger;

    (i) performed discounted cash flow analyses of Mikasa using certain assumptions of future performance provided to us by the management of Mikasa;

    (j) reviewed public information concerning Mikasa; and

    (k) performed such other analyses, reviewed such other information and considered such other factors as we deemed appropriate.

    In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by Mikasa and its employees, representatives and affiliates. With respect to forecasts of the future financial condition and operating results of Mikasa provided to or discussed with us, we assumed, at the direction of the management of Mikasa, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of Mikasa. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities (contingent or otherwise) of Mikasa or affiliated entities. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of Mikasa, or the price at which the Mikasa Common Stock will trade or otherwise be transferable subsequent to announcement of the proposed Merger. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the acquisition of all or a part of Mikasa. We express no view as to, and our Opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Mikasa or the effect of any other transaction in which Mikasa may engage. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

    As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

    We have acted as financial advisor to the Special Committee in connection with the Merger and in rendering this Opinion and will receive a fee for our services, a significant portion of which is payable upon delivery of this Opinion. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of Mikasa for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to the received by the holders of Mikasa Common Stock (other than the Roll-over Shareholders) in the Merger is fair from a financial point of view to such holders. This Opinion is for the use of the Special Committee of the Board of Directors of Mikasa, and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the proposed Merger.

                                          Very truly yours,
                                          /s/ CIBC WORLD MARKETS CORP.
                                          --------------------------------------
                                          CIBC WORLD MARKETS CORP.

                                                                         ANNEX A

                                  MIKASA, INC.
                                ONE MIKASA DRIVE
                        SECAUCUS, NEW JERSEY 07096-1549

                        SPECIAL MEETING OF STOCKHOLDERS
                          MIKASA, INC.          , 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Raymond B. Dingman and Amy Tunis, Esq. and each or either of them, as proxy holders with power to appoint his or her substitute and hereby authorizes the proxy holders to represent and vote, as designated on the reverse side of this proxy card, all the shares of Common Stock of Mikasa, Inc. which the undersigned is entitled to vote at the special meeting of
stockholders to be held on            , 2000 at   :00 a.m. local time or any
adjournment or postponement thereof, upon the matter set forth in the Notice of
Special Meeting dated            , 2000, and the related proxy statement, copies
of which have been received by the undersigned, and in their discretion upon any adjournment or postponement of the meeting.

                /X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

1. To approve and adopt the Agreement and Plan of Merger, dated September 10, 2000, among Mountain Acquisition Corp., the Shareholders Named Therein, Mikasa, Inc. and J.G. Durand Industries, S.A., and the transactions contemplated by the merger agreement, pursuant to which Mountain Acquisition Corp. will be merged into Mikasa, Inc.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

        PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE.

                Please Detach and Mail in the Envelope Provided

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

THIS PROXY WILL BE CONSIDERED A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID REPLY ENVELOPE.

                                             ___________________________________

                                                  SIGNATURE OF STOCKHOLDER

                                             DATE ______________________________

                                             ___________________________________

                                                  SIGNATURE IF HELD JOINTLY

                                             DATE ______________________________
                                          NOTE:  (Please sign exactly as name(s)
                                          appear(s) hereon. Joint tenants should
                                          each sign. Persons signing as
                                          executor, administrator, trustee,
                                          guardian, etc. will please so indicate
                                          when signing.)